Execution Version

Fourth Amendment
To
Credit Agreement
Dated as of March 22, 2021
among
Oasis Midstream Partners LP,
as Parent,
OMP Operating LLC,
as Borrower,
The Guarantors,
Wells Fargo Bank, N.A.,
as Administrative Agent and Issuing Bank,
and
The Lenders Party Hereto

FOURTH AMENDMENT TO CREDIT AGREEMENT

This FOURTH AMENDMENT to Credit Agreement (this “Fourth Amendment”) dated as of March 22, 2021, is among OASIS MIDSTREAM PARTNERS LP, a Delaware limited partnership (the “Parent”); OMP OPERATING LLC, a Delaware limited liability company (the “Borrower”); the other Guarantors listed on the signature pages hereto; each of the Lenders (including each Exiting Lender (as defined below)); and Wells Fargo BANK, N.A. (individually, “Wells Fargo Bank”), as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”) and as the issuing bank (in such capacity, the “Issuing Bank”).
R E C I T A L S:
A.    The Parent, the Borrower, the Administrative Agent, the Issuing Bank and the Lenders are parties to that certain Credit Agreement dated as of September 25, 2017 (as amended, amended and restated, restated, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”), pursuant to which the Lenders have made certain extensions of credit available to and on behalf of the Borrower.
B.    The Parent, the Borrower, Bighorn DevCo LLC, a Delaware limited liability company, and Panther are parties to that certain Guaranty and Security Agreement dated as of September 25, 2017 (as amended, amended and restated, restated, supplemented or otherwise modified prior to the date hereof, the “GSA”).
C.    The Parent, the Borrower, the other Guarantors, the Administrative Agent, the Issuing Bank and the Lenders party hereto desire to amend (i) certain provisions of the Credit Agreement as set forth herein effective as of the Fourth Amendment Signing Date (as defined below), (ii) certain provisions of the Credit Agreement as set forth herein effective as of the Fourth Amendment Effective Date (as defined below), including providing for a decrease in the aggregate amount of the Commitments to $450,000,000 on the Fourth Amendment Effective Date, and (iii) certain provisions of the GSA as set forth herein effective as of the Fourth Amendment Effective Date, in each case subject to the terms and conditions hereof.
NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
Section 1.    Defined Terms. Each capitalized term used herein but not otherwise defined herein has the meaning given such term in the Credit Agreement, as amended by this Fourth Amendment. Unless otherwise indicated, all section references in this Fourth Amendment refer to sections of the Credit Agreement.
Section 2.    Amendments to Credit Agreement as of the Fourth Amendment Signing Date. In reliance on the representations, warranties, covenants and agreements contained in this Fourth Amendment, and subject to the conditions precedent contained in Section 3 hereof, the
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Credit Agreement shall be amended effective as of the Fourth Amendment Signing Date in the manner provided in this Section 2.
2.1    Amendments to Section 1.02 (Certain Defined Terms).
(a)    The following definition contained in Section 1.02 of the Credit Agreement is hereby amended and restated as follows:
        “Agreement” means this Credit Agreement, as amended by the First Amendment, Second Amendment, Third Amendment and Fourth Amendment, and as the same may from time to time be further amended, modified, supplemented or restated.
(b)    The following definitions are hereby added to Section 1.02 of the Credit Agreement where alphabetically appropriate to read as follows:
“2029 Senior Notes” means Senior Notes due 2029 to be issued by the Parent and Finance Sub on the Fourth Amendment Effective Date, as such Senior Notes are more fully described in the copy of the preliminary offering memorandum (if any) and the final offering memorandum (if any) delivered to the Administrative Agent pursuant to Section 3.3 of the Fourth Amendment.
“Additional DevCo Interests” means the Equity Interests in each of Beartooth and Bobcat owned by OMS immediately prior to the Fourth Amendment Effective Date.
“Corp Sub” means OMP DevCo Holdings Corp., a Delaware corporation.
“Finance Sub” means OMP Finance Corp., a Delaware corporation.
“Fourth Amendment” means that certain Fourth Amendment to Credit Agreement, dated as of March 22, 2021 among the Parent, the Borrower, the other Guarantors, the Administrative Agent, the Issuing Bank and the Lenders party thereto.
“Fourth Amendment DevCo Contribution” means the contribution from OMS to the Parent (or the Borrower, as Parent’s designee) of the Additional DevCo Interests, such that after giving effect thereto, Beartooth and Bobcat constitute Wholly-Owned Subsidiaries of the Parent (or the Borrower, as Parent’s designee), in exchange for the Fourth Amendment Distribution and an issuance of the Parent’s common Equity Interests, in each case pursuant to the terms of the Contribution and Simplification Agreement described in Section 7.11 of the Fourth Amendment.
“Fourth Amendment Distribution” means a distribution of cash by the Parent to OMS Holdings (or OAS or OPNA, as its designee) on the Fourth Amendment Effective Date in partial consideration for the Fourth Amendment DevCo Contribution in an amount not to exceed the difference of (i) the net cash
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proceeds of the 2029 Senior Notes received by the Parent minus (ii) the amount of net cash proceeds of the 2029 Senior Notes contributed by the Parent to the Borrower in connection with the Fourth Amendment Transactions.
“Fourth Amendment Effective Date” has the meaning assigned to such term in the Fourth Amendment.
“Fourth Amendment Preferred Equity Investment” means the contribution of certain funds by Corp Sub to Beartooth and Bobcat in exchange for preferred Equity Interests in such entities.
“Fourth Amendment Transactions” means (i) the Fourth Amendment Preferred Equity Investment; (ii) the issuance of the 2029 Senior Notes; (iii) the contribution by the Parent to the Borrower of a portion of the proceeds from such 2029 Senior Notes issuance; (iv) the prepayment of the Loans by the Borrower in no less than the amount necessary to comply with the financial tests described in Section 7.13 of the Fourth Amendment; (v) (1) the Fourth Amendment DevCo Contribution and (2) the contribution of the Additional DevCo Interests by the Parent to the Borrower; (vi) the Fourth Amendment Distribution and issuance of common Equity Interests of Parent to OMS Holdings in exchange for the Fourth Amendment DevCo Contribution; and (vii) the conversion of all of the Incentive Distribution Rights (as defined in the Parent Partnership Agreement as in effect prior to the Fourth Amendment Effective Date) into common Equity Interests in the Parent pursuant to the terms of the Contribution and Simplification Agreement described in Section 7.11 of the Fourth Amendment.
“OMS” means Oasis Midstream Services LLC, a Delaware limited liability company.
        “OMS Holdings” means OMS Holdings LLC, a Delaware limited liability company.
2.2     Amendments to Section 9.01. Section 9.01 is hereby amended as follows:
(a)    Subsection (a)(ii) is amended by replacing the reference to “5.25” therein with “5.00”.
(b)     Subsection (b) is amended by replacing the reference to “3.75” therein with “3.00”.
2.3    Amendment to Section 9.02(i). Section 9.02(i) is hereby amended and restated in its entirety to read as follows:
(i)    unsecured Senior Notes of the Parent, the Borrower and/or Finance Sub and any guarantees thereof and any unsecured Permitted Refinancing Debt and any guarantees thereof; provided that (i) other than with respect to the 2029
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Senior Notes, the Borrower shall have complied with Section 8.01(r), (ii) at the time of incurring such Senior Notes or Permitted Refinancing Debt (A) no Default has occurred and is then continuing and (B) no Default would result after giving effect to the incurrence of such Senior Notes or Permitted Refinancing Debt, as applicable (and any concurrent repayment of Debt with the proceeds of such incurrence, if any), (iii) the Parent and the Borrower are in pro forma compliance with the financial covenants contained in Section 9.01 after giving effect to the issuance of such Senior Notes (provided that the condition set forth in this clause (iii) shall not apply to the issuance of the 2029 Senior Notes on the Fourth Amendment Effective Date), (iv) such Senior Notes or Permitted Refinancing Debt, as applicable, do not have any scheduled principal amortization prior to the date which is one year after the Maturity Date, (v) such Senior Notes or Permitted Refinancing Debt does not mature sooner than the date which is one year after the Maturity Date, (vi) such Senior Notes or Permitted Refinancing Debt and any guarantees thereof are on terms, taken as a whole, at least as favorable to the Borrower and the Guarantors as market terms for issuers of similar size and credit quality given the then prevailing market conditions as determined by the Borrower in good faith (provided that the terms of the 2029 Senior Notes shall be deemed to have met the standard described in this clause (vi) to the extent they are substantially similar to the terms described in the copy of the preliminary offering memorandum (if any) and the final offering memorandum (if any) delivered to the Administrative Agent pursuant to Section 3.3 of the Fourth Amendment), (vii) such Senior Notes or Permitted Refinancing Debt do not have any mandatory prepayment or redemption provisions (other than customary change of control or asset sale tender offer provisions) which would require a mandatory prepayment or redemption in priority to the Indebtedness; provided that if such Senior Notes are issued to finance all or a portion of a Permitted Acquisition or other Investment permitted by Section 9.05, such Senior Notes may contain mandatory prepayment or redemption provisions providing for the repayment or redemption of such Senior Notes in the event that such Permitted Acquisition or other Investment permitted by Section 9.05 is not consummated by a certain date (which date shall not be later than the date that is 90 days after the issuance thereof) in an amount not to exceed the principal amount of such Senior Notes and any accrued interest thereon through the prepayment or redemption; provided that such Senior Notes are issued in escrow pursuant to customary escrow arrangements pending the release thereof upon the consummation of such Permitted Acquisition or Investment, (viii) neither the Parent nor any Subsidiary of the Parent (other than the Borrower or a Guarantor or a Person who becomes a Guarantor in connection therewith) is an obligor under such Debt and (viii) if such Debt is senior subordinated or subordinated Debt, the terms of such Debt provide for customary subordination of such Debt to the Indebtedness.
2.4    Amendment to Section 9.04(a). Section 9.04(a) is hereby amended by (a) deleting the word “and” before clause (vi) and (b) replacing the period at the end thereof with the
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following phrase: “and (vii) the Fourth Amendment Distribution on the Fourth Amendment Effective Date.”.
2.5    Amendment to Section 9.05. Section 9.05 is hereby amended by adding new subsections (p) and (q) at the end thereof to read as follows:
(p)    the Fourth Amendment DevCo Contribution on the Fourth Amendment Effective Date.
        (q)    the Fourth Amendment Preferred Equity Investment; provided that Corp Sub constitutes a Guarantor at the time of such Investment or immediately after giving effect thereto.
2.6    Amendment to Section 9.15. Section 9.15 is hereby amended by adding a new proviso immediately prior to the period at the end thereof to read as follows:
; provided that the Parent shall be permitted to own the Additional DevCo Interests on a temporary basis for the purpose of consummating the Fourth Amendment DevCo Contribution, so long as the Additional DevCo Interests are contributed to the Borrower immediately following such acquisition by Parent.
2.7    Amendment to Section 9.20. Section 9.20 is hereby amended and restated in its entirety to read as follows:
The Parent covenants and agrees with the Administrative Agent and the Lenders that the Parent shall not engage any operating or business activities other than (a) ownership of the Equity Interests in the Borrower, (b) activities incidental to maintenance of its and its Subsidiaries’ corporate existence and the management of the businesses of the Borrower and its Subsidiaries (including the maintenance of the Parent’s existence as a master limited partnership), (c) any public offering of its Equity Interests or any other issuance or sale of its Equity Interests and, in each case, the redemption thereof to the extent permitted hereunder, (d) the performance of its obligations with respect to the Loan Documents and the issuance and performance of any Senior Notes permitted hereunder, (e) payment of taxes and dividends and making contributions to the capital of its direct and indirect Subsidiaries to the extent permitted hereunder, (f) participating in tax, accounting and other administrative matters as a member of the consolidated group of the Parent and its Subsidiaries and the making and filing of any reports required by any Governmental Authority, (g) providing indemnification to officers, managers and directors, (h) the acquisition of Equity Interests of a DevCo to the extent permitted by Section 9.15 and (i) any other activities incidental or reasonably related to the foregoing. For the avoidance of doubt, the Parent shall not (i) incur, create, assume or suffer to exist any Debt or other material liabilities or material financial obligations, except (A) nonconsensual obligations imposed by operation of law, (B) pursuant to any Loan Documents or Senior Notes permitted hereunder, (C) obligations with respect to
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its Equity Interests and (D) any liabilities or financial obligations (other than Debt) permitted to be incurred, created, assumed or in existence pursuant to the other clauses of this Section 9.20, (ii) incur or suffer to exist any Liens on its Properties (now owned or hereafter acquired), except for (A) Excepted Liens and (B) Liens securing the Indebtedness or (iii) own Equity Interests in any Person other than the Borrower and any DevCo to the extent permitted by Section 9.15.
Section 3.    Conditions Precedent. Section 2 of this Fourth Amendment shall become effective as of the date when each of the following conditions is satisfied (or waived in accordance with Section 12.02 of the Credit Agreement) (the “Fourth Amendment Signing Date”):
3.1    Executed Counterparts of Fourth Amendment and Fee Letter. The Administrative Agent shall have received (i) from the Borrower, each Guarantor and the Lenders executed counterparts (in such number as may be requested by the Administrative Agent) of this Fourth Amendment signed on behalf of such Person and (ii) from the Borrower executed counterparts (in such number as may be requested by the Administrative Agent) of a fee letter, dated as of the date hereof, with respect to certain fees to be paid by the Borrower on the Fourth Amendment Effective Date (the “Fourth Amendment Fee Letter”).
3.2    No Default. No Default shall have occurred and be continuing as of the date hereof prior to and after giving effect to the amendments to the Credit Agreement contained in Section 2 of this Fourth Amendment.
3.3    Senior Notes Offering. The Borrower shall have delivered to the Administrative Agent a written notice in connection with the offering of the 2029 Senior Notes, including the amount thereof, the anticipated date of closing and a copy of the preliminary offering memorandum (if any) and the final offering memorandum (if any) and any other material documents relating to such offering of Senior Notes (but with respect to any fees of the agents or arrangers thereunder, to the extent permitted by, and subject to, the confidentiality provisions thereof).
The Administrative Agent is hereby authorized and directed to declare the Fourth Amendment Signing Date to have occurred when it has received documents confirming or certifying, to the satisfaction of the Administrative Agent, compliance with the conditions set forth in this Section 3 or the waiver of such conditions as permitted hereby. Such declaration shall be final, conclusive and binding upon all parties to the Credit Agreement for all purposes.
Section 4.    Amendments to Credit Agreement as of the Fourth Amendment Effective Date. In reliance on the representations, warranties, covenants and agreements contained in this Fourth Amendment, and subject to the conditions precedent contained in Section 7 hereof, effective as of the Fourth Amendment Effective Date (as defined in Section 7 of this Fourth Amendment), the Credit Agreement, as amended by Section 2 of this Fourth Amendment, including all of the annexes, exhibits and schedules attached to the Credit Agreement, shall be further amended and restated in its entirety in the form attached hereto as Exhibit A (the “Amended Credit Agreement”).
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Section 5.    Amendments to GSA as of the Fourth Amendment Effective Date. In reliance on the representations, warranties, covenants and agreements contained in this Fourth Amendment, and subject to the conditions precedent contained in Section 7 hereof, effective as of the Fourth Amendment Effective Date (as defined in Section 7 of this Fourth Amendment), the Lenders hereby consent to the Administrative Agent, the Borrower and the Guarantors amending and restating the GSA in its entirety (including all of the annexes, exhibits and schedules attached to the GSA) in the form of the Amended and Restated Guaranty and Security Agreement attached to the Amended Credit Agreement as Exhibit E-2.
Section 6.    Assignment and Assumption; Exiting Lenders.
6.1    As used in this Fourth Amendment, (i) the term “Existing Lenders” means the collective reference to each Lender party to the Credit Agreement immediately prior to the Fourth Amendment Effective Date; (ii) the term “Exiting Lenders” means the collective reference to each of Capital One, National Association, BBVA USA, ING Capital LLC, Credit Suisse AG, Cayman Islands Branch and Iberiabank, a division of First Horizon Bank; and (iii) the term “Continuing Lenders” means the collective reference to each Existing Lender other than an Exiting Lender.
6.2    Effective as of the Fourth Amendment Effective Date, immediately prior to giving effect to the amendments contained in Section 4 and Section 5 above, each Existing Lender has, in consultation with the Borrower, agreed to, and, for an agreed consideration, does hereby reallocate its respective Commitment and Loans and participations in Letters of Credit, LC Disbursements and Swingline Loans, among other things, to allow each Exiting Lender to sell and assign its Commitment and Loans and participations in Letters of Credit, LC Disbursements and Swingline Loans under the Credit Agreement such that, after giving effect thereto, such Exiting Lender shall cease to be a Lender (the “Reallocation”). On the Fourth Amendment Effective Date, and after giving effect to the Reallocation, (a) the Commitment of each Lender shall be as set forth on Annex I to the Amended Credit Agreement, which Annex I amends and restates Annex I to the Credit Agreement in its entirety (and for the avoidance of doubt, the Commitment of each Exiting Lender shall be $0); and (b) each Exiting Lender shall cease to be a “Lender” for all purposes under the Credit Agreement and the other Loan Documents but shall continue to be entitled to the benefits of Section 5.01, Section 5.02, Section 5.03 and Section 12.03 of the Credit Agreement. Each of the Administrative Agent, each Existing Lender (including, for the avoidance of doubt, each Exiting Lender), the Issuing Bank, each Swingline Lender and the Borrower hereby consents and agrees to the Reallocation. With respect to the Reallocation, each Existing Lender shall be deemed to have sold and assigned its Commitment, Loans and participations in Letters of Credit, LC Disbursements and Swingline Loans, and each Continuing Lender shall be deemed to have acquired the Commitment, Loans and participations in Letters of Credit, LC Disbursements and Swingline Loans allocated to it from each Existing Lender pursuant to the terms and conditions of the Assignment and Assumption attached as Exhibit F to the Credit Agreement (the “Assignment Agreement”), including Annex 1 to the Assignment Agreement (the “Standard Terms and Conditions”) and the Credit Agreement, as if each Existing Lender had executed such Assignment Agreement with respect to the Reallocation, pursuant to which (i) each Continuing Lender shall be an “Assignee”,
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(ii) each Existing Lender shall be an “Assignor” and (iii) the term “Effective Date” shall be the Fourth Amendment Effective Date as defined herein. Such Reallocation shall be without recourse to each Existing Lender and, except as expressly provided in the Assignment Agreement, without representation or warranty by such Lender. On the Fourth Amendment Effective Date, (i) the Administrative Agent shall take the actions specified in Section 12.04(b)(iv) of the Credit Agreement, including recording the Reallocation described herein in the Register and (ii) the Reallocation shall be effective for all purposes of the Credit Agreement. Notwithstanding Section 12.04(b)(ii)(C) of the Credit Agreement, no Continuing Lender shall be required to pay a processing and recordation fee of $3,500 to the Administrative Agent in connection with the Reallocation. The Standard Terms and Conditions are hereby agreed to and incorporated herein by reference and made a part of the terms of the Reallocation pursuant to this Section 6.2 as if set forth herein in full.
Section 7.    Conditions Precedent. Sections 4, 5 and 6 of this Fourth Amendment shall only become effective as of the date when each of the following conditions is satisfied (or waived in accordance with Section 12.02 of the Credit Agreement) (the “Fourth Amendment Effective Date”):
7.1    Guaranty and Security Agreement. The Administrative Agent shall have received from the Borrower, each existing Guarantor and each of Beartooth, Bobcat, Finance Sub and Corp Sub (each, a “New Credit Party”) an executed counterpart (in such number as may be requested by the Administrative Agent) of the Amended and Restated Guaranty and Security Agreement (in the form included as Exhibit E-2 to the Amended Credit Agreement).
7.2    Amendment to Mortgages. The Administrative Agent shall have received from each applicable Credit Party (including each New Credit Party) executed counterparts of an amendment to the existing Mortgages in form and substance reasonably satisfactory to the Administrative Agent and the Borrower.
7.3    Notes. The Administrative Agent shall have received duly executed Notes payable to each Lender that has requested a Note on or prior to the Fourth Amendment Effective Date in a principal amount equal to its Commitment (as amended hereby) dated as of the Fourth Amendment Effective Date.
7.4    Secretary’s Certificates and Resolutions. The Administrative Agent shall have received a certificate of a Responsible Officer of the Parent, the Borrower and each Guarantor (including each New Credit Party) setting forth (a) resolutions of its board of directors or other appropriate governing body with respect to the authorization of the Parent, the Borrower and such Guarantor to execute and deliver this Fourth Amendment and the related Loan Documents to which it is a party and to enter into the transactions contemplated in those documents, (b) the officers of the Parent, the Borrower and such Guarantor who are authorized to sign the Loan Documents to which the Parent, the Borrower or such Guarantor is a party and who will, until replaced by another officer or officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with this Fourth Amendment and the Credit Agreement and the transactions contemplated hereby and thereby, (c) specimen signatures of such authorized
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officers, and (d) the articles or certificate of incorporation and by-laws or other applicable organizational documents of the Parent, the Borrower and such Guarantor, certified as being true and complete. The Administrative Agent and the Lenders may conclusively rely on such certificate until the Administrative Agent receives notice in writing from the Borrower to the contrary.
7.5    Good Standings. The Administrative Agent shall have received certificates of the appropriate state agencies with respect to the existence and good standing of the Parent, the General Partner, the Borrower and each Guarantor (including each New Credit Party) in such Credit Party’s jurisdiction of organization.
7.6    KYC and Beneficial Ownership. Upon the reasonable request of any Lender in writing at least six (6) Business Days prior to the Fourth Amendment Effective Date, the Borrower shall have provided to such Lender by at least three (3) Business days (or such later date as agreed to by the Administrative Agent in its sole discretion) prior to the Fourth Amendment Effective Date, and such Lender shall be reasonably satisfied with, (a) the documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the USA PATRIOT Act and (b) the Beneficial Ownership Regulation.
7.7    Opinion of Counsel. The Administrative Agent shall have received an opinion of Kirkland & Ellis LLP, special counsel to the Borrower, in form and of substance reasonably acceptable to the Administrative Agent.
7.8    Fees and Expenses. The Administrative Agent shall have received all fees and other amounts due and payable by the Credit Parties on or prior to the Fourth Amendment Effective Date including, without limitation, (a) the fees described in the Fourth Amendment Fee Letter and (b) to the extent invoiced at least two (2) Business Days prior to the Fourth Amendment Effective Date, reimbursement or payment of all reasonable out-of-pocket expenses required to be reimbursed or paid by the Borrower pursuant to the Credit Agreement, including, without limitation, the reasonable fees, charges and disbursements of Paul Hastings LLP, as counsel to the Administrative Agent.
7.9    Termination of Intercreditor Agreement. The Administrative Agent shall have received from Wells Fargo Bank, N.A., as administrative agent under the OPNA Credit Facility, Oasis Midstream Services LLC and each New Credit Party an executed counterpart of a termination agreement, in form and substance reasonably satisfactory to the Administrative Agent, terminating that certain Amended and Restated Intercreditor Agreement dated as of November 7, 2017.
7.10    Closing Certificate. The Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower, dated as of, and after giving effect to the occurrence of, the Fourth Amendment Effective Date, confirming on behalf of the Credit Parties that (i) all of the representations and warranties contained in each Loan Document to which it is a party are true and correct in all material respects (or, if already qualified by materiality, Material Adverse Effect or a similar qualification, true and correct in all respects), except to the extent any
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such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties shall continue to be true and correct in all material respects (or, if already qualified by materiality, Material Adverse Effect or a similar qualification, true and correct in all respects) as of such specified earlier date and (ii) no Default or Event of Default then exists.
7.11    Fourth Amendment DevCo Contribution. The Fourth Amendment DevCo Contribution shall have been (or contemporaneously with the Fourth Amendment Effective Date shall be) consummated. The Administrative Agent shall have received a certificate of a Responsible Officer of the Parent and the Borrower, certifying as of the Fourth Amendment Effective Date (a) that the Fourth Amendment DevCo Contribution has been consummated in accordance with applicable law, and in connection therewith, the Borrower has acquired all of the Additional DevCo Interests, (b) that attached thereto are true and complete executed copies of the material documents evidencing the Fourth Amendment DevCo Contribution resulting in each of Beartooth and Bobcat becoming Wholly-Owned Subsidiaries of the Borrower, including the Contribution and Simplification Agreement among OMS Holdings, OMS, the General Partner, the Parent, the Borrower, Corp Sub, Beartooth, Bobcat and OAS, and (c) that the consideration for the Additional DevCo Interests consists solely of (i) the Fourth Amendment Distribution and (ii) common Equity Interests issued by the Parent.
7.12    2029 Senior Notes Issuance. The Parent shall have issued the 2029 Senior Notes in an aggregate principal amount of at least $250,000,000, and the Administrative Agent shall have received a certificate of a Responsible Officer of the Parent, dated as of the Fourth Amendment Effective Date (a) certifying that the terms of such Senior Notes satisfy Section 9.02(i) of the Credit Agreement and (b) attaching a true and complete copy of the indenture governing the 2029 Senior Notes and any other material documents relating to the issuance of the 2029 Senior Notes (but with respect to any fees of the agents or arrangers thereunder, to the extent permitted by, and subject to, the confidentiality provisions thereof).
7.13    Prepayment/Financial Condition. The Borrower shall have prepaid the Loans in a minimum amount such that, immediately after giving effect to such prepayment, the issuance of the 2029 Senior Notes, the Fourth Amendment DevCo Contribution, each other Fourth Amendment Transaction and any other transaction occurring on the Fourth Amendment Effective Date, (a) the unused Commitments (for the avoidance of doubt, after giving effect to the reduction of Commitments on the Fourth Amendment Effective Date) under the Credit Agreement shall be greater than or equal to $100,000,000 and (b) the Consolidated Total Leverage Ratio shall be no greater than 3.25 to 1.00 (calculated (x) using (i) Total Net Debt (as defined in the Amended Credit Agreement) as of the Fourth Amendment Effective Date and (ii) EBITDA (as defined in the Amended Credit Agreement) for the Rolling Period (as defined in the Amended Credit Agreement) most recently ended for which financial statements are available and (y) after giving pro forma effect to the Fourth Amendment Transactions as if the Fourth Amendment Transactions had occurred on the first day of such Rolling Period, such pro forma adjustments to be acceptable to Administrative Agent and the Borrower). The Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower, dated as of the
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Fourth Amendment Effective Date, demonstrating compliance with clause (b) of the foregoing sentence.
7.14    Updated Schedules. The Borrower shall have delivered an updated version of each of Schedules 7.14 and 7.18 to the Credit Agreement with respect to the matters set forth in Section 7.14 and 7.18 of the Credit Agreement (as amended hereby) as of the Fourth Amendment Effective Date.
7.15    Effectiveness of Second Amendment to OPNA Credit Facility. The Second Amendment Effective Date (as such term is defined in the Second Amendment to Credit Agreement, dated as of March 22, 2021 among OPNA, as borrower, the other credit parties thereto, Wells Fargo Bank, N.A., as administrative agent, and the lenders party thereto) shall have occurred or shall occur concurrently with the Fourth Amendment Effective Date.
The Administrative Agent is hereby authorized and directed to declare the Fourth Amendment Effective Date to have occurred when it has received documents confirming or certifying, to the satisfaction of the Administrative Agent, compliance with the conditions set forth in this Section 7 or the waiver of such conditions as permitted hereby. Such declaration shall be final, conclusive and binding upon all parties to the Credit Agreement for all purposes. Notwithstanding anything to the contrary contained herein, if the Fourth Amendment Effective Date does not occur on or prior to 11:59 p.m. (Houston time) on May 3, 2021, then none of the conditions contained in this Section 7 shall be deemed to be satisfied, and the Fourth Amendment Effective Date shall not occur (and for the avoidance of doubt, Sections 4, 5 and 6 of this Fourth Amendment shall be of no force or effect).
Section 8.    Miscellaneous.
8.1    Confirmation and Effect. The provisions of the Credit Agreement, as amended by this Fourth Amendment, shall remain in full force and effect following the effectiveness of this Fourth Amendment. Each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or any other word or words of similar import shall mean and be a reference to the Credit Agreement as amended hereby, and each reference in any other Loan Document to the Credit Agreement or any word or words of similar import shall be and mean a reference to the Credit Agreement as amended hereby.
8.2    No Waiver. Neither the execution by the Administrative Agent or the Lenders of this Fourth Amendment, nor any other act or omission by the Administrative Agent or the Lenders or their officers in connection herewith, shall be deemed a waiver by the Administrative Agent or the Lenders of any Defaults or Events of Default which may exist, which may have occurred prior to the date of the effectiveness of the Fourth Amendment or which may occur in the future under the Credit Agreement and/or the other Loan Documents. Similarly, nothing contained in this Fourth Amendment shall directly or indirectly in any way whatsoever either: (a) impair, prejudice or otherwise adversely affect the Administrative Agent’s or the Lenders’ right at any time to exercise any right, privilege or remedy in connection with the Loan Documents with respect to any Default or Event of Default, (b) except as expressly provided herein, amend or alter any provision of the Credit Agreement, the other Loan
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Documents, or any other contract or instrument, or (c) constitute any course of dealing or other basis for altering any obligation of the Borrower or any right, privilege or remedy of the Administrative Agent or the Lenders under the Credit Agreement, the other Loan Documents, or any other contract or instrument.
8.3    Ratification and Affirmation; Representations and Warranties. Each Credit Party hereby (a) acknowledges the terms of this Fourth Amendment; (b) ratifies and affirms its obligations under, and acknowledges its continued liability under, each Loan Document to which it is a party and agrees that each Loan Document to which it is a party remains in full force and effect as expressly amended hereby and (c) represents and warrants to the Lenders that as of the date hereof, after giving effect to the execution of this Fourth Amendment: (i) all of the representations and warranties contained in each Loan Document to which it is a party are true and correct in all material respects (or, if already qualified by materiality, Material Adverse Effect or a similar qualification, true and correct in all respects), except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties shall continue to be true and correct in all material respects (or, if already qualified by materiality, Material Adverse Effect or a similar qualification, true and correct in all respects) as of such specified earlier date and (ii) no Default or Event of Default has occurred and is continuing.
8.4    Counterparts. This Fourth Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of this Fourth Amendment by facsimile or other electronic transmission (e.g., “pdf” or “tif”), including via Docusign or other similar electronic signature technology shall be effective as delivery of a manually executed counterpart hereof.
8.5    No Oral Agreement. This Fourth Amendment, the Credit Agreement and the other Loan Documents executed in connection herewith and therewith represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous, or unwritten oral agreements of the parties. There are no subsequent oral agreements between the parties.
8.6    GOVERNING LAW. THIS FOURTH AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
8.7    Payment of Expenses. In accordance with Section 12.03 of the Credit Agreement, the Borrower agrees to pay or reimburse the Administrative Agent for all of its reasonable out-of-pocket costs and reasonable expenses incurred in connection with this Fourth Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of Paul Hastings LLP, as counsel to the Administrative Agent.
8.8    Severability. Any provision of this Fourth Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the
12

extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
8.9    Successors and Assigns. This Fourth Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
8.10    Loan Document. This Fourth Amendment shall constitute a “Loan Document” under and as defined in Section 1.02 of the Credit Agreement.
8.11    No Novation. The parties hereto agree that this Fourth Amendment does not in any way constitute a novation of the existing Credit Agreement, but is an amendment of the Credit Agreement.
[Signatures Begin Next Page]
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IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to be duly executed as of the date first written above.

BORROWER:    OMP OPERATING LLC

By: /s/ Richard Robuck
Name:    Richard Robuck
Title: Senior Vice President and Chief Financial
Officer

GUARANTORS:    OASIS MIDSTREAM PARTNERS LP

By: /s/ Richard Robuck
Name:    Richard Robuck
Title: Senior Vice President and Chief Financial
Officer

    BIGHORN DEVCO LLC

By: /s/ Richard Robuck
Name:    Richard Robuck
Title: Senior Vice President and Chief Financial
Officer

    PANTHER DEVCO LLC

By: /s/ Richard Robuck
Name:    Richard Robuck
Title: Senior Vice President and Chief Financial
Officer

Signature Page to Fourth Amendment to Credit Agreement
(OMP Operating LLC)

ADMINISTRATIVE AGENT,
ISSUING BANK AND LENDER:    WELLS FARGO BANK, N.A.,
as Administrative Agent, Issuing Bank, Swingline Lender and as a Lender

By: /s/ Andrew Ostrov
Name: Andrew Ostrov
Title: Director

Signature Page to Fourth Amendment to Credit Agreement
(OMP Operating LLC)

LENDERS:    CITIBANK, N.A., as a Lender

By: /s/ Cliff Vaz
Name: Cliff Vaz
Title: Vice President

Signature Page to Fourth Amendment to Credit Agreement
(OMP Operating LLC)

JPMORGAN CHASE BANK, N.A., as a Lender and a Swingline Lender

By: /s/ Anson Williams
Name: Anson Williams
Title: Authorized Signatory
Signature Page to Fourth Amendment to Credit Agreement
(OMP Operating LLC)

LENDERS:    ROYAL BANK OF CANADA, as a Lender

By: /s/ Grace Garcia
Name: Grace Garcia
Title: Authorized Signatory

Signature Page to Fourth Amendment to Credit Agreement
(OMP Operating LLC)

CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK BRANCH, as a Lender

By: /s/ Trudy Nelson
Name: Trudy Nelson
Title: Authorized Signatory

By: /s/ Scott W. Danvers
Name: Scott W. Danvers
Title: Authorized Signatory

Signature Page to Fourth Amendment to Credit Agreement
(OMP Operating LLC)

CAPITAL ONE, NATIONAL ASSOCIATION, as Exiting Lender

By: /s/ Matthew Brice
Name: Matthew Brice
Title: Duly Authorized Signatory
Signature Page to Fourth Amendment to Credit Agreement
(OMP Operating LLC)

BBVA USA, as Exiting Lender

By: /s/ Mark H. Wolf
Name: Mark H. Wolf
Title: Senior Vice President

Signature Page to Fourth Amendment to Credit Agreement
(OMP Operating LLC)

CITIZENS BANK, N.A., as a Lender

By: /s/ Kelly Graham
Name: Kelly Graham
Title: Vice President

Signature Page to Fourth Amendment to Credit Agreement
(OMP Operating LLC)

ING CAPITAL LLC, as Exiting Lender

By: /s/ Scott Lamoreaux
Name: Scott Lamoreaux
Title: Director

By: /s/ Lauren Gutterman
Name: Lauren Gutterman
Title: Vice President
Signature Page to Fourth Amendment to Credit Agreement
(OMP Operating LLC)

BOKF, NA dba BANK OF TEXAS,
as a Lender

By: /s/ Clayton W. Williford
Name: Clayton W. Williford
Title: Assistant Vice President

Signature Page to Fourth Amendment to Credit Agreement
(OMP Operating LLC)

TRUIST BANK, as a Lender

By: /s/James Giordano
Name: James Giordano
Title: Managing Director

Signature Page to Fourth Amendment to Credit Agreement
(OMP Operating LLC)

COMERICA BANK, as a Lender

By: /s/ Britney P. Geidel
Name: Britney P. Geidel
Title: Relationship Manager, AVP

Signature Page to Fourth Amendment to Credit Agreement
(OMP Operating LLC)

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Exiting Lender

By: /s/ Nupur Kumar
Name: Nupur Kumar
Title: Authorized Signatory

By: /s/ Brady Bingham
Name: Brady Bingham
Title: Authorized Signatory

Signature Page to Fourth Amendment to Credit Agreement
(OMP Operating LLC)

GOLDMAN SACHS BANK USA, as a Lender

By: /s/ Jacob Elder
Name: Jacob Elder
Title: Authorized Signatory
Signature Page to Fourth Amendment to Credit Agreement
(OMP Operating LLC)

IBERIABANK, a division of First Horizon Bank, as Exiting Lender

By: /s/ Stacy Goldstein
Name: Stacy Goldstein
Title: Senior Vice President
Signature Page to Fourth Amendment to Credit Agreement
(OMP Operating LLC)

MORGAN STANLEY BANK, N.A., as a Lender

By: /s/ Michael King
Name: Michael King
Title: Authorized Signatory

Signature Page to Fourth Amendment to Credit Agreement
(OMP Operating LLC)

REGIONS BANK, as a Lender

By: /s/ Katie Hammons
Name: Katie Hammons
Title: Vice President

Signature Page to Fourth Amendment to Credit Agreement
(OMP Operating LLC)

ZIONS BANCORPORATION, N.A. dba AMEGY BANK, as Exiting Lender

By: /s/ John Moffitt
Name: John Moffitt
Title: Senior Vice President

Signature Page to Fourth Amendment to Credit Agreement
(OMP Operating LLC)

MIZUHO BANK, LTD., as a Lender

By: /s/ Edward Sacks
Name: Edward Sacks
Title: Authorized Signatory

Signature Page to Fourth Amendment to Credit Agreement
(OMP Operating LLC)

EXHIBIT A
CREDIT AGREEMENT

[see attached]

CREDIT AGREEMENT

DATED AS OF

SEPTEMBER 25, 2017

AMONG

OASIS MIDSTREAM PARTNERS LP,
AS PARENT,

OMP OPERATING LLC,
AS BORROWER,

WELLS FARGO BANK, N.A.,
AS ADMINISTRATIVE AGENT

AND
THE LENDERS PARTY HERETO
SOLE LEAD ARRANGER AND SOLE BOOKRUNNER
WELLS FARGO SECURITIES, LLC
JPMORGAN CHASE BANK, N.A., AS SYNDICATION AGENT

ANNEXES, EXHIBITS AND SCHEDULES

TABLE OF CONTENTS

Annex I    List of Commitments
Exhibit A    Form of Note
Exhibit B    Form of Borrowing Request
Exhibit C    Form of Interest Election Request
Exhibit D    Form of Compliance Certificate
Exhibit E-1    Security Instruments
Exhibit E-2    Form of Guaranty and Security Agreement
Exhibit F    Form of Assignment and Assumption
Exhibit G    Form of Commitment Increase Certificate

Exhibit H    Form of Additional Lender Certificate
Exhibit I-1    Form of U.S. Tax Compliance Certificate (Foreign Lenders; Not Partnerships)
Exhibit I-2    Form of U.S. Tax Compliance Certificate (Foreign Participants; Not Partnerships)
Exhibit I-3    Form of U.S. Tax Compliance Certificate (Foreign Participants; Partnerships)
Exhibit I-4    Form of U.S. Tax Compliance Certificate (Foreign Lenders; Partnerships)
Schedule 7.05    Litigation
Schedule 7.06    Environmental Matters
Schedule 7.14    Subsidiaries
Schedule 7.18    Material Contracts
Schedule 7.19    Swap Agreements
Schedule 7.27    Flood Insurance Related Matters
Schedule 9.02    Debt
Schedule 9.05    Investments

THIS CREDIT AGREEMENT dated as of September 25, 2017, is among: Oasis Midstream Partners LP, a Delaware limited partnership (the “Parent”); OMP Operating LLC, a Delaware limited liability company (the “Borrower”); each of the Lenders from time to time party hereto; and Wells Fargo Bank, N.A. (in its individual capacity, “Wells Fargo”), as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”); and JPMorgan Chase Bank, N.A., as syndication agent for the Lenders (the “Syndication Agent”).
R E C I T A L S
A.    The Parent and the Borrower have requested that the Lenders provide certain loans to and extensions of credit on behalf of the Borrower.
B.    The Lenders have agreed to make such loans and extensions of credit subject to the terms and conditions of this Agreement.
C.    In consideration of the mutual covenants and agreements herein contained and of the loans, extensions of credit and commitments hereinafter referred to, the parties hereto agree as follows:
Article I
Definitions and Accounting Matters

Section 1.01    Terms Defined Above. As used in this Agreement, each term defined above has the meaning indicated above.
Section 1.02    Certain Defined Terms. As used in this Agreement, the following terms have the meanings specified below:
“2029 Senior Notes” means Senior Notes due 2029 issued by the Parent and Finance Sub on the Fourth Amendment Effective Date, as such Senior Notes are more fully described in the offering memorandum delivered to the Administrative Agent pursuant to Section 3.3 of the Fourth Amendment.
“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.
“Act” has the meaning set forth in Section 12.16.
“Additional DevCo Interests” means the Equity Interests in each of Beartooth and Bobcat owned by OMS immediately prior to the Fourth Amendment Effective Date.
“Additional Lender” has the meaning assigned to such term in Section 2.06(c)(i).

“Additional Lender Certificate” has the meaning assigned to such term in Section 2.06(c)(ii)(G).
“Adjusted LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to the LIBO Rate for such Interest Period multiplied by the Statutory Reserve Rate.
“Administrative Agent” has the meaning assigned such term in the introductory paragraph.
“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affected Loans” has the meaning assigned such term in Section 5.05(a).
“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
“Agents” means, collectively, the Administrative Agent, the Syndication Agent and any other agent for the Lenders from time to time appointed under this Agreement.
“Agreement” means this Credit Agreement, as amended by the First Amendment, Second Amendment, Third Amendment and Fourth Amendment, and as the same may from time to time be further amended, modified, supplemented or restated.
“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 1⁄2 of 1.00% and (c) the Adjusted LIBO Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1.00%. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate, respectively.
“Anti-Corruption Laws” means all state or federal laws, rules, and regulations applicable to the Parent, Borrower or any of their respective Subsidiaries from time to time concerning or relating to bribery or corruption, including the FCPA.
“Anti-Money Laundering Laws” means any and all laws, statues, regulations or obligatory government orders, decrees, ordinances or rules related to terrorism financing or money laundering (including, without limitation, the USA Patriot Act, the Money Laundering Control Act of 1986, the Bank Secrecy Act, the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), and the rules and regulations promulgated thereunder) of the jurisdictions in which the Borrower or any of its Subsidiaries operates or in which the proceeds of the Loans or Letters of Credit will be used in connection with the operations of the Parent, the Borrower or any of their respective Subsidiaries.
“Applicable Margin” means, for any day, with respect to any ABR Loan or Eurodollar Loan, or with respect to the Commitment Fee Rate, as the case may be, the rate per annum set forth in the grid below based upon the Consolidated Total Leverage Ratio, determined as provided below in this definition:

Level	Consolidated Total Leverage Ratio	Eurodollar Loans	ABR Loans or Swingline Loans	Commitment Fee Rate
1	Less than or equal to 3.00 to 1.00	2.250%	1.250%	0.375%
2	Greater than 3.00 to 1.00 but less than or equal to 3.50 to 1.00	2.500%	1.500%	0.375%
3	Greater than 3.50 to 1.00 but less than or equal to 4.00 to 1.00	2.750%	1.750%	0.500%
4	Greater than 4.00 but less than or equal to 4.50 to 1.00	3.000%	2.000%	0.500%
5	Greater than 4.50 to 1.00	3.250%	2.250%	0.500%

For purposes of this definition, the Consolidated Total Leverage Ratio shall be calculated quarterly, as of the last day of each fiscal quarter of the Borrower. Each change in the Applicable Margin resulting from a calculation of the Consolidated Total Leverage Ratio shall become effective on and after the date on which financial statements for such fiscal quarter and a compliance certificate showing such calculation are delivered to the Lenders pursuant to Section 8.01(a), (b) or (c) and shall remain in effect until the next such financial statements and compliance certificate are so delivered; provided, however, that (x) if at any time the Parent and the Borrower fail to deliver any financial statements or a compliance certificate required by Section 8.01(a), (b) or (c), as applicable, then, for the period commencing on the date of such failure and ending on the date on which such financial statements and/or compliance certificate is delivered, the “Applicable Margin” means the rate per annum set forth on the grid when the Consolidated Total Leverage Ratio is at level “5” in the grid set forth above and (y) subject to the foregoing clause (x), for the period commencing on the Fourth Amendment Effective Date and until the date on which the financial statements and compliance certificate for the fiscal quarter ending on March 31, 2021 are delivered pursuant to Section 8.01(b) and (c), the “Applicable Margin” means the rate per annum set forth on the grid when the Consolidated Total Leverage Ratio is at level “2” in the grid set forth above. In the event that any financial statement or compliance certificate delivered pursuant to Section 8.01(a), (b) or (c) is shown to be inaccurate (regardless of whether this Agreement or the Commitments are in effect when such inaccuracy is discovered), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin for any period (an “Applicable Period”) than the Applicable Margin applied for such Applicable Period, and only in such case, then the Parent and the Borrower shall immediately (i) deliver to the Administrative Agent a corrected compliance certificate for such Applicable Period, (ii) determine the Applicable Margin for such Applicable Period based upon the corrected compliance certificate, and (iii) immediately pay to the Administrative Agent the accrued additional interest owing as a result of such increased Applicable Margin for such Applicable Period, which payment shall be promptly applied by the Administrative Agent in accordance with Section 4.01(a). The preceding sentence is in addition to rights of the Administrative Agent and Lenders with respect to Section 3.02(d), Section 10.01 and Section 10.02 and other of their respective rights under this Agreement.
“Applicable Percentage” means, with respect to any Lender, the percentage of the aggregate Commitments represented by such Lender’s Commitment (or, if the Commitments have terminated or expired, the percentage of the aggregate Revolving Credit Exposure represented by such Lender’s Revolving Credit Exposure at such time); provided that in the case of Section 2.09 when a Defaulting Lender shall exist, “Applicable Percentage” as used in such Section 2.09 shall mean the percentage of the Commitments (disregarding any Defaulting Lender’s Commitments) represented by such Lender’s Commitments (or, if the Commitments have terminated or expired, the “Applicable Percentage” shall be determined based upon the aggregate Revolving Credit Exposure then in effect, disregarding any Defaulting Lender’s Revolving Credit Exposure, and the percentage of such aggregate Revolving Credit Exposure represented by such Lender’s Revolving Credit Exposure at such time).
“Applicable Period” has the meaning set forth in the definition of “Applicable Margin”.
“Approved Counterparty” shall mean any Person who, with respect to a Swap Agreement, is (a) a Secured Swap Party, or (b) any other Person whose issuer rating or long term senior unsecured debt ratings at the time of entry into such Swap Agreement is A-/A3 by S&P or Moody’s (or their equivalent) or higher (or whose obligations under the applicable Swap Agreement are guaranteed by an Affiliate of such Person meeting such rating standards).
“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Arranger” means Wells Fargo Securities, LLC, in its capacities as the sole lead arranger and sole bookrunner hereunder.
“ASC” means the Financial Accounting Standards Board Accounting Standards Codification, as in effect from time to time.
“Asset Disposition” means (x) the Transfer by the Parent, the Borrower or any Restricted Subsidiary of any or all of its assets (including, without limitation, any Equity Interests owned thereby) and (y) the Transfer by any DevCo of any Midstream Properties; provided that none of the following shall constitute Asset Dispositions:

(a)    a Transfer (or series of related Transfers) of Property of such Person having a fair market value of less than $5,000,000; provided that the foregoing shall not apply to a Transfer of any Equity Interests in any DevCo;
(b)    a Transfer by (i) the Parent, the Borrower or any Restricted Subsidiary to the Borrower or any Restricted Subsidiary that is a Guarantor or (ii) a DevCo to the Borrower or any Restricted Subsidiary that is a Guarantor;
(c)    a disposition of cash or cash equivalents;
(d)    the sale of inventory in the ordinary course of business;
(e)    the Transfer (i) of obsolete or worn out property, (ii) of property that is no longer used or useful in the conduct of the business of the Parent and its Restricted Subsidiaries or (iii) of equipment in exchange for other equipment of at least comparable value and use;
(f)    sales or discounts of accounts receivable permitted by Section 9.10;
(g)    the early termination or unwinding of any Swap Agreement;
(h)    a Restricted Payment permitted by Section 9.04 or an Investment permitted by Section 9.05;
(i)    a surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind; and
(j)    any licensing or sublicensing of intellectual property or other general intangibles to the extent that such license does not prohibit the licensor from using the intellectual property, and licenses, leases or subleases of other Property.
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 12.04(b)), and accepted by the Administrative Agent, in the form of Exhibit F or any other form approved by the Administrative Agent.
“Availability Period” means the period from and including the Effective Date to but excluding the Termination Date.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United

Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bank Products” means any of the following bank services: (a) commercial credit cards, including merchant card services and purchase or debit cards, including non-card e-payables services, (b) stored value cards, and (c) treasury management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, overdrafts and interstate depository network services).
“Bank Products Provider” means any Lender or Affiliate of a Lender that provides Bank Products to the Borrower or any Guarantor.
“Beartooth” means Beartooth DevCo LLC, a Delaware limited liability company.
“Benchmark Replacement” shall mean the sum of: (a) the alternate benchmark rate (which may include Term SOFR) that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to the LIBO Rate for U.S. dollar denominated syndicated credit facilities and (b) the Benchmark Replacement Adjustment; provided that, if the Benchmark Replacement as so determined would be less than zero, the Benchmark Replacement will be deemed to be zero for the purposes of this Agreement.
“Benchmark Replacement Adjustment” shall mean, with respect to any replacement of the LIBO Rate with an Unadjusted Benchmark Replacement for each applicable Interest Period, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the LIBO Rate with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the LIBO Rate with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities at such time.
“Benchmark Replacement Conforming Changes” shall mean, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest and other administrative matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement).
“Benchmark Replacement Date” shall mean the earlier to occur of the following events with respect to the LIBO Rate:
(a)    in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of the LIBO Rate permanently or indefinitely ceases to provide the LIBO Rate; and
(b)    in the case of clause (c) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.
“Benchmark Transition Event” shall mean the occurrence of one or more of the following events with respect to the LIBO Rate:
(a)    a public statement or publication of information by or on behalf of the administrator of the LIBO Rate announcing that such administrator has ceased or will cease to provide the LIBO Rate, permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the LIBO Rate;
(b)    a public statement or publication of information by the regulatory supervisor for the administrator of the LIBO Rate, the U.S. Federal Reserve System, an insolvency official with jurisdiction over the administrator for the LIBO Rate, a resolution authority with jurisdiction over the administrator for the LIBO Rate or a court or an entity with similar insolvency or resolution authority over the administrator for the LIBO Rate, which states that the administrator of the LIBO Rate has ceased or will cease to provide the LIBO Rate permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the LIBO Rate; or
(c)    a public statement or publication of information by the regulatory supervisor for the administrator of the LIBO Rate announcing that the LIBO Rate is no longer representative.
“Benchmark Transition Start Date” shall mean (a) in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication) and (b) in the case of an Early Opt-in Election, the date specified by the Administrative Agent or the Required Lenders, as applicable, by notice to the Borrower, the Administrative Agent (in the case of such notice by the Required Lenders) and the Lenders.

“Benchmark Unavailability Period” shall mean, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the LIBO Rate and solely to the extent that the LIBO Rate has not been replaced with a Benchmark Replacement, the period (a) beginning at the time that such Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the LIBO Rate for all purposes hereunder in accordance with Section 3.03(b) and (b) ending at the time that a Benchmark Replacement has replaced the LIBO Rate for all purposes hereunder pursuant to Section 3.03(b).
“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Board” means the Board of Governors of the Federal Reserve System of the United States of America or any successor Governmental Authority.
“Bobcat” means Bobcat DevCo LLC, a Delaware limited liability company.
“Borrower” has the meaning assigned such term in the introductory paragraph.
“Borrowing” means (a) Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect or (b) a Swingline Loan.
“Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.03.
“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City or Houston, Texas are authorized or required by law to remain closed; and if such day relates to a Borrowing or continuation of, a payment or prepayment of principal of or interest on, or a conversion of or into, or the Interest Period for, a Eurodollar Loan or a notice by the Borrower with respect to any such Borrowing or continuation, payment, prepayment, conversion or Interest Period, any day which is also a day on which dealings in dollar deposits are carried out in the London interbank market.
“Capital Expenditures” of a Person means expenditures and costs that are capitalized on the balance sheet of such Person in accordance with GAAP.
“Capital Leases” means, in respect of any Person, all leases which shall have been, or should have been, in accordance with GAAP, recorded as capital leases on the balance sheet of the Person liable (whether contingent or otherwise) for the payment of rent thereunder.
“CERCLA” has the meaning assigned to such term in the definition of “Environmental Laws”.
“Change in Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange

Act of 1934 and the rules of the SEC thereunder as in effect on the date hereof), of Equity Interests representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Parent, (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Parent by Persons who were not (i) initial members of the board of directors of Parent, (ii) nominated (or whose nomination was approved) by the board of directors of the Parent or (iii) appointed (or whose appointment was approved) by directors so nominated (or whose nomination was so approved), (c) the Parent fails to own directly or indirectly all of the Equity Interests of the Borrower, (d) the Borrower fails to own directly or indirectly all of the Equity Interests of each Restricted Subsidiary (other than pursuant to a transaction permitted by Section 9.12(d), (e) the General Partner shall cease to be the sole general partner of the Parent, with substantially the same powers to manage the Parent as are granted to the General Partner under the Parent Partnership Agreement on the Effective Date, (f) OAS shall fail to, directly or indirectly, own beneficially, or to have the power to vote or direct the voting of, Equity Interests representing more than a majority of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the General Partner, (g) the Parent and the Borrower shall cease to have sole Control of any DevCo, or (h) the occurrence of a “change of control” (or any other similar event) under any Material Indebtedness to which any Credit Party or any Restricted Subsidiary is an obligor.
“Change in Law” means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation, implementation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or the Issuing Bank (or, for purposes of Section 5.01(b)), by any lending office of such Lender or by such Lender’s or the Issuing Bank’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided, however, for the purposes of this Agreement, each of the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, guidelines or directives in connection therewith or promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision or the United States or foreign regulatory authorities, in each case, pursuant to Basel III, shall be deemed to be a change in law regardless of when such law, rule or regulation goes into effect or is adopted.
“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute.
“Collateral” means all Property which is subject to a Lien under one or more Security Instruments.
“Commitment” means, with respect to each Lender, the commitment of such Lender to make Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Revolving Credit Exposure hereunder, as such commitment may be (a) modified from time to time pursuant to Section 2.06 and (b) modified from time to time pursuant to assignments by or to such Lender pursuant to Section 12.04(b). The initial amount of each Lender’s Commitment is set forth on Annex I hereto, in the Assignment and Assumption pursuant to which such Lender shall have assumed its Commitment or in the Additional Lender Certificate pursuant to which any Additional Lender shall have provided any additional Commitment, as applicable. The aggregate amount of the Lenders’ Commitments on the Fourth Amendment Effective Date is $450,000,000.
“Commitment Fee Rate” has the meaning set forth in the definition of “Applicable Margin”.
“Commitment Increase Certificate” has the meaning set forth in Section 2.06(c)(ii)(F).
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. ~ 1 et seq.), as amended from time to time, and any successor statute.
“Consolidated Interest Coverage Ratio” means, as of any date, the ratio of (a) EBITDA to (b) Consolidated Interest Expense, in each case for the Rolling Period ending on such date (or, in the case of any calculation required to be made on a Pro Forma Basis, the Rolling Period most recently ended as of such date for which financial statements have been delivered pursuant to Section 8.01(a) or (b), as applicable). For purposes of calculating the Consolidated Interest Coverage Ratio (i) for each of the first four Rolling Periods ending after the Fourth Amendment Effective Date, each of EBITDA and Consolidated Interest Expense for such Rolling Period shall be calculated after giving pro forma effect to the Fourth Amendment Transactions and (ii) for any Rolling Period during which any Material Disposition or Material Acquisition has occurred, each of EBITDA and Consolidated Interest Expense for such Rolling Period shall be calculated after giving pro forma effect thereto; provided that in each case, such pro forma adjustments shall be acceptable to Administrative Agent and the Borrower.
“Consolidated Interest Expense” means, for any period, the sum (determined without duplication) of the aggregate gross interest expense of the Parent and the Consolidated Restricted Subsidiaries for such period, (1) including (a) interest expense under GAAP, (b) capitalized interest, and (c) the portion of any payments or accruals under Capital Leases allocable to interest expense, plus the portion of any payments or accruals under Synthetic Leases allocable to interest expense whether or not the same constitutes interest expense under GAAP, but (2) excluding the amortization of debt discount and fees and expenses related to the issuance of Debt, Capital Leases, Synthetic Leases, the Senior Notes or the Indebtedness.
“Consolidated Net Income” means with respect to the Parent, the Consolidated Restricted Subsidiaries and the DevCos, for any period, the aggregate of the net income (or loss) of the Parent, the Consolidated Restricted Subsidiaries and the DevCos after allowances for taxes for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from such net income (to the extent otherwise included therein) the following: (a) the net income of any Person in which the Parent or any Consolidated Restricted Subsidiary or any DevCo has an interest (which interest does not cause the net income of such other Person to be consolidated with the net income of the Parent and the Consolidated Restricted Subsidiaries in accordance with GAAP), except to the extent of the amount of dividends or distributions actually paid in cash during such period by such other Person to the Parent or to a Consolidated

Restricted Subsidiary, as the case may be; (b) the net income (but not loss) during such period of any Consolidated Restricted Subsidiary or any DevCo to the extent that the declaration or payment of dividends or similar distributions or transfers or loans by that Consolidated Restricted Subsidiary or that DevCo is not at the time permitted by operation of the terms of its charter or any agreement, instrument or Governmental Requirement applicable to such Consolidated Restricted Subsidiary or is otherwise restricted or prohibited, in each case determined in accordance with GAAP; (c) the net income (or loss) of any Person acquired in a pooling-of-interests transaction for any period prior to the date of such transaction; (d) any extraordinary non-cash gains or losses during such period and (e) any gains or losses attributable to writeups or write-downs of assets; provided further that the aggregate net income (or loss) attributable to each DevCo included in the determination of Consolidated Net Income for any period shall be limited to the lesser of (x) such DevCo net income (or loss) for the applicable period multiplied by DevCo Ownership Percentage in such DevCo and (y) the actual amount of cash distributions made by such DevCo in the applicable period to the Borrower and its Restricted Subsidiaries.
“Consolidated Net Tangible Assets” means, as of any date of determination, an amount equal to (a) the total assets of the Parent and the Consolidated Restricted Subsidiaries (less applicable reserves and other properly deductible items but including investments in non-consolidated Persons) minus (b) the sum of the current liabilities of the Parent and the Consolidated Restricted Subsidiaries (excluding current maturities of Funded Debt and any current liabilities constituting Funded Debt by reason of being renewable or extendible at the option of the obligor) and the intangible assets of the Parent and the Consolidated Restricted Subsidiaries, all as set forth on the consolidated balance sheet of the Parent and the Consolidated Restricted Subsidiaries, and computed in accordance with GAAP, as of the end of the immediately preceding fiscal quarter of the Parent for which the Parent and/or Borrower has delivered financial statements pursuant to Section 8.01(a) and Section 8.01(b); provided that for purposes of calculating Consolidated Net Tangible Assets, the proportionate share of each DevCo’s assets and liabilities shall be included in accordance with the Credit Parties’ then applicable DevCo Ownership Percentage for each DevCo.
“Consolidated Restricted Subsidiaries” means any Restricted Subsidiaries that are Consolidated Subsidiaries.
“Consolidated Senior Secured Debt” means, for the Parent and the Consolidated Restricted Subsidiaries, all of their Total Net Debt that is secured by contractual Liens on any of their Property.
“Consolidated Senior Secured Leverage Ratio” means, as of any date, the ratio of (a) Consolidated Senior Secured Debt as of such date to (b) EBITDA for the Rolling Period ending on such date (or, in the case of any calculation required to be made on a Pro Forma Basis, the Rolling Period most recently ended as of such date for which financial statements have been delivered pursuant to Section 8.01(a) or (b), as applicable). For purposes of calculating the Consolidated Senior Secured Leverage Ratio for each of the first four Rolling Periods ending after the Fourth Amendment Effective Date, EBITDA for such Rolling Period shall be calculated after giving pro forma effect to the Fourth Amendment Transactions; provided that such pro forma adjustments shall be acceptable to Administrative Agent and the Borrower.
“Consolidated Subsidiaries” means each Subsidiary of the Parent (whether now existing or hereafter created or acquired) the financial statements of which shall be (or should have been) consolidated with the financial statements of the Parent in accordance with GAAP.
“Consolidated Total Leverage Ratio” means, as of any date, the ratio of (a) Total Net Debt as of such date to (b) EBITDA for the Rolling Period ending on such date (or, in the case of any calculation required to be made on a Pro Forma Basis, the Rolling Period most recently ended as of such date for which financial statements have been delivered pursuant to Section 8.01(a) or (b), as applicable). For purposes of calculating the Consolidated Total Leverage Ratio for each of the first four Rolling Periods ending after the Fourth Amendment Effective Date, EBITDA for such Rolling Period shall be calculated after giving pro forma effect to the Fourth Amendment Transactions; provided that such pro forma adjustments shall be acceptable to Administrative Agent and the Borrower.
“Consolidated Unrestricted Subsidiaries” means any Unrestricted Subsidiaries that are Consolidated Subsidiaries.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Control Agreement” means a deposit account control agreement or securities account control agreement (or similar agreement), as applicable, in form and substance reasonably satisfactory to the Administrative Agent, executed by one or more Credit Parties, the Administrative Agent and the relevant financial institution party thereto, which establishes the Administrative Agent’s control (within the meaning of Section 9-104 of the UCC) with respect to the applicable deposit account or securities account covered thereby.
“Corp Sub” means OMP DevCo Holdings Corp., a Delaware corporation.
“Credit Parties” means, collectively, the Borrower and each Guarantor, and “Credit Party” means any one of the foregoing. For the avoidance of doubt, no DevCo shall be a Credit Party prior to the date on which it becomes a Wholly-Owned Subsidiary.
“Debt” means, for any Person, the sum of the following (without duplication): (a) all obligations of such Person for borrowed money or evidenced by bonds, bankers’ acceptances, debentures, notes or other similar instruments; (b) all obligations of such Person (whether contingent or otherwise) in respect of letters of credit, surety or other bonds and similar instruments; (c) all accounts payable and all accrued expenses, liabilities or other obligations of such Person to pay the deferred purchase price of Property or services, other than any such obligations that (i) are not greater than sixty (60) days past the date of invoice or delinquent or (ii) are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (d) all obligations under Capital Leases; (e) all obligations under Synthetic Leases; (f) all Debt (as defined in the other clauses of this definition) of others secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) a Lien on any Property of such Person, whether or not such Debt is assumed by such Person; (g) all Debt (as defined in the other clauses of this definition) of others guaranteed by such Person or in which such Person otherwise assures a creditor against loss of the Debt (howsoever such assurance shall be made) to the extent of the lesser of the amount of such Debt and the maximum stated amount of such guarantee or assurance against loss; (h) all obligations or undertakings of such Person to maintain or cause to be maintained the financial position or covenants of others to purchase the Debt or Property of others; (i) obligations to deliver commodities, goods or services in consideration of one or more advance payments; (j) obligations to pay for goods or services even if such goods or services are not actually received or utilized by such Person; (k) any Debt of a partnership for which such Person is liable either by agreement, by operation of law or by a Governmental Requirement but only to the extent of such liability; and (l) Disqualified Capital Stock. The Debt of any Person shall include all obligations of such Person of the character described above to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is not included as a liability of such Person under GAAP.
“Deeds” has the meaning set forth in Section 7.16(d).
“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.
“Defaulting Lender” means any Lender that (a) has failed, within three (3) Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, (ii) fund any portion of its participations in Letters of Credit or Swingline Loans or (iii) pay over to any Credit Party any other amount required to be paid by it hereunder; (b) has notified the Borrower or any Credit Party in writing, or has made a public statement, to the effect that it does not intend or expect to comply with any of its funding obligations under this Agreement or generally under other agreements in which it commits to extend credit (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied); (c) has failed, within three (3) Business Days after request by the Administrative Agent, a Swingline Lender or a Credit Party, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations to fund prospective Loans and participations in then outstanding Letters of Credit and Swingline Loans under this Agreement; provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent; or (d) has (or whose bank holding company has)

been placed into receivership, conservatorship or bankruptcy or has become subject to a Bail-In Action; provided that (x) a Lender shall not become a Defaulting Lender solely as a result of the acquisition or maintenance of an ownership interest in such Lender or Person controlling such Lender or the exercise of control over a Lender or Person controlling such Lender by a Governmental Authority or an instrumentality thereof and (y) the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official by a supervisory authority or regulator with respect to a Lender or Person under the Dutch Financial Supervision Act 2007 (as amended from time to time and including any successor legislation) shall not be deemed an event described in clause (d) hereof, so long as, in the case of each of clauses (x) and (y), such ownership interest or such appointment, as applicable, does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such governmental authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.
“DevCo” means Beartooth and Bobcat; provided that any such Person shall only constitute a DevCo so long as less than 100% of the Equity Interests in such Person are owned by the Credit Parties. For the avoidance of doubt, it is acknowledged and agreed that (i) each of Beartooth and Bobcat constitutes a Wholly-Owned Subsidiary on the Fourth Amendment Effective Date and (ii) there are no DevCos in existence on and immediately after giving effect to the Fourth Amendment Effective Date.
“DevCo Collateral” means the Property of a DevCo subject to (or required to be subject to) the Liens and security interests created by any DevCo Mortgage executed by such DevCo. For the avoidance of doubt, it is acknowledged and agreed that (i) each of Beartooth and Bobcat constitutes a Wholly-Owned Subsidiary on the Fourth Amendment Effective Date and (ii) there is no DevCo Collateral in existence on and immediately after giving effect to the Fourth Amendment Effective Date; provided that the foregoing shall not constitute a release or termination of any Lien or security interest on any Property of Beartooth or Bobcat granted to the Administrative Agent prior to the Fourth Amendment Effective Date, and all such Liens and security interests remain in full force and effect and shall continue to constitute Collateral on and immediately after giving effect to the Fourth Amendment Effective Date.
“DevCo Guaranty” means a limited guaranty agreement executed by each of the DevCos for which the only recourse is the Collateral subject to the DevCo Mortgage/s executed by the applicable DevCo. For the avoidance of doubt, it is acknowledged and agreed that (i) each of Beartooth and Bobcat constitutes a Wholly-Owned Subsidiary on the Fourth Amendment Effective Date, (ii) there are no DevCo Guaranties in existence on and immediately after giving effect to the Fourth Amendment Effective Date and (iii) on the Fourth Amendment Effective Date, pursuant to Section 6.13 of each DevCo Guaranty, the obligations of each of Beartooth and Bobcat under its respective DevCo Guaranty have been replaced and superseded in all respects by the terms and conditions of the Guaranty and Security Agreement.
“DevCo Mortgage” means any mortgage or deed of trust executed by a DevCo in favor of the Administrative Agent for the benefit of the Secured Parties in order to secure the

Indebtedness. For the avoidance of doubt, it is acknowledged and agreed that (i) each of Beartooth and Bobcat constitutes a Wholly-Owned Subsidiary on the Fourth Amendment Effective Date and (ii) there are no DevCo Mortgages in existence on and immediately after giving effect to the Fourth Amendment Effective Date; provided that the foregoing shall not constitute a release or termination of any mortgage or deed of trust executed by Beartooth or Bobcat prior to the Fourth Amendment Effective Date, and each such mortgage or deed of trust shall remain in full force and effect and shall continue to constitute a Security Instrument on the Fourth Amendment Effective Date.
“DevCo Ownership Percentage” at any time of determination, with respect to any DevCo, means the aggregate percentage of Equity Interests in such DevCo owned at such time by the Credit Parties.
“Disqualified Capital Stock” means any Equity Interest that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event, matures or is mandatorily redeemable for any consideration other than other Equity Interests (which would not constitute Disqualified Capital Stock), pursuant to a sinking fund obligation or otherwise, or is convertible or exchangeable for Debt or redeemable for any consideration other than other Equity Interests (which would not constitute Disqualified Capital Stock) at the option of the holder thereof, in whole or in part, on or prior to the date that is one year after the earlier of (a) the Latest Maturity Date and (b) the date on which Payment in Full has occurred.
“dollars” or “$” refers to lawful money of the United States of America.
“Domestic Subsidiary” means any Subsidiary that is organized under the laws of the United States of America or any state thereof or the District of Columbia.
“Early Opt-in Election” shall mean the occurrence of:
(a)    (i) a determination by the Administrative Agent or (ii) a notification by the Required Lenders to the Administrative Agent (with a copy to the Borrower) that the Required Lenders have determined that U.S. dollar-denominated syndicated credit facilities being executed at such time, or that include language similar to that contained in Section 3.03(b) are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace the LIBO Rate, and
(b)    (i) the election by the Administrative Agent or (ii) the election by the Required Lenders to declare that an Early Opt-in Election has occurred and the provision, as applicable, by the Administrative Agent of written notice of such election to the Borrower and the Lenders or by the Required Lenders of written notice of such election to the Administrative Agent.
“EBITDA” means, for any period, the sum (without duplication) of Consolidated Net Income for such period plus the following expenses or charges to the extent deducted from Consolidated Net Income in such period: (i) interest, (ii) income taxes, (iii) depreciation, (iv) amortization and other similar noncash charges, (v) all Material Project Add-Backs applicable to such period, provided that the aggregate amount of Material Project Add-Backs shall not exceed 20% of Unadjusted EBITDA for such period, and (vi) any fees, expenses and other transaction costs incurred in connection with any Investments, acquisitions, incurrences of Debt or sales or dispositions (in each case, whether or not consummated) permitted under this Agreement, minus all noncash income added to Consolidated Net Income. For the purposes of calculating EBITDA for any Rolling Period for any determination of the Consolidated Interest Coverage Ratio, the Consolidated Total Leverage Ratio or the Consolidated Senior Secured Leverage Ratio, if at any time during such Rolling Period the Parent, the Borrower or any Consolidated Restricted Subsidiary shall have made any Material Disposition or Material Acquisition, the EBITDA for such Rolling Period shall be calculated after giving pro forma effect thereto as if such Material Disposition or Material Acquisition had occurred on the first day of such Test Period; provided that such pro forma adjustments shall be acceptable to Administrative Agent and the Borrower.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Effective Date” means the date on which the conditions specified in Section 6.01 are satisfied (or waived in accordance with Section 12.02).
“Electronic Record” has the meaning assigned to that term in, and shall be interpreted in accordance with, 15 U.S.C. 7006.
“Electronic Signature” has the meaning assigned to that term in, and shall be interpreted in accordance with, 15 U.S.C. 7006.
“Environmental Laws” means any and all Governmental Requirements pertaining in any way to occupational health and worker safety (to the extent relating to exposure to Hazardous Materials), the protection of the environment, the preservation or reclamation of natural resources, or the management, Release or threatened Release of any Hazardous Materials, in effect in any and all jurisdictions in which the Parent, the Borrower or any Subsidiary is conducting or at any time has conducted business, or where any Property of the Borrower or any Subsidiary is located, including without limitation, the Oil Pollution Act of 1990 (“OPA”), as amended, the Clean Air Act, as amended, the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980 (“CERCLA”), as amended, the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended (to the extent relating to exposure to Hazardous Materials), the Resource Conservation and Recovery Act of 1976 (“RCRA”), as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Hazardous Materials Transportation Act, as amended, and other analogous state or local environmental conservation or protection Governmental Requirements.
“Environmental Permit” means any permit, registration, license, approval, consent, exemption, variance, or other authorization required under or issued pursuant to applicable Environmental Laws.
“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such Equity Interest.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute.
“ERISA Affiliate” means each trade or business (whether or not incorporated) which together with the Borrower or a Subsidiary would be deemed to be a “single employer” within the meaning of section 4001(b)(1) of ERISA or subsections (b) or (c) of section 414 of the Code, or solely with respect to section 412 of the Code or Section 302 of ERISA, subsections (m) or (o) of section 414 of the Code.
“ERISA Event” means: (a) any “reportable event,” as defined in section 4043(c) of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30- day notice period is waived); (b) the failure of a Plan to meet the minimum funding standards under section 412 of the Code or section 302 of ERISA (determined without regard to any waiver of the funding provisions therein or in section 430 of the Code or section 303 of ERISA); (c) the filing pursuant to section 412 of the Code or section 303 of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the failure of a Plan to satisfy the requirements of section 401(a)(29) of the Code, section 436 of the Code or section 206(g) of ERISA; (e) the incurrence by the Borrower, a Subsidiary or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Plan (including any liability in connection with the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under section 4041 of ERISA); (f) the receipt by the Borrower, a Subsidiary or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan or the occurrence of any other event or condition which might constitute grounds under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; (g) the incurrence by the Borrower, a Subsidiary or any ERISA Affiliate of any liability under section 4062(e) of ERISA or with respect to the withdrawal or partial withdrawal from any Plan (including as a “substantial employer,” as defined in section 4001(a)(2) of ERISA) or Multiemployer Plan (including the incurrence by the Borrower, a Subsidiary or any ERISA Affiliate of any Withdrawal Liability); (h) the occurrence of an act or omission which could give rise to the imposition on the Borrower, a Subsidiary or any ERISA

Affiliate of fines, penalties, taxes or related charges or liabilities under Chapter 43 of the Code or under section 409, section 502, or section 4071 of ERISA in respect of any employee benefit plan (within the meaning of section 3(3) of ERISA); or (i) the receipt by the Borrower, a Subsidiary or any ERISA Affiliate of any notice concerning the imposition of a Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, in endangered or critical status, within the meaning of section 305 of ERISA, or insolvent, within the meaning of Title IV of ERISA.
“Erroneous Payment” has the meaning assigned thereto in Section 11.13(a).
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Eurodollar”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.
“Event of Default” has the meaning assigned such term in Section 10.01.
“Excepted Liens” means: (a) Liens for Taxes, assessments or other governmental charges or levies which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (b) Liens arising by operation of law in connection with workers’ compensation, unemployment insurance or other social security, old age pension or public liability obligations which are not delinquent for more than 30 days or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (c) statutory landlord’s liens, operators’, vendors’, carriers’, warehousemen’s, repairmen’s, mechanics’, suppliers’, workers’, materialmen’s, construction or other like Liens arising by operation of law in the ordinary course of business or incident to the development, operation and maintenance of Midstream Properties each of which is in respect of obligations that are not delinquent for more than 30 days or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (d) contractual Liens which arise in the ordinary course of business under joint venture agreements, contracts for the sale, transportation or exchange of oil and natural gas, marketing agreements, processing agreements, processing plant agreements, dehydration agreements, operating agreements, pipeline, gathering or transportation agreements, compression agreements, balancing agreements, construction agreements, disposal agreements, and other agreements which are usual and customary in the midstream business and are for claims which are not delinquent for more than 30 days or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP, provided that any such Lien referred to in this clause does not materially impair the use of any material Property covered by such Lien for the purposes for which such Property is held by the Borrower, any Restricted Subsidiary, or any DevCo, or materially impair the value of such Property subject thereto; (e) Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights and remedies or customary deposit account terms and burdening only deposit accounts or other funds maintained with a creditor depository institution, provided that no such deposit account is a dedicated cash collateral account or is subject to restrictions against access by the depositor in excess of those set forth by regulations promulgated by the Board and no such deposit account is intended by the Parent or any of its Subsidiaries to provide collateral to the depository institution; (f) easements, restrictions, servitudes, permits, conditions, covenants, exceptions, zoning and land use requirements and other title defects or reservations in any Property of the Borrower, any of the Restricted Subsidiaries or the DevCos which in the aggregate do not materially impair the use of any material Property for the purposes of which such Property is held by the Borrower, the Restricted Subsidiaries or the DevCos or materially impair the value of any material Property subject thereto; (g) leases, licenses, subleases or sublicenses granted to others not interfering in any material respect with the business of the Parent, the Borrower or any Restricted Subsidiary, taken as a whole; (h) Liens arising from precautionary UCC financing statement or similar filings; (i) Liens on cash or securities pledged to secure (or to secure the bonds, letters of credit or similar instruments securing) performance of tenders, surety, stay, customs and appeal bonds, government contracts, performance and return of money bonds, bids, trade contracts, leases, statutory obligations, regulatory obligations and other obligations of a like nature, including those incurred to secure health, safety and environmental obligations, incurred in the ordinary course of business; (j) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto and (k) judgment and attachment Liens not giving rise to an Event of Default, provided that any appropriate legal proceedings which may have been duly initiated for the review of any such judgment that, individually or in the aggregate, exceeds the materiality threshold applicable thereto set forth in Section 10.01(k) shall not have been finally terminated or the period within which such proceeding may be initiated shall not have expired and no action to enforce such Lien has been commenced; provided, further that (i) Liens described in clauses (a) through (d) shall remain “Excepted Liens” only for so long as no action to enforce such Lien has been commenced and no intention to subordinate the first priority Lien granted in favor of the Administrative Agent and the Lenders is to be hereby implied or expressed by the permitted existence of such Excepted Liens and (ii) the term “Excepted Liens” shall not include any Lien securing Debt for borrowed money other than the Indebtedness.
“Excluded Account” means (a) each account all of the deposits in which consist of amounts utilized to fund payroll, health care, employee benefit or tax obligations of the Credit Parties, (b) fiduciary, trust or escrow accounts established in the ordinary course of business, (c) “zero balance” accounts, (d) accounts established exclusively for holding security deposits in the ordinary course of business which are expressly permitted by Section 9.03 and (e) other accounts so long as the balance in any such other account over a five Business Day period does not at any time exceed $1,000,000; provided that the aggregate balance for all such accounts excluded pursuant to this clause (d) shall not at any time exceed $2,000,000.
“Excluded Lender” means, any Person that is an Industry Competitor, a Credit Party, any Credit Party’s Affiliate or Subsidiary, a Defaulting Lender or a natural person (including a holding company, investment vehicle or trust for, owned and operated for the primary benefit of, a natural person).

“Excluded Swap Obligation” means, with respect to any Credit Party or any DevCo individually determined on a Credit Party by Credit Party basis (or a DevCo by DevCo basis, as applicable), any Indebtedness in respect of any Swap Agreement if, and solely to the extent that, all or a portion of the guarantee of such Person of, or the grant by such Person of a security interest to secure, such Indebtedness in respect of any Swap Agreement (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Person’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act at the time such guarantee or grant of a security interest becomes effective with respect to such related Indebtedness in respect of any Swap Agreement. If any Indebtedness in respect of any Swap Agreement arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Indebtedness in respect of any Swap Agreement that is attributable to swaps for which such guarantee or security interest is or becomes illegal.
“Excluded Taxes” means, with respect to the Administrative Agent, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower or any Guarantor hereunder or under any other Loan Document, (a) Taxes imposed on (or measured by) its net income (however denominated), franchise Taxes, and branch profits Taxes (i) imposed as a result of such recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office, located in, the jurisdiction imposing such Taxes (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, any U.S. federal withholding tax that is imposed on amounts payable to such Lender at the time such Lender becomes a party to this Agreement or designates a new lending office, except to the extent that such Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts with respect to such withholding tax pursuant to Section 5.03(a) or Section 5.03(c), (c) any withholding tax that is attributable to the Administrative Agent’s or any Lender’s failure to comply with Section 5.03(f), and (d) any withholding Taxes imposed by FATCA.
“Existing Maturity Date” has the meaning assigned to such term in Section 3.06(a).
“Expansion Capital Expenditures” means all Capital Expenditures other than such expenditures made for the restoration, repair or maintenance of any fixed or capital asset.
“Extending Lender” has the meaning assigned to such term in Section 3.06(b).
“Extension Request” means a written request from the Borrower to the Administrative Agent requesting an extension of the Maturity Date pursuant to Section 3.06.
“FATCA” means Sections 1471 through 1474 of the Code as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b) of the Code, and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of the foregoing.
“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.
“Federal Funds Effective Rate” means, for any day, the rate per annum equal to the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it; provided that in no event shall the Federal Funds Effective Rate be less than 0%.
“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.
“FERC” means the Federal Energy Regulatory Commission or any of its successors.
“Finance Sub” means OMP Finance Corp., a Delaware corporation.
“Financial Officer” means, for any Person, any vice president, the chief financial officer, principal accounting officer, treasurer or controller of such Person. Unless otherwise specified, all references herein to a Financial Officer means a Financial Officer of the Borrower.
“Financial Statements” means the financial statement or statements of the Parent and its Consolidated Subsidiaries referred to in Section 7.04(a).
“First Amendment” means that certain First Amendment to Credit Agreement, dated as of August 27, 2018 among the Parent, the Borrower, the other Guarantors, the Administrative Agent, the Issuing Bank and the Lenders party thereto.
“First Amendment Effective Date” means August 27, 2018.
“First Amendment Fee Letter” has the meaning set forth in the First Amendment.
“Flood Deliverables” has the meaning set forth in Section 6.01(t).
“Flood Insurance Regulations” means (a) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (b) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statute thereto, (c) the National Flood Insurance Reform Act of 1994 (amending 42 USC ~ 4001, et seq.), as the same may be amended or recodified from time to time, and (d) the Flood Insurance Reform Act of 2004 and any regulations promulgated thereunder.
“Foreign Lender” means any Lender that is not a U.S. Person.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.
“Fourth Amendment” means that certain Fourth Amendment to Credit Agreement, dated as of March 22, 2021 among the Parent, the Borrower, the other Guarantors, the Administrative Agent, the Issuing Bank and the Lenders party thereto.
“Fourth Amendment DevCo Contribution” means the contribution from OMS to the Parent (or the Borrower, as the Parent’s designee) of the Additional DevCo Interests, such that after giving effect thereto, Beartooth and Bobcat constitute Wholly-Owned Subsidiaries of the Parent, in exchange for the Fourth Amendment Distribution and an issuance of the Parent’s common Equity Interests, in each case pursuant to the terms of the Contribution and Simplification Agreement described in Section 7.11 of the Fourth Amendment.
“Fourth Amendment Distribution” means a distribution of cash by the Parent to OMS Holdings (or OAS or OPNA, as its designee) on the Fourth Amendment Effective Date in partial consideration for the Fourth Amendment DevCo Contribution in an amount not to exceed the difference of (i) the net cash proceeds of the 2029 Senior Notes received by the Parent minus (ii) the amount of net cash proceeds of the 2029 Senior Notes contributed by the Parent to the Borrower in connection with the Fourth Amendment Transactions.
“Fourth Amendment Effective Date” has the meaning assigned to such term in the Fourth Amendment.
“Fourth Amendment Preferred Equity Investment” means the contribution of certain funds by Corp Sub to Beartooth and Bobcat in exchange for preferred Equity Interests in such entities.
“Fourth Amendment Transactions” means (i) the Fourth Amendment Preferred Equity Investment; (ii) the issuance of the 2029 Senior Notes; (iii) the contribution by the Parent to the Borrower of a portion of the proceeds from such 2029 Senior Notes issuance; (iv) the prepayment of the Loans by the Borrower in no less than the amount necessary to comply with the financial tests described in Section 7.13 of the Fourth Amendment; (v) (1) the Fourth Amendment DevCo Contribution and (2) to the extent such contribution is made to the Parent, the contribution of the Additional DevCo Interests by the Parent to the Borrower; (vi) the Fourth Amendment Distribution and issuance of common Equity Interests of Parent to OMS Holdings in exchange for the Fourth Amendment DevCo Contribution; and (vii) the conversion of all of the Incentive Distribution Rights (as defined in the Parent Partnership Agreement as in effect prior to the Fourth Amendment Effective Date) into common Equity Interests in the Parent pursuant to the terms of the Contribution and Simplification Agreement described in Section 7.11 of the Fourth Amendment.
“Funded Debt” means as to any Person, all Debt of such Person that matures more than one year from the date of its creation or matures within one year from such date but is renewable or extendible, at the option of such Person, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date, including all current maturities and current sinking fund payments in respect of such Indebtedness whether or not required to be paid within one year from the date of its creation and, in the case of the Borrower, Debt in respect of the Loans.
“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time subject to the terms and conditions set forth in Section 1.05.
“Gathering System” means the Midstream Properties of the Borrower, the Restricted Subsidiaries and the DevCos, as applicable, comprised of any pipeline or gathering system owned or leased from time to time by any such Person that is used in the business of such Person.
“General Partner” means OMP GP LLC, a Delaware limited liability company.
“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government over the Parent, the Borrower, any Subsidiary, any of their Properties, any Agent, the Issuing Bank or any Lender.
“Governmental Requirement” means any law, statute, code, ordinance, order, determination, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, rule of common law, authorization or other directive or requirement, whether now or hereinafter in effect, including, without limitation, Environmental Laws, energy regulations and occupational, safety and health standards or controls, of any Governmental Authority.
“Guarantors” means (a) the Parent, (b) Bighorn DevCo LLC, a Delaware limited liability company, (c) Panther, (d) Beartooth, (e) Bobcat and (f) each other Person that guarantees the Indebtedness pursuant to Section 8.14(b); provided that, for the avoidance of doubt, no DevCo shall be a Guarantor for purposes of the Loan Documents.
“Guaranty and Security Agreement” means the Amended and Restated Guaranty and Security Agreement executed by the Credit Parties in substantially the form of Exhibit E-2 pursuant to which the Credit Parties (a) unconditionally guaranty on a joint and several basis, payment of the Indebtedness, and (b) grant Liens and a security interest on the Credit Parties’ personal property constituting “collateral” as defined therein in favor of the Administrative Agent for the benefit of the Secured Parties to secure the Indebtedness, as the same may be amended, modified or supplemented from time to time.
“Hazardous Material” means any substance regulated or as to which liability might arise under any applicable Environmental Law due to its hazardous, toxic, dangerous or deleterious properties or characteristics including, without limitation: (a) any chemical, compound, material, product, byproduct, substance or waste defined as or included in the definition or meaning of “hazardous substance,” “hazardous material,” “hazardous waste,” “solid waste,” “toxic waste,” “extremely hazardous substance,” “toxic substance,” “contaminant,” “pollutant,” or words of similar meaning or import found in any applicable Environmental Law; (b) Hydrocarbons, petroleum products, petroleum substances, natural gas, oil, oil and gas waste, crude oil, and any components, fractions, or derivatives thereof; and (c) radioactive materials, explosives, asbestos or asbestos containing materials, polychlorinated biphenyls, radon, infectious or medical wastes.
“Highest Lawful Rate” means, with respect to each Lender, the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Notes or on other Indebtedness under laws applicable to such Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws allow as of the date hereof.
“Hydrocarbons” means oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all products refined or separated therefrom.
“Immaterial Midstream Property” means any fee-owned real property, easement property or leased real property that (a) has a fair market value (including the value of accessions and improvements thereon) of less than $5,000,000; provided, that the aggregate fair market value (including the value of accessions and improvements thereon) of all Properties constituting “Immaterial Midstream Properties” shall not exceed $10,000,000 at any time and (b) is not material to the ownership or operation of any material Gathering System, facility or project. For purposes of this definition, fee-owned real property, easement property and leased real property relating to the same Gathering System, facility or project shall be aggregated for purposes of the foregoing thresholds.
“Indebtedness” means, without duplication, any and all amounts and obligations of every nature owing or to be owing by the Parent, the Borrower, any Subsidiary, any Guarantor or any DevCo (whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising): (a) to the Administrative Agent, the Issuing Bank or any Lender under any Loan Document; (b) to any Secured Swap Party under any Secured Swap Agreement; (c) to any Bank Products Provider in respect of Bank Products; and (d) all renewals, extensions and/or rearrangements of any of the above; provided that solely with respect to any Guarantor or DevCo that is not an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder, Excluded Swap Obligations of such Guarantor or such DevCo shall in any event be excluded from “Indebtedness” owing by such Guarantor.
“Indemnified Taxes” means Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower or Guarantor under any Loan Document.
“Indemnitee” has the meaning set forth in Section 12.03(b).
“Industry Competitor” means any Person (other than the Parent, the Borrower, any Guarantor or any of their Affiliates or Subsidiaries) that is (or one or more of whose Affiliates are) actively engaged as one of its principal businesses in (a) gathering, dehydrating or compressing natural gas, crude, condensate or natural gas liquids; (b) treating, processing, fractionating or transporting natural gas, crude, condensate or natural gas liquids or the fractionated products thereof; (c) storing natural gas, crude, condensate, natural gas liquids or the fractionated products thereof; (d) marketing natural gas, crude, condensate, natural gas liquids or the fractionated products thereof, or (e) water distribution, storage, supply, treatment and disposal services.
“Information” has the meaning set forth in Section 12.11.
“Insurance and Condemnation Event” means the receipt by any the Parent, the Borrower, any Restricted Subsidiary or DevCo of any cash insurance proceeds or condemnation award in an aggregate amount in excess of $5,000,000 payable by reason of theft, loss, physical destruction or damage, taking or similar event with respect to any of their respective Property.
“Intercreditor Agreement” means an intercreditor agreement among the DevCos, Oasis Midstream Services LLC, the Administrative Agent, Wells Fargo Bank, N.A. (or any successor administrative agent), as administrative agent under the OPNA Credit Facility, and the other parties thereto, in form and substance satisfactory to the Administrative Agent and the Borrower, which provides that, as among the parties thereto, any proceeds of DevCo Collateral received by the Administrative Agent following any event of default or any enforcement action shall be allocated among the Secured Parties, on one hand, and the secured parties with respect to obligations owing under the OPNA Credit Facility, on the other hand, in accordance with the respective direct ownership percentages of Equity Interests in the applicable DevCo of the obligors under such credit facilities (for example, and for the avoidance of doubt, the percentage allocation of such proceeds to the Secured Parties with respect to any DevCo Collateral shall equal the DevCo Ownership Percentage with respect to such DevCo at the time such event of default or enforcement action occurs), in each case as the same may be amended, modified, supplemented or restated from time to time.
“Interest Election Request” means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.04.
“Interest Payment Date” means (a) with respect to any ABR Loan, the last day of each March, June, September and December, (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period and (c) with respect to a Swingline Loan, the day that such Loan is required to be repaid pursuant to Section 2.08(a).
“Interest Period” means with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months (or, with the consent of each Lender, nine or twelve months) thereafter, as the Borrower may elect; provided, that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (b) any Interest Period pertaining to a Eurodollar Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.
“Interstate Pipeline” has the meaning set forth in Section 7.24.
“Investment” means, for any Person: (a) the acquisition (whether for cash, Property, services or securities or otherwise) of Equity Interests of any other Person (including, without limitation, any “short sale” or any sale of any securities at a time when such securities are not owned by the Person entering into such short sale); (b) the making of any deposit with, or advance, loan or capital contribution to, the assumption of Debt of, the purchase or other acquisition of any other Debt of or equity participation or interest in, or other extension of credit to, any other Person (including the purchase of Property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such Property to such Person, but excluding any such advance, loan or extension of credit having a term not exceeding ninety (90) days representing the purchase price of inventory, material, equipment or supplies sold by such Person in the ordinary course of business); (c) the purchase or acquisition (in one or a series of transactions) of Property of another Person that constitutes a business unit or (d) the entering into of any guarantee of, or other contingent obligation (including the deposit of any Equity Interests to be sold) with respect to, Debt of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person.
“Issuing Bank” means Wells Fargo Bank, N.A., in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.07(i). The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.
“Latest Maturity Date” means, as of any date of determination, the latest Maturity Date applicable to any Lender hereunder as of such date of determination.
“LC Commitment” at any time means Ten Million Dollars ($10,000,000.00).
“LC Disbursement” means a payment made by the Issuing Bank pursuant to a Letter of Credit.
“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

“Lenders” means the Persons listed on Annex I and any Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption, and any Person that shall have become a party hereto as an Additional Lender pursuant to Section 2.06(c). Unless the context otherwise requires, the term “Lenders” includes each Swingline Lender.
“Letter of Credit” means any letter of credit issued pursuant to this Agreement.
“Letter of Credit Agreements” means all letter of credit applications and other agreements (including any amendments, modifications or supplements thereto) submitted by the Borrower, or entered into by the Borrower, with the Issuing Bank relating to any Letter of Credit.
“LIBO Rate” means, subject to the implementation of a Benchmark Replacement in accordance with Section 3.03(b), with respect to any Eurodollar Borrowing for any Interest Period, the rate as published by the ICE Benchmark Administration Limited, a United Kingdom company (or any successor to or substitute for such service, providing rate quotations comparable to such service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the “LIBO Rate” with respect to such Eurodollar Borrowing for such Interest Period shall be the rate (rounded upwards, if necessary, to the next 1/100 of 1%) at which dollar deposits of an amount comparable to such Eurodollar Borrowing and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent (or any Affiliate of the Administrative Agent) in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period. Notwithstanding anything in this definition to the contrary, the “LIBO Rate” shall be deemed not to be less than zero at any time. Unless otherwise specified in any amendment to this Agreement entered into in accordance with Section 3.03(b), in the event that a Benchmark Replacement with respect to the LIBO Rate is implemented, then all references herein to the LIBO Rate shall be deemed references to such Benchmark Replacement.
“Lien” means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including but not limited to the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term “Lien” shall include easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations. For the purposes of this Agreement, the Parent, the Borrower, the Restricted Subsidiaries and the DevCos shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, or leases under a financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person in a transaction intended to create a financing.

“Loan Documents” means this Agreement, the Intercreditor Agreement, the Notes, the Letter of Credit Agreements, the Letters of Credit, the Security Instruments and each DevCo Guaranty Agreement.
“Loans” means the loans made by the Lenders to the Borrower pursuant to this Agreement. Unless the context otherwise requires, the term “Loans” includes the Swingline Loans.
“Majority Lenders” means, at any time while no Loans or LC Exposure is outstanding, Lenders having more than fifty percent (50%) of the Commitments; and at any time while any Loans or LC Exposure is outstanding, Lenders holding more than fifty percent (50%) of the outstanding aggregate principal amount of the Loans and participation interests in Letters of Credit (without regard to any sale by a Lender of a participation in any Loan under Section 12.04(c)); provided that the Commitments and the principal amount of the Loans and participation interests in Letters of Credit of the Defaulting Lenders (if any) shall be excluded from the determination of Majority Lenders.
“Material Acquisition” means any acquisition of Property or series of related acquisitions of Property that involves the payment of consideration by the Parent, the Borrower or any Restricted Subsidiary in excess of a dollar amount equal to $50,000,000.
“Material Adverse Effect” means a material adverse change in, or material adverse effect on (a) the business, operations, Property or financial condition of the Credit Parties, taken as a whole, (b) the ability of the Credit Parties to perform any of their obligations under any Loan Document, (c) the validity or enforceability of any Loan Document or (d) the rights and remedies of or benefits available to the Administrative Agent, any other Agent, the Issuing Bank or any Lender under any Loan Document.
“Material Contracts” means, individually or collectively as the context requires, each Material Gathering Contract, each Material Sales Contract, and each other contract set forth on Schedule 7.18.
“Material Disposition” means any Transfer of Property or series of related Transfers of property that yields gross proceeds to the Parent, the Borrower or any Restricted Subsidiary in excess of a dollar amount equal to $50,000,000.
“Material Gathering Contract” means each gathering, treating or processing contract entered into by the Parent, the Borrower, any Restricted Subsidiary or any DevCo that (a) if a fee-based contract, provides for aggregate payments to the Parent, the Borrower, such Restricted Subsidiary or such DevCo during any 12 month period in excess of $5,000,000, and (b) if a percentage of proceeds contract, is reasonably anticipated to result in a share of proceeds retained by the Parent, the Borrower, such Restricted Subsidiary or such DevCo for its own account during any 12 month period in excess of $5,000,000.
“Material Indebtedness” means Debt (other than the Loans and Letters of Credit), or obligations in respect of one or more Swap Agreements, of any one or more of the Parent, the

Borrower, the Restricted Subsidiaries and the DevCos in an aggregate principal amount exceeding $10,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Parent, the Borrower, the Restricted Subsidiaries and the DevCos in respect of any Swap Agreement at any time shall be the Swap Termination Value owed by the Parent, the Borrower, the Restricted Subsidiaries and the DevCos, as applicable.
“Material Project” means any project of the Credit Parties (a) that has or will have Expansion Capital Expenditures attributable thereto in excess of $25,000,000, (b) for which construction or expansion of such project has commenced, (c) that is identified in a certificate delivered by the Borrower to the Administrative Agent not less than 30 days prior to the last day of the first fiscal quarter for which the Borrower desires to commence inclusion of a Material Project Add-Back related to such project in EBITDA, which certificate includes the Material Project EBITDA Projection for such project and the Borrower’s good faith anticipated commercial operation date for such project, and (d) for which the Borrower has provided to the Administrative Agent, as the Administrative Agent may from time to time request, in each case in form and substance satisfactory to the Administrative Agent in its reasonable discretion, information regarding such project including, to the extent such information is applicable, updated status reports summarizing each Material Project currently under construction and covering original anticipated and current projected costs and Capital Expenditures (including information on actual costs to date) for such Material Project, the originally identified and current projected commercial operation date, volume commitments to such project, pricing arrangements, Swap Agreements relating to such project, the Borrower’s expectations as to the ability of third parties to perform under any contracts relating to utilization of such project, and any other aspect of such project as the Administrative Agent may reasonably request from time to time.
“Material Project Add-Back” means, with respect to any period for which EBITDA is calculated, the amount added in the calculation of EBITDA attributable to a particular Material Project, which amount shall equal with respect to a particular Material Project for such period:
(a)    prior to the date on which a Material Project has achieved commercial operation (but including the fiscal quarter in which commercial operation commences), a percentage, equal to the then-current completion percentage of such Material Project as of the date of determination as reasonably determined by the Borrower, of the Material Project EBITDA Projection for such Material Project (net of any actual EBITDA attributable to such Material Project during such period); provided that if the actual commercial operation date for any Material Project does not occur by the originally scheduled commercial operation date for such project originally disclosed to the Administrative Agent by the Borrower, then the foregoing amount shall be reduced, for quarters ending after such originally scheduled commercial operation date to (but excluding) the first full quarter after the actual commercial operation date, by the following percentage amounts depending on the period of delay (based on the period of actual delay or then-estimated delay, whichever is longer): (i) 90 days or less, 0%, (ii) longer than 90 days, but not more than 180 days, 25%, (iii) longer than 180 days but not more than 270 days, 50%, (iv) longer than 270 days but not more than 365 days, 75%, and (v) longer than 365 days, 100%; and

(b)    beginning with the first full fiscal quarter following the date on which commercial operation of a Material Project commences, and for the two immediately succeeding fiscal quarters, the Material Project EBITDA Projection for such Material Project (net of any actual EBITDA attributable to such Material Project during such period).
“Material Project EBITDA Projection” means, with respect to any Material Project, the Borrower’s good faith projection, based on customer contracts relating to such project, the creditworthiness of the other parties to such contracts, and projected revenues from such contracts, capital costs and expenses, and other assumptions believed by the Borrower to be reasonable at the time made and deemed reasonably appropriate to the Administrative Agent, of the EBITDA that will be attributable to such Material Project during the first 12-month period following commencement of commercial operations of such Material Project, which projection and calculation thereof to be acceptable to the Administrative Agent. After first providing such projection for any Material Project, the Borrower shall thereafter, until the end of the first 12-month period following commencement of commercial operations of such Material Project, re-evaluate such anticipated EBITDA quarterly and, if there is a material decrease or increase in such amount (as reasonably determined by the Borrower), the Borrower shall deliver an updated projection and calculation thereof which, if acceptable to the Administrative Agent, shall become and be deemed to be the “Material Project EBITDA Projection” for such Material Project for each calculation of EBITDA following the date on which such updated projection is delivered to the Administrative Agent until the next such re-evaluation.
“Material Sales Contract” means each sales contract entered into by the Parent, the Borrower or any other Restricted Subsidiary that provides for aggregate payments to the Parent, the Borrower or such other Restricted Subsidiary during any fiscal year of such party in excess of $5,000,000, after excluding payments over to third parties of payments due to them relating to the Hydrocarbon proceeds received under such sales contracts. To the extent, if any, that the Parent, the Borrower or a Restricted Subsidiary enters into any contract (other than a gathering, treating or processing contract) that requires such party to make payments during any fiscal year of such party in excess of $5,000,000 for Hydrocarbons purchased by such party under such contract, such contract will also be a “Material Sales Contract”.
“Material Subsidiary” means, as of any date, any Restricted Subsidiary of Parent or the Borrower that, together with its subsidiaries, owns Property having a fair market value of $5,000,000 or more; provided that if the aggregate fair market value of all Property of all Restricted Subsidiaries that are not Guarantors exceeds $10,000,000, then Parent and the Borrower shall promptly designate Restricted Subsidiaries that are not then Guarantors as Material Subsidiaries (and cause such designated Material Subsidiaries to comply with Section 8.14(b)) to the extent necessary so that the aggregate fair market value of all Property owned by Restricted Subsidiaries that are not then Guarantors is less than $10,000,000; provided further that in no event shall a DevCo be a Material Subsidiary prior to the date on which it is a Wholly-Owned Subsidiary.
“Maturity Date” means, with respect to any Lender, the later of (a) the date that is the forty-two (42) month anniversary of the Fourth Amendment Effective Date and (b) if the

maturity date is extended for such Lender pursuant to Section 3.06, such extended maturity date as determined pursuant to Section 3.06.
“Midstream Properties” means all tangible property used in (a) gathering, compressing, treating, processing and transporting natural gas, crude, condensate and natural gas liquids; (b) fractionating and transporting natural gas, crude, condensate and natural gas liquids; (c) marketing natural gas, crude, condensate and natural gas liquids; and (d) water distribution, supply, treatment and disposal services thereof, including, Gathering Systems, Processing Plants, storage facilities, surface leases, Rights of Way and servitudes related to each of the foregoing. Unless otherwise specified herein, “Midstream Properties” shall be deemed to refer to such properties owned or leased by the Borrower or the Restricted Subsidiaries or the DevCos, as applicable.
“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto that is a nationally recognized rating agency.
“Mortgaged Property” means any owned real property or leased real property by any Credit Party and/or any DevCo which is required to be subject to the Liens created pursuant to the terms of the Security Instruments (including for the avoidance of doubt, the DevCo Mortgaged Property).
“Net Proceeds” means the aggregate cash proceeds received by the Parent, the Borrower, any Restricted Subsidiary and/or any DevCo, as applicable, in respect of any Asset Disposition, any issuance of Debt in violation of this Agreement, or Insurance and Condemnation Event, net of (a) the direct costs relating to such Asset Disposition, incurrence of Debt or Insurance and Condemnation Event (including legal, accounting and investment banking fees, and sales commissions paid to unaffiliated third parties), (b) taxes paid or payable as a result thereof (after taking into account any available and applicable tax credits or deductions and any tax sharing arrangements) and (c) Debt (other than the Indebtedness) which is secured by a Lien upon any of the assets subject to such Asset Disposition or Insurance and Condemnation Event and which must be repaid as a result of such Asset Disposition or Insurance and Condemnation Event.
“Non-Consenting Lender” means any Lender that does not approve any amendment, waiver or consent of or under any Loan Document that requires the approval of all Lenders or all affected Lenders in accordance with Section 12.02 and has been approved by the Majority Lenders.
“Non-Extending Lender” has the meaning assigned to such term in Section 3.06(a).
“Notes” means the promissory notes of the Borrower described in Section 2.02(d) and being substantially in the form of Exhibit A, together with all amendments, modifications, replacements, extensions and rearrangements thereof.
“OAS” means Oasis Petroleum Inc., a Delaware corporation.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.
“OMS” means Oasis Midstream Services LLC, a Delaware limited liability company.
“OMS Holdings” means OMS Holdings LLC, a Delaware limited liability company.
“OPA” has the meaning assigned to such term in the definition of “Environmental Laws”.
“OPNA” means Oasis Petroleum North America LLC, a Delaware limited liability company.
“OPNA Credit Facility” means any senior secured credit facility pursuant to that certain Credit Agreement dated as of November 9, 2020, among OPNA, as borrower, the other credit parties thereto, Wells Fargo Bank, N.A., as administrative agent and the lenders party thereto, as such agreement may be amended, amended and restated, supplemented, refinanced, replaced or otherwise modified from time to time in accordance with the terms thereof.
“Other Connection Taxes” means, with respect to the Administrative Agent, any Lender, any Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower or any Guarantor hereunder or under any other Loan Document, Taxes imposed as a result of a present or former connection between such recipient and the jurisdiction imposing such Tax (other than connections arising from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes” means any and all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes or any other excise or Property taxes, charges or similar levies arising from any payment made hereunder, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, this Agreement and any other Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 5.04(b)).
“Panther” means Panther DevCo LLC, a Delaware limited liability company.
“Parent” has the meaning set forth in the introductory paragraph.
“Parent IPO” means the initial public offering of Equity Interests in the Parent on the New York Stock Exchange pursuant to the Registration Statement.
“Parent Partnership Agreement” means the Second Amended and Restated Agreement of Limited Partnership of the Parent dated on or about the Fourth Amendment Effective Date, as the same may be amended, restated or otherwise modified from time to time to the extent permitted under this Agreement.

“Participant” has the meaning set forth in Section 12.04(c)(i).
“Participant Register” has the meaning set forth in Section 12.04(c)(i).
“Payment in Full” means that the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder and all other amounts payable under the Loan Documents have been paid in full (other than with respect to contingent obligations for which no claim has been made) and all Letters of Credit have expired or terminated (other than those that have been cash collateralized in an amount in cash equal to the LC Exposure, or with respect to which other arrangements have been made on terms reasonably satisfactory to the Issuing Bank) and all LC Disbursements shall have been reimbursed.
“Permitted Acquisition” means (a) any acquisition by the Parent (to the extent permitted by Section 9.20), the Borrower or any Restricted Subsidiary that is a Guarantor of Equity Interests in a DevCo and (b) any acquisition by the Borrower or any Restricted Subsidiary that is a Guarantor of all or substantially all of the business or a line of business (whether by the acquisition of Equity Interests, assets or any combination thereof) of any other Person, in each case, if each such acquisition meets all of the following requirements:
(i)    such acquisition is not a hostile or contested acquisition;
(ii)    the Parent and its Consolidated Restricted Subsidiaries shall be in compliance with Section 9.06 immediately after giving effect to such acquisition, and no other Event of Default shall have occurred and be continuing both before and after giving effect to such acquisition and any Debt incurred in connection therewith;
(iii)    if such transaction is a merger or consolidation, the Borrower or a Restricted Subsidiary that is a Guarantor shall be the surviving Person and no Change in Control shall have been effected thereby; and
(iv)    to the extent the acquisition consideration in connection with such acquisition exceeds $25,000,000, no less than three (3) Business Days prior to the proposed closing date of such acquisition, the Borrower shall have delivered written notice of such acquisition to the Administrative Agent, which notice shall include the proposed closing date of such acquisition and a compliance certificate for the most recently ended Rolling Period preceding such acquisition for which financial statements are available demonstrating compliance on a Pro Forma Basis (after giving effect to such acquisition and any Debt incurred in connection therewith) with each covenant contained in Section 9.01.
“Permitted Refinancing Debt” means Senior Notes issued or incurred by the Parent, the Borrower and/or Finance Sub, and Debt constituting guarantees thereof by other Credit Parties, incurred or issued in exchange for, or the net proceeds of which are used to extend, refinance, repay, renew, replace (whether or not contemporaneously), defease, discharge, refund or otherwise Redeem outstanding Senior Notes, in whole or in part from time to time; provided that the principal amount of such Permitted Refinancing Debt (or if such Permitted Refinancing Debt is issued at a discount, the initial issuance price of such Permitted Refinancing Debt) does not exceed the then outstanding principal amount of the Senior Notes so exchanged for, extended, refinanced, repaid, renewed, replaced, defeased, discharged, refunded or otherwise Redeemed (plus the amount of any premiums and accrued interest paid and fees and expenses incurred in connection therewith).
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan” means any employee pension benefit plan, as defined in section 3(2) of ERISA, that is subject to Title IV of ERISA, section 412 or 430 of the Code or section 302 of ERISA and which (a) is currently or hereafter sponsored, maintained or contributed to by the Borrower, a Subsidiary or an ERISA Affiliate or (b) was at any time during the six calendar years preceding the date hereof, sponsored, maintained or contributed to by the Borrower or a Subsidiary or an ERISA Affiliate and to which the Borrower or a Subsidiary has any liability, including on account of an ERISA Affiliate.
“Prime Rate” means the rate of interest per annum publicly announced from time to time by Wells Fargo, as its prime rate in effect at its principal office in San Francisco; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective. Such rate is set by the Administrative Agent as a general reference rate of interest, taking into account such factors as the Administrative Agent may deem appropriate; it being understood that many of the Administrative Agent’s commercial or other loans are priced in relation to such rate, that it is not necessarily the lowest or best rate actually charged to any customer and that the Administrative Agent may make various commercial or other loans at rates of interest having no relationship to such rate.
“Processing Plants” means the Midstream Properties of the Borrower, the Restricted Subsidiaries or DevCos, as applicable, comprised of any processing plants owned or leased from time to time by any such Person that are used in the business of such Person.
“Pro Forma Basis” and “Pro Forma Effect” means, (a) for the purpose of calculating the Consolidated Total Leverage Ratio or the Consolidated Senior Secured Leverage Ratio, as applicable, for any Specified Transaction as of any date of determination, that such calculation shall be made on a pro forma basis using (i) Total Net Debt or Consolidated Senior Secured Debt, as applicable, on such date (giving effect to any Redemption, incurrence or assumption of Debt on such date) and (ii) EBITDAX for the most recently ended Rolling Period for which financial statements and the related compliance certificate have been delivered pursuant to Section 8.01(a) or (b), as applicable, and Section 8.01(c) and (b) for the purpose of calculating the Consolidated Interest Coverage Ratio for any Specified Transaction, that such calculation shall be made on a pro forma basis using (i) EBITDAX for the most recently ended Rolling Period for which financial statements and the related compliance certificate have been delivered pursuant to Section 8.01(a) or (b), as applicable, and Section 8.01(c) and (ii) Consolidated Interest Expense for the most recently ended Rolling Period for which financial statements and the related compliance certificate have been delivered pursuant to Section 8.01(a) or (b), as applicable, and Section 8.01(c) (giving effect to any permanent Redemption of Debt, or incurrence or assumption of Debt, on such date; provided that if such Debt has a floating or formula rate, such Debt shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Debt as at the relevant date of determination).
“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including, without limitation, cash, securities, accounts and contract rights.
“Purchase Money Debt” means Debt of the Credit Parties incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including equipment or motor vehicles, and any Debt assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Debt; provided that (i) in each case the acquired assets are reasonably related to the businesses of the Credit Parties permitted by Section 9.06 and (ii) such Debt is incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement.
“Qualified ECP Guarantor” means, in respect of any Swap Agreement, each Credit Party and each DevCo that (a) has total assets exceeding $10,000,000 at the time any guaranty of obligations under such Swap Agreement becomes effective or (b) otherwise constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another Person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A) (v)(II) of the Commodity Exchange Act.
“RCRA” has the meaning assigned to such term in the definition of “Environmental Laws”.
“Redemption” means with respect to any Debt, the repurchase, redemption, prepayment, repayment, defeasance or any other acquisition or retirement for value (or the segregation of funds with respect to any of the foregoing) of such Debt. “Redeem” has the correlative meaning thereto.
“Refined Products” means gasoline, diesel fuel, jet fuel, asphalt and asphalt products, and other refined products of crude oil.
“Register” has the meaning assigned such term in Section 12.04(b)(iv).
“Registration Statement” means the Form S-1 Registration Statement File No. 333-217976 initially filed by the Parent with the SEC on May 12, 2017, as amended prior to the Effective Date.
“Regulation D” means Regulation D of the Board, as the same may be amended, supplemented or replaced from time to time.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors (including attorneys, accountants and experts) of such Person and such Person’s Affiliates.
“Release” means any depositing, spilling, leaking, pumping, pouring, placing, emitting, discarding, abandoning, emptying, discharging, migrating, injecting, escaping, leaching, dumping, or disposing.
“Relevant Governmental Body” shall mean the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.
“Remedial Work” has the meaning set forth in Section 8.10(a).
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority
“Response Date” has the meaning assigned to such term in Section 3.06(a).
“Responsible Officer” means, as to any Person, the Chief Executive Officer, the President, any Financial Officer or any Vice President of such Person. Unless otherwise specified, all references to a Responsible Officer herein shall mean a Responsible Officer of the Parent or Borrower, as applicable.
“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other Property) with respect to any Equity Interests in the Parent, the Borrower, any Restricted Subsidiary or any DevCo or any payment (whether in cash, securities or other Property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in the Borrower or any of its Subsidiaries or any option, warrant or other right to acquire any such Equity Interests in the Parent, the Borrower, any Restricted Subsidiary or any DevCo.
“Restricted Subsidiary” means any Subsidiary of the Parent that is not an Unrestricted Subsidiary. Unless otherwise indicated herein or the context otherwise requires, each reference to the term “Restricted Subsidiary” shall include the Borrower.
“Revolving Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Loans plus such Lender’s LC Exposure at such time plus such Lender’s Swingline Exposure at such time.
“Rights of Way” has the meaning set forth in Section 7.16(b).
“Rolling Period” means for each fiscal quarter, the period of four (4) consecutive fiscal quarters ending on the last day of such fiscal quarter.
“S&P” means S&P Global Ratings and any successor thereto that is a nationally recognized rating agency.

“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (including, as of the Effective Date, Crimea, Cuba, Iran, North Korea, Sudan and Syria).
“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, or by the United Nations Security Council, the European Union, any European Union member state, Her Majesty’s Treasury of the United Kingdom or other relevant sanctions authority, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in the foregoing clause (a) or clause (b).
“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any European Union member state, Her Majesty’s Treasury of the United Kingdom or other relevant sanctions authority.
“SEC” means the Securities and Exchange Commission or any successor Governmental Authority.
“Section 91.1011” has the meaning assigned to such term in the definition of “Environmental Laws”.
“Second Amendment” means that certain Second Amendment to Credit Agreement, dated as of May 6, 2019 among the Parent, the Borrower, the other Guarantors, the Administrative Agent, the Issuing Bank and the Lenders party thereto.
“Second Amendment Effective Date” means May 6, 2019.
“Secured Parties” means, collectively, the Administrative Agent, the Issuing Bank, the Lenders, the Bank Products Providers and the Secured Swap Parties, and “Secured Party” means any of them individually.
“Secured Swap Agreements” means any Swap Agreement between the Parent, the Borrower or any other Credit Party and any Person entered into prior to the time, or during the time, that such Person or its Affiliate is a Lender (including any Swap Agreement between such Person in existence prior to the date hereof), even if such Person subsequently ceases to be a Lender (or an Affiliate thereof) for any reason (any such Person, a “Secured Swap Party”).
“Secured Swap Indebtedness” means Indebtedness of the type referred to in clause (b) of the definition of Indebtedness.
“Secured Swap Party” has the meaning assigned to such term in the definition of “Secured Swap Agreement”.
“Security Instruments” means the Guaranty and Security Agreement, each DevCo Guaranty, the Intercreditor Agreement, each Control Agreement, mortgages, deeds of trust, the

DevCo Mortgages and other agreements, instruments or certificates described or referred to in Exhibit E-1, and any and all other agreements, instruments, consents or certificates now or hereafter executed and delivered by the Parent, the Borrower, any other Guarantor, any DevCo or any other Person (other than Secured Swap Agreements or participation or similar agreements between any Lender and any other lender or creditor with respect to any Indebtedness pursuant to this Agreement) as security for the payment or performance of the Indebtedness, the Notes, this Agreement, or reimbursement obligations under the Letters of Credit, as such agreements may be amended, modified, supplemented or restated from time to time.
“Senior Notes” means any unsecured senior or senior subordinated Debt securities (whether registered or privately placed) issued pursuant to a Senior Notes Indenture.
“Senior Notes Indenture” means any indenture among the Parent, the Borrower and/or Finance Sub, as issuer(s), the subsidiary guarantors party thereto and the trustee named therein, pursuant to which the Senior Notes are issued, as the same may be amended or supplemented in accordance with Section 9.04(b).
“SOFR” with respect to any day shall mean the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark, (or a successor administrator) on the Federal Reserve Bank of New York’s Website.
“Solvent” means, with respect to any Person on any date of determination, that on such date (a) the fair value of the assets (after giving effect to amounts that could reasonably be received by reason of indemnity, offset, insurance or any similar arrangement) of such Person exceeds its Debt, (b) the present fair saleable value of the property of such Person is greater than the amount that will be required to pay the probable liability, on a consolidated basis, of its Debt, as such Debt becomes absolute and matured, (c) such Person is able to pay its Debt, as such Debt becomes absolute and matured (after taking into account the timing and amounts of cash to be received by such Person and the amounts to be payable on or in respect of its liabilities, and giving effect to amounts that could reasonably be received by reason of indemnity, offset, insurance or any similar arrangement) and (d) such Person is not engaged in, and is not about to engage in, business for which it has unreasonably small capital. The amount of any contingent Debt at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.
“Specified Transaction” means any Investment, disposition, incurrence or repayment of Debt, Restricted Payment or other transaction, in each case, that by the terms of this Agreement requires the Consolidated Total Leverage Ratio, the Consolidated Senior Secured Leverage Ratio or the Consolidated Interest Coverage Ratio to be calculated on a Pro Forma Basis.
“Statutory Reserve Rate” means, a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.
“Subsidiary” means (a) any Person of which at least a majority of the outstanding Equity Interests having by the terms thereof ordinary voting power to elect a majority of the board of directors, manager or other governing body of such Person (irrespective of whether or not at the time Equity Interests of any other class or classes of such Person shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by the Parent and/or one or more of its Subsidiaries and (b) any partnership of which the Parent or any of its Subsidiaries is a general partner. Unless otherwise indicated herein, each reference to the term “Subsidiary” shall mean a Subsidiary of the Parent (including the Borrower) and each DevCo, regardless of whether such DevCo otherwise meets the criteria set forth in this definition.
“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement, whether exchange traded, “over-the-counter” or otherwise, involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions (including any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act); provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or its Subsidiaries shall be a Swap Agreement.
“Swap Termination Value” means, in respect of any one or more Swap Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Agreements, (a) for any date on or after the date such Swap Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s) and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Agreements, as determined by the counterparties to such Swap Agreements.
“Swingline Borrowing” means a borrowing of a Swingline Loan pursuant to Section 2.08(a).
“Swingline Exposure” means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be its Applicable Percentage of the total Swingline Exposure at such time.

“Swingline Lender” means (a) Wells Fargo Bank, N.A., in its capacity as a lender of Swingline Loans hereunder and (b) JPMorgan Chase Bank, N.A., in its capacity as a lender of the Swingline Loans hereunder.
“Swingline Loan” has the meaning assigned to such term in Section 2.08(a).
“Synthetic Leases” means, in respect of any Person, all leases which shall have been, or should have been, in accordance with GAAP, treated as operating leases on the financial statements of the Person liable (whether contingently or otherwise) for the payment of rent thereunder and which were properly treated as indebtedness for borrowed money for purposes of U.S. federal income taxes, if the lessee in respect thereof is obligated to either purchase for an amount in excess of, or pay upon early termination an amount in excess of, 80% of the residual value of the Property subject to such operating lease upon expiration or early termination of such lease.
“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority, including any interest additional to tax or penalties applicable thereto.
“Term SOFR” shall mean the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.
“Termination Date” means the earlier of the Maturity Date and the date of termination of the Commitments.
“Third Amendment” means that certain Third Amendment to Credit Agreement, dated as of August 16, 2019 among the Parent, the Borrower, the other Guarantors, the Administrative Agent, the Issuing Bank and the Lenders party thereto.
“Third Amendment Effective Date” means August 16, 2019.
“Total Debt” means, at any date, all Debt (i) of the type described in clauses (a), (b) (to the extent such amounts have been funded and not reimbursed), (c), (d), (e) and (l) of the definition thereof or (ii) of the type described in clauses (f), (g) and (k) of the definition thereof to the extent in respect of Debt of the type described in the preceding clause (i), in each case of the Parent and the Consolidated Restricted Subsidiaries on a consolidated basis, excluding non-cash obligations under ASC 815.
“Total Net Debt” means, at any date, (a) Total Debt minus (b) Unrestricted Cash of the Parent and the Consolidated Restricted Subsidiaries up to an amount not to exceed $25,000,000 in the aggregate at such date.
“Transactions” means, (a) with respect to the Borrower, the execution, delivery and performance by the Borrower of this Agreement and each other Loan Document to which it is a party, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder, and the grant of Liens by the Borrower on Mortgaged Properties and other

Properties pursuant to the Security Instruments, (b) with respect to each Guarantor, the execution, delivery and performance by such Guarantor of each Loan Document to which it is a party, the guaranteeing of the Indebtedness and the other obligations under the Guaranty and Security Agreement by such Guarantor and such Guarantor’s grant of the security interests and provision of collateral under the Security Instruments, and the grant of Liens by such Guarantor on Mortgaged Properties and other Properties pursuant to the Security Instruments, (c) with respect to the Parent, the consummation of the Parent IPO, (d) with respect to each DevCo, the grant by such DevCo of Liens on Mortgaged Properties pursuant to the Security Instruments and the execution by such DevCo of the DevCo Guaranty and (e) with respect to the Parent, the Borrower, the other Credit Parties and the DevCos, the consummation of the Fourth Amendment Transactions and the other transactions occurring on the Fourth Amendment Effective Date.
“Transfer” means to sell, assign, convey or otherwise transfer Property, provided that Transfer does not include the grant or creation of a Lien.
“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Alternate Base Rate or the Adjusted LIBO Rate.
“U.S. Tax Compliance Certificate” has the meaning set forth in Section 5.03(f)(ii)(B)(3).
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any Person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.
“Unadjusted Benchmark Replacement” shall mean the Benchmark Replacement excluding the Benchmark Replacement Adjustment.
“Unadjusted EBITDA” means, for any period, (a) EBITDA for such period (without giving effect to the limitation on the amount of Material Project Add-Backs contained in the proviso at the end of the first sentence of the definition of “EBITDA”) minus (b) the aggregate amount of Material Project Add-Backs for such period.
“Unrestricted Cash” means, as of any date of determination, cash or cash equivalents of the Parent and its Consolidated Restricted Subsidiaries that would not appear as “restricted” on a balance sheet of the Parent and its Consolidated Restricted Subsidiaries on such date (it being understood that cash or cash equivalents subject to a control agreement in favor of any Person other than the Administrative Agent shall be deemed “restricted”, and cash or cash equivalents subject to a control agreement in favor of the Administrative Agent shall be deemed not “restricted”), but only to the extent that such cash and cash equivalents are held in accounts with financial institutions in any jurisdiction located within the United States of America.
“Unrestricted Subsidiary” means any Subsidiary of the Parent (a) designated as such on Schedule 7.14, (b) which the Parent or the Borrower has designated in writing to the Administrative Agent to be an Unrestricted Subsidiary pursuant to Section 9.18, (c) that is a DevCo (but for only so long as such DevCo is not a Wholly-Owned Subsidiary) or (d) that is a subsidiary of an Unrestricted Subsidiary; provided that in no event may the Borrower be designated as an Unrestricted Subsidiary.
“Wells Fargo” has the meaning set forth in the introductory paragraph.
“Wholly-Owned Subsidiary” means any Subsidiary of which all of the outstanding Equity Interests (other than any directors’ qualifying shares mandated by applicable law), on a fully-diluted basis, are owned by the Parent or one or more of the Wholly-Owned Subsidiaries or are owned by the Parent and one or more of the Wholly-Owned Subsidiaries.
“Withholding Agent” means any Credit Party or the Administrative Agent.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that Person or any other Person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
Section 1.03    Types of Loans and Borrowings. For purposes of this Agreement, Loans and Borrowings, respectively, may be classified and referred to by Type (e.g., a “Eurodollar Loan” or a “Eurodollar Borrowing”).
Section 1.04    Terms Generally; Rules of Construction. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented, restated or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth in the Loan Documents), (b) any reference herein to any law shall be construed as referring to such law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time, (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to the restrictions contained in the Loan Documents), (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) with respect to the determination of any time period, the word “from” means “from and including” and the word “to” means “to and including” and (f) any reference herein to Articles, Sections, Annexes, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Annexes, Exhibits and Schedules to, this Agreement. No provision of this Agreement or any other Loan Document shall be interpreted or construed against any Person solely because such Person or its legal representative drafted such provision.
Section 1.05    Accounting Terms and Determinations; GAAP. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all financial statements and certificates and reports as to financial matters required to be furnished to the Administrative Agent or the Lenders hereunder shall be prepared, in accordance with GAAP, applied on a basis consistent with the Financial Statements except for changes in which Borrower’s independent certified public accountants concur and which are disclosed to Administrative Agent on the next date on which financial statements are required to be delivered to the Lenders pursuant to Section 8.01(a); provided that, unless the Borrower and the Majority Lenders shall otherwise agree in writing, no such change shall modify or affect the manner in which compliance with the covenants contained herein is computed such that all such computations shall be conducted utilizing financial information presented consistently with prior periods. Notwithstanding anything herein to the contrary, unless otherwise expressly stated, for the purposes of calculating any of the ratios tested under Section 9.01, and the components of each of such ratios, all Unrestricted Subsidiaries, and their subsidiaries (including their assets, liabilities, income, losses, cash flows, and the elements thereof) shall be excluded, except for any cash dividends or distributions actually paid by any Unrestricted Subsidiary or any of its subsidiaries to the Parent, the Borrower or any other Restricted Subsidiary, which shall be deemed to be income to the Parent, the Borrower or such other Restricted Subsidiary when actually received by it.
Section 1.06    Rates. The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to the rates in the definition of “LIBO Rate” or with respect to any rate that is an alternative or replacement for or successor to any such rate (including, without limitation, any Benchmark Replacement) or the effect of any of the foregoing, or of any Benchmark Replacement Conforming Changes.
Section 1.07    Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.
Article II
The Credits

Section 2.01    Commitments. Subject to the terms and conditions set forth herein, each Lender agrees to make Loans (other than Swingline Loans which shall be governed by Section 2.08) to the Borrower during the Availability Period in an aggregate principal amount that will not result in (a) such Lender’s Revolving Credit Exposure exceeding such Lender’s Commitment or (b) the total Revolving Credit Exposures exceeding the total Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, repay and reborrow the Loans.
Section 2.02    Loans and Borrowings.
(a)    Borrowings; Several Obligations. Each Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.
(b)    Types of Loans. Subject to Section 3.03, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.
(c)    Minimum Amounts; Limitation on Number of Borrowings. At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 and not less than $1,000,000. At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $250,000 and not less than $1,000,000; provided that an ABR Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.07(e). Borrowings of more than one Type may be outstanding at the same time, provided that there shall not at any time be more than a total of six (6) Eurodollar Borrowings outstanding. Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.
(d)    Notes. If requested by a Lender, the Loans made by such Lender shall be evidenced by a single promissory note of the Borrower in substantially the form of Exhibit A, and, in the case of any Lender party hereto as of the date of this Agreement, such Note shall be dated as of the date of this Agreement, or in the case of any Lender that becomes a party hereto pursuant to an Assignment and Assumption or an Additional Lender Certificate, such Note shall be dated as of the effective date of such Assignment and Assumption or Additional Lender Certificate, as applicable, payable to such Lender in a principal amount equal to its Commitment as in effect on such date, and otherwise duly completed. In the event that any Lender’s Commitment increases or decreases for any reason (whether pursuant to Section 2.06, Section 12.04(b) or otherwise), the Borrower shall, upon request of such Lender, deliver or cause to be delivered on the effective date of such increase or decrease, a new Note payable to such Lender in a principal amount equal to its Commitment after giving effect to such increase or decrease, and otherwise duly completed, against return to the Borrower of the Note so replaced. The date, amount, Type, interest rate and, if applicable, Interest Period of each Loan made by each Lender, and all payments made on account of the principal thereof, shall be recorded by such Lender on its books for its Note, and, prior to any transfer, may be recorded by such Lender on a schedule attached to such Note or any continuation thereof or on any separate record maintained by such Lender. Failure to make any such notation or to attach a schedule shall not affect any Lender’s or the Borrower’s rights or obligations in respect of such Loans or affect the validity of such transfer by any Lender of its Note.
Section 2.03    Requests for Borrowings. To request a Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone or e-mail (a) in the case of a Eurodollar Borrowing, not later than 12:00 noon, New York City time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, on the date of the proposed Borrowing; provided that no such notice shall be required for any deemed request of an ABR Borrowing to finance the reimbursement of an LC Disbursement as provided in Section 2.07(e). Each such telephonic or e-mail Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or facsimile to the Administrative Agent of a written Borrowing Request in substantially the form of Exhibit B and signed by the Borrower. Each such telephonic/e-mail and written Borrowing Request shall specify the following information in compliance with Section 2.02:
(i)    the aggregate amount of the requested Borrowing;
(ii)    the date of such Borrowing, which shall be a Business Day;
(iii)    whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;
(iv)    in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”;
(v)    the current total Revolving Credit Exposures (without regard to the requested Borrowing) and the pro forma total Revolving Credit Exposures (giving effect to the requested Borrowing); and

(vi)    the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.05.
If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Each Borrowing Request shall constitute a representation that the amount of the requested Borrowing shall not cause the total Revolving Credit Exposures to exceed the total Commitments.
Promptly following receipt of a Borrowing Request in accordance with this Section 2.03, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.
Section 2.04    Interest Elections.
(a)    Conversion and Continuance. Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section 2.04. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section 2.04(a) shall not apply to Swingline Borrowings, which may not be converted or continued.
(b)    Interest Election Requests. To make an election pursuant to this Section 2.04, the Borrower shall notify the Administrative Agent of such election by telephone or e-mail by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic or e-mail Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in substantially the form of Exhibit C and signed by the Borrower.
(c)    Information in Interest Election Requests. Each telephonic/e-mail and written Interest Election Request shall specify the following information in compliance with Section 2.02:
(i)    the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to Section 2.04(c)(iii) and (iv) shall be specified for each resulting Borrowing);

(ii)    the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;
(iii)    whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and
(iv)    if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.
If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.
(d)    Notice to Lenders by the Administrative Agent. Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.
(e)    Effect of Failure to Deliver Timely Interest Election Request and Events of Default on Interest Election. If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing: (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing (and any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective) and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.
Section 2.05    Funding of Borrowings; Funding by Lenders.
(a)    Funding by Lenders. Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 1:00 p.m., New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders; provided that Swingline Loans shall be made as provided in Section 2.08. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account designated by the Borrower in the applicable Borrowing Request; provided that ABR Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.07(e) shall be remitted by the Administrative Agent to the Issuing Bank. Nothing herein shall be deemed to obligate any Lender to obtain the funds for its Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for its Loan in any particular place or manner.
(b)    Presumption of Funding by the Lenders. Except with respect to Swingline Loans made pursuant to Section 2.08, unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.05(a) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.
Section 2.06    Termination, Reduction and Increase of Commitments.
(a)    Scheduled Termination of Commitments. Unless previously terminated, the Commitments shall terminate on the Maturity Date. If at any time the Commitments are terminated or reduced to zero, then the Commitments shall terminate on the effective date of such termination or reduction.
(b)    Optional Termination and Reduction of Commitments.
(i)    The Borrower may at any time terminate, or from time to time reduce, the aggregate Commitments; provided that (A) each reduction of the aggregate Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $1,000,000, and (B) the Borrower shall not terminate or reduce the aggregate Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 3.04(c), the total Revolving Credit Exposures would exceed the total Commitments.
(ii)    The Borrower shall notify the Administrative Agent of any election to terminate or reduce the aggregate Commitments under Section 2.06(b)(i) at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section 2.06(b)(ii) shall be irrevocable. Any termination or reduction of the Commitments shall be permanent and may not be reinstated. Each reduction of the aggregate Commitments shall be made ratably among the Lenders in accordance with each Lender’s Applicable Percentage.
(c)    Optional Increase in Commitments.
(i)    Subject to the conditions set forth in Section 2.06(c)(ii), the Borrower may increase the Commitments then in effect by increasing the Commitments of a Lender or by causing a Person that is acceptable to the Administrative Agent that at such time is not a Lender to become a Lender (an “Additional Lender”). Notwithstanding anything to the contrary contained in this Agreement, in no case shall an Additional Lender be the Borrower or an Affiliate of a Borrower.
(ii)    Any increase in the Commitments shall be subject to the following additional conditions:
(A)    such increase shall not be less than $25,000,000 unless the Administrative Agent otherwise consents, and no such increase shall be permitted if after giving effect thereto the aggregate Commitments would exceed $650,000,000;
(B)    no Default shall have occurred and be continuing on the effective date of such increase;
(C)    on the effective date of such increase, no Eurodollar Borrowings shall be outstanding or if any Eurodollar Borrowings are outstanding, then the effective date of such increase shall be the last day of the Interest Period in respect of such Eurodollar Borrowings unless the Borrower pays compensation required by Section 5.02;
(D)    no Lender’s Commitment may be increased without the consent of such Lender;
(E)    the Consolidated Total Leverage Ratio, calculated on a Pro Forma Basis as of the effective date of such increase (calculated in a manner reasonably acceptable to the Administrative Agent), does not exceed the applicable maximum ratio for the last day of the fiscal quarter in which such increase occurs as set forth in Section 9.01(a) assuming that, for purposes of calculating the Consolidated Total Leverage Ratio as of such date, the Lenders have made Loans to the Borrower in an aggregate amount equal to the amount of the aggregate Commitments (including the amount of the increase in the Commitments on such date); and
(F)    if the Borrower elects to increase the Commitments by increasing the Commitments of a Lender, the Borrower and such Lender shall execute and deliver to the Administrative Agent a certificate substantially in the form of Exhibit G (an “Commitment Increase Certificate”); and
(G)    if the Borrower elects to increase the Commitments by causing an Additional Lender to become a party to this Agreement, then the Borrower and such Additional Lender shall execute and deliver to the Administrative Agent a certificate substantially in the form of Exhibit H (an “Additional Lender Certificate”), together with an Administrative Questionnaire and a processing and recordation fee of $3,500, and the Borrower shall (1) if requested by the Additional Lender, deliver a Note payable to such Additional Lender in a principal amount equal to its Commitment, and otherwise duly completed and (2) pay any applicable fees as may have been agreed to between the Borrower, the Additional Lender and/or the Administrative Agent.

(iii)    Subject to acceptance and recording thereof pursuant to Section 2.06(c)(iv), from and after the effective date specified in the Commitment Increase Certificate or the Additional Lender Certificate (or if any Eurodollar Borrowings are outstanding, then the last day of the Interest Period in respect of such Eurodollar Borrowings, unless the Borrower has paid compensation required by Section 5.02): (A) the amount of the Commitments shall be increased as set forth therein, and (B) in the case of an Additional Lender Certificate, any Additional Lender party thereto shall be a party to this Agreement and have the rights and obligations of a Lender under this Agreement and the other Loan Documents. In addition, the Lender or the Additional Lender, as applicable, shall purchase a pro rata portion of the outstanding Loans (and participation interests in Letters of Credit) of each of the other Lenders (and such Lenders hereby agree to sell and to take all such further action to effectuate such sale) such that each Lender (including any Additional Lender, if applicable) shall hold its Applicable Percentage of the outstanding Loans (and participation interests) after giving effect to the increase in the Commitments.
(iv)    Upon its receipt of a duly completed Commitment Increase Certificate or an Additional Lender Certificate, executed by the Borrower and the Lender or by the Borrower and the Additional Lender party thereto, as applicable, the processing and recording fee referred to in Section 2.06(c)(ii) and the Administrative Questionnaire referred to in Section 2.06(c)(ii), if applicable, the Administrative Agent shall accept such Commitment Increase Certificate or Additional Lender Certificate and record the information contained therein in the Register required to be maintained by the Administrative Agent pursuant to Section 12.04(b)(iv). No increase in the Commitments shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this Section 2.06(c)(iv).
(v)    Upon any increase in the Commitments pursuant to this Section 2.06(c), Annex I to this Agreement shall be deemed amended to reflect the Commitment of each Lender (including any Additional Lender) as thereby increased and any resulting changes in the Lenders’ Applicable Percentages.
Section 2.07    Letters of Credit.
(a)    General. Subject to the terms and conditions set forth herein, the Borrower may request the issuance of dollar denominated Letters of Credit for its own account or for the account of any of its Restricted Subsidiaries, in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time during the Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.
(b)    Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and the Administrative Agent (not less than five (5) Business Days in advance of the requested date of issuance, amendment, renewal or extension (or such later date as the Issuing Bank may agree to in its sole discretion)) a notice:
(i)    requesting the issuance of a Letter of Credit or identifying the Letter of Credit to be amended, renewed or extended;
(ii)    specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day);
(iii)    specifying the date on which such Letter of Credit is to expire (which shall comply with Section 2.07(c));
(iv)    specifying the amount of such Letter of Credit;
(v)    specifying the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit; and
(vi)    specifying the current total Revolving Credit Exposures (without regard to the requested Letter of Credit or the requested amendment, renewal or extension of an outstanding Letter of Credit) and the pro forma total Revolving Credit Exposures (giving effect to the requested Letter of Credit or the requested amendment, renewal or extension of an outstanding Letter of Credit).
Each notice shall constitute a representation by the Borrower that after giving effect to the requested issuance, amendment, renewal or extension, as applicable, (i) the LC Exposure shall not exceed the LC Commitment and (ii) the total Revolving Credit Exposures shall not exceed the total Commitments.
If requested by the Issuing Bank, the Borrower also shall submit a letter of credit application on the Issuing Bank’s standard form in connection with any request for a Letter of Credit; provided that, in the event of any conflict between such application or any Letter of Credit Agreement and the terms of this Agreement, the terms of this Agreement shall control.
(c)    Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Maturity Date. Notwithstanding the foregoing, no Letter of Credit may expire beyond the close of business on the date that is five Business Days prior to the earliest Maturity Date applicable to any Lender, unless the amount of such Letter of Credit on the date of issuance, renewal or extension, as applicable, together with the outstanding total Revolving Credit Exposures at such time, is less than or equal to the total Commitments of all Lenders having a later Maturity Date.
(d)    Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the

Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender’s Applicable Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by the Borrower on the date due as provided in Section 2.07(e), or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this Section 2.07(d) in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.
(e)    Reimbursement. If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 3:00 p.m., New York City time, on the date that such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., New York City time, on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 3:00 p.m., New York City time, on the Business Day immediately following the day that the Borrower receives such notice; provided that the Borrower shall, subject to the conditions to Borrowing set forth herein, be deemed to have requested, and the Borrower does hereby request under such circumstances, that such payment be financed with an ABR Borrowing in an equivalent amount and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Borrowing. If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender’s Applicable Percentage thereof. Promptly following receipt of such notice, each Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.05 with respect to Loans made by such Lender (and Section 2.05 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this Section 2.07(e), the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that Lenders have made payments pursuant to this Section 2.07(e) to reimburse the Issuing Bank, then to such Lenders and the Issuing Bank as their interests may appear. Any payment made by a Lender pursuant to this Section 2.07(e) to reimburse the Issuing Bank for any LC Disbursement (other than the funding of ABR Loans as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.
(f)    Obligations Absolute. The Borrower’s obligation to reimburse LC Disbursements as provided in Section 2.07(e) shall be absolute, unconditional and irrevocable,

and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit, any Letter of Credit Agreement or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit or any Letter of Credit Agreement, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.07(f), constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder. Neither the Administrative Agent, the Lenders nor the Issuing Bank, nor any of their Related Parties shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised all requisite care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.
(g)    Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy or e-mail) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the Lenders with respect to any such LC Disbursement.
(h)    Interim Interest. If the Issuing Bank shall make any LC Disbursement, then, until the Borrower shall have reimbursed the Issuing Bank for such LC Disbursement (either with its own funds or a Borrowing under Section 2.07(e)), the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Loans. Interest accrued pursuant to this Section 2.07(h) shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to Section 2.07(e) to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.
(i)    Replacement of the Issuing Bank. The Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 3.05(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of the Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.
(j)    Cash Collateralization. If (i) any Event of Default shall occur and be continuing and the Borrower receives notice from the Administrative Agent or the Majority Lenders demanding the deposit of cash collateral pursuant to this Section 2.07(j), or (ii) the Borrower is required to pay to the Administrative Agent the excess attributable to an LC Exposure in connection with any prepayment pursuant to Section 3.04(c), then the Borrower shall deposit, in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to, in the case of an Event of Default, the LC Exposure, and in the case of a payment required by Section 3.04(c), the amount of such excess as provided in Section 3.04(c), as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Parent, the Borrower or any Restricted Subsidiary described in Section 10.01(h) or Section 10.01(i). The Borrower hereby grants to the Administrative Agent, for the benefit of the Issuing Bank and the Lenders, an exclusive first priority and continuing perfected security interest in and Lien on such account and all cash, checks, drafts, certificates and instruments, if any, from time to time deposited or held in such account, all deposits or wire transfers made thereto, any and all investments purchased with funds deposited in such account, all interest, dividends, cash, instruments, financial assets and other Property from time to time received, receivable or otherwise payable in respect of, or in exchange for, any or all of the foregoing, and all proceeds, products, accessions, rents, profits, income and benefits therefrom, and any substitutions and replacements therefor. The Borrower’s obligation to deposit amounts pursuant to this Section 2.07(j) shall be absolute and unconditional, without regard to whether any beneficiary of any such Letter of Credit has attempted to draw down all or a portion of such amount under the terms of a Letter of Credit, and, to the fullest extent permitted by applicable law, shall not be subject to any defense or be affected by a right of set-off, counterclaim or recoupment which the Borrower or any of its Subsidiaries may now or hereafter have against any such beneficiary, the Issuing Bank, the Administrative Agent, the Lenders or any other Person for any reason whatsoever. Such deposit shall be held as collateral securing the payment and performance of the Borrower’s and the Guarantor’s obligations under this Agreement and the other Loan Documents. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated, be applied to satisfy other obligations of the Borrower and the Guarantors under this Agreement or the other Loan Documents. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, and the Borrower is not otherwise required to pay to the Administrative Agent the excess attributable to an LC Exposure in connection with any prepayment pursuant to Section 3.04(c), then such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived.
Section 2.08    Swingline Loans.
(a)    Subject to the terms and conditions set forth herein, each Swingline Lender agrees to make loans to the Borrower (each such loan, a “Swingline Loan”) from time to time during the Availability Period in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans provided by all Swingline Lenders exceeding $20,000,000, (ii) the aggregate principal amount of outstanding Swingline Loans provided by any individual Swingline Lender exceeding $10,000,000 or (iii) the aggregate Revolving Credit Exposures exceeding the aggregate Commitments; provided that (x) no Swingline Lender shall be required to make a Swingline Loan to refinance an outstanding Swingline Loan and (y) no Swingline Lender shall be required to make a Swingline Loan that would result in the total outstanding amount of such Lender’s Loans to exceed such Lender’s Commitment. The Borrower shall pay to the Administrative Agent, for the account of the applicable Swingline Lender or each Lender, as applicable, pursuant to Section 2.08(c), the outstanding aggregate principal and accrued and unpaid interest under each Swingline Loan no later than seven (7) Business Days following such Swingline Borrowing. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow amounts under the subfacility for Swingline Loans provided for in this Section 2.08, provided that, for the avoidance of doubt, in no event may the Borrower continue or convert a Swingline Loan.

(b)    To request a Swingline Loan, the Borrower shall notify each of the Administrative Agent and the applicable Swingline Lender of such request by telephone or e-mail not later than 2:00 p.m., New York City time, on the date of the proposed Swingline Loan (and, in the case of telephonic notice, confirmed by hand delivery or e-mail). Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan. The Administrative Agent will promptly advise the applicable Swingline Lender of (i) the current aggregate Revolving Credit Exposures and (ii) the undrawn portion of the Commitments available to make Swingline Loans. To the extent that the applicable Swingline Lender receives the information referred to in the immediately preceding sentence no later than 4:00 p.m., New York City time, then the applicable Swingline Lender shall make such Swingline Loan available to the Borrower by means of a credit to the general deposit account of the Borrower by 5:00 p.m., New York City time, on the requested date of such Swingline Loan. Each Swingline Borrowing shall be in an amount that is an integral multiple of $250,000 and not less than $1,000,000.
(c)    The Lenders shall participate in Swingline Loans according to their respective Applicable Percentages. Upon any Swingline Borrowing, the Administrative Agent shall give notice thereof to each Lender, specifying in such notice such Lender’s Applicable Percentage of such Swingline Loan or Loans. Each Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the applicable Swingline Lender, such Lender’s Applicable Percentage of such Swingline Loan or Loans. Each Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the aggregate Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.05 with respect to Loans made by such Lender (and Section 2.05 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the applicable Swingline Lender the amounts so received by it from the Lenders and shall distribute the payments received from the Borrower to such Swingline Lender and the other Lenders as their interests appear with respect to such Swingline Loans. The Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph. Any amounts received by the applicable Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by such Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Lenders that shall have made their payments pursuant to this paragraph and to the applicable Swingline Lender, as their interests may appear; provided that any such payment so remitted shall be repaid to such Swingline Lender or to the Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to the Borrower for any reason. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrower of any default in the payment thereof.

Section 2.09    Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, and any LC Exposure or any Swingline Exposure exists at the time a Lender becomes a Defaulting Lender, then:
(a)    all or any part of such LC Exposure or Swingline Exposure shall be reallocated among the non-Defaulting Lenders in accordance with their respective Applicable Percentages (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent (A) the sum of all non-Defaulting Lenders’ Revolving Credit Exposures does not exceed the total of all non-Defaulting Lenders’ Commitments and (B) the conditions set forth in Section 6.02 are satisfied at such time;
(b)    if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under applicable law, within one (1) Business Day following notice by the Administrative Agent cash collateralize such Defaulting Lender’s LC Exposure and prepay such Defaulting Lender’s Swingline Exposure (in each case after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.07(j) for so long as such LC Exposure is outstanding;
(c)    if the Borrower cash collateralizes any portion of such Defaulting Lender’s LC Exposure pursuant to this Section 2.09, the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 3.05(b) with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is cash collateralized;
(d)    if the LC Exposure and Swingline Exposure of the non-Defaulting Lenders is reallocated pursuant to this Section 2.09, then the fees payable to the Lenders pursuant to Section 3.05(a) and Section 3.05(b) shall be adjusted in accordance with such non-Defaulting Lenders’ Applicable Percentages; or
(e)    if any Defaulting Lender’s LC Exposure is neither cash collateralized nor reallocated pursuant to this Section 2.09, then, without prejudice to any rights or remedies of the Issuing Bank or any Lender hereunder, all commitment fees that otherwise would have been payable to such Defaulting Lender (solely with respect to the portion of such Defaulting Lender’s Commitment that was utilized by such LC Exposure) under Section 3.05(a) and letter of credit fees payable under Section 3.05(b) with respect to such Defaulting Lender’s LC Exposure shall be payable to the Issuing Bank until such LC Exposure is cash collateralized and/or reallocated.
If the Borrower, the Administrative Agent, each Swingline Lender and the Issuing Bank agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swingline Loans to be held pro rata by the Lenders in accordance with the Commitments (without giving effect to Section 2.09(a)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
Notwithstanding any provision of this Agreement to the contrary, so long as any Lender is a Defaulting Lender, each Swingline Lender shall not be required to fund any Swingline Loan and the Issuing Bank shall not be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure will be 100% covered by the Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Borrower in accordance with Section 2.07(j), and participating interests in any such newly issued or increased Letter of Credit or newly made Swingline Loan shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.09(a) (and any Defaulting Lender shall not participate therein). Subject to Section 12.17, no reallocation hereunder shall constitute a waiver or release of any claim by any party hereunder against a Defaulting Lender arising from such Lender having become a Defaulting Lender.
Article III
Payments of Principal and Interest; Prepayments; Fees

Section 3.01    Repayment of Loans. The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan on the Termination Date.
Section 3.02    Interest.
(a)    ABR Loans. The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Margin, but in no event to exceed the Highest Lawful Rate.
(b)    Eurodollar Loans. The Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin, but in no event to exceed the Highest Lawful Rate.
(c)    Swingline Loans. Each Swingline Loan shall bear interest on the unpaid principal amount of such Swingline Loan at the Alternate Base Rate plus the Applicable Margin, but in no event to exceed the Highest Lawful Rate.
(d)    Post-Default Rate. Notwithstanding the foregoing, (i) if any Event of Default of the type described in Section 10.01(a), Section 10.01(b), Section 10.01(h) or Section 10.01(i) has occurred and is continuing after the Fourth Amendment Effective Date, or (ii) the Majority Lenders (or the Administrative Agent at their direction) provide written notice to the

Borrower of their election in connection with the occurrence and continuance after the Fourth Amendment Effective Date of any other Event of Default, then in each case all Loans then outstanding and any other fees or other amounts then due and owing under any Loan Document, shall bear interest, after as well as before judgment, at a rate per annum equal to two percent (2%) plus the rate applicable to ABR Loans as provided in Section 3.02(a) but in no event to exceed the Highest Lawful Rate. In the case of the foregoing clause (i), such increase in the interest rate shall become effective automatically upon the occurrence of any such Event of Default and shall accrue from and including the first date on which such Event of Default occurred. In the case of the foregoing clause (ii), such increase in the interest rate shall become effective upon delivery of written notice to the Borrower of the election of the Majority Lenders (or the election of the Administrative Agent at the direction of the Majority Lenders) during the continuance of such Event of Default, and thereafter shall accrue from and including the date upon which the notice of such election described therein is provided to the Borrower and ending on the date on which such Event of Default has been cured or waived in accordance with Section 12.02.
(e)    Interest Payment Dates. Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and on the Termination Date; provided that (i) interest accrued pursuant to Section 3.02(d) shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than an optional prepayment of an ABR Loan prior to the Termination Date), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment, (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion and (iv) accrued interest on any Swingline Loan shall be payable on the earlier of (x) the Termination Date and (y) seven (7) Business Days after such Swingline Loan is made.
(f)    Interest Rate Computations. All interest hereunder shall be computed on the basis of a year of 360 days, unless such computation would exceed the Highest Lawful Rate, in which case interest shall be computed on the basis of a year of 365 days (or 366 days in a leap year), except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error, and be binding upon the parties hereto.
Section 3.03    Alternate Rate of Interest.
(a)    Subject to Section 3.03(b) below, if prior to the commencement of any Interest Period for a Eurodollar Borrowing:
(i)    the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate for such Interest Period; or

(ii)    the Administrative Agent is advised by the Majority Lenders that the Adjusted LIBO Rate or LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;
then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective, and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.
(b)    Effect of Benchmark Transition Event.
(i)    Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, the Administrative Agent and the Borrower may amend this Agreement to replace the LIBO Rate with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all Lenders and the Borrower so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders. Any such amendment with respect to an Early Opt-in Election will become effective on the date that Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders accept such amendment. No replacement of the LIBO Rate with a Benchmark Replacement pursuant to this Section 3.03(b) will occur prior to the applicable Benchmark Transition Start Date.
(ii)    Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.
(iii)    Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (A) any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date and Benchmark Transition Start Date, (B) the implementation of any Benchmark Replacement, (C) the effectiveness of any Benchmark Replacement Conforming Changes and (D) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or Lenders pursuant to this Section 3.03(b), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 3.03(b).
(iv)    Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a Eurodollar Loan of, conversion to or continuation of Eurodollar Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to ABR Loans. During any Benchmark Unavailability Period, the component of the Alternate Base Rate based upon the LIBO Rate will not be used in any determination of the Alternate Base Rate.
Section 3.04    Prepayments.
(a)    Optional Prepayments. The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with Section 3.04(b).
(b)    Notice and Terms of Optional Prepayment. The Borrower shall notify the Administrative Agent by telephone or e-mail (confirmed by facsimile) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 12:00 noon, New York City time, three Business Days before the date of prepayment, or (ii) in the case of prepayment of an ABR Borrowing, not later than 12:00 noon, New York City time, one Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that any such notice may state that it is conditioned upon the occurrence of any event specified therein (including the effectiveness of other credit facilities), in which case such notice may be revoked by the Borrower (by written notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 3.02.
(c)    Mandatory Prepayments.
(i)    If, after giving effect to any termination or reduction of the Commitments pursuant to Section 2.06(b), the total Revolving Credit Exposures exceeds the total Commitments, then the Borrower shall (A) prepay the Borrowings on the date of such termination or reduction in an aggregate principal amount equal to such excess, and (B) if any excess remains after prepaying all of the Borrowings as a result of an LC Exposure, pay to the Administrative Agent on behalf of the Lenders an amount equal to such excess to be held as cash collateral as provided in Section 2.07(j).

(ii)    The Borrower shall prepay the outstanding principal amount of Loans in amounts equal to (A) one hundred percent (100%) of the aggregate Net Proceeds from any Asset Disposition (other than any Asset Disposition by a DevCo) or (B) the DevCo Ownership Percentage with respect to such DevCo of the aggregate Net Proceeds from any Asset Disposition by a DevCo. Such prepayments shall be made within one (1) Business Day after the date of receipt of the Net Proceeds of any such Asset Disposition by the Parent, the Borrower or any Restricted Subsidiary and within three (3) Business Days after the date of receipt of the Net Proceeds of any such Asset Disposition by such DevCo; provided that so long as no Event of Default has occurred and is continuing, no prepayments of aggregate Net Proceeds from Asset Dispositions shall be required hereunder to the extent such Net Proceeds are used to acquire other assets useful in the ordinary course of the business of the Parent, the Borrower or such Restricted Subsidiary or such DevCo, as applicable, within three hundred sixty (360) days after receipt of such Net Proceeds by such Person, or such longer period of time as may be agreed to by Majority Lenders; provided, however, that any portion of the Net Proceeds not actually reinvested within the applicable time period shall be prepaid in accordance with this Section 3.04(c). Notwithstanding the foregoing, there shall be no reinvestment period for any Asset Disposition of the Equity Interests in any DevCo.
(iii)    On the date of issuance or incurrence of any Debt by the Parent, the Borrower or any Restricted Subsidiary (other than Debt permitted by Section 9.02 or otherwise consented to by Majority Lenders), the Borrower shall prepay the Loans in an aggregate amount equal to one hundred percent (100%) of the Net Proceeds received in respect of such Debt. Nothing in this paragraph is intended to permit the Parent, the Borrower or any Restricted Subsidiary to incur Debt other than as permitted under Section 9.02, and any such incurrence of Debt in violation of Section 9.02 shall be a breach of this Agreement.
(iv)    The Borrower shall prepay the outstanding principal amount of Loans in an amount equal to (A) one hundred percent (100%) of the aggregate Net Proceeds from any Insurance and Condemnation Event received by the Parent, the Borrower or any Restricted Subsidiary and (B) the DevCo Ownership Percentage with respect to such DevCo of the aggregate Net Proceeds from any Insurance and Condemnation Event received by any DevCo. Such prepayments shall be made within one (1) Business Day after the date of receipt of Net Proceeds of any such Insurance and Condemnation Event by the Parent, the Borrower or such Restricted Subsidiary and within three (3) Business Days after the date of receipt of Net Proceeds of any such Insurance and Condemnation Event by such DevCo; provided that, so long as no Event of Default has occurred and is continuing, no prepayments of Net Proceeds from Insurance and Condemnation Events shall be required hereunder to the extent such Net Proceeds are used to acquire other assets useful in the ordinary course of the business of the Borrower or such Restricted Subsidiary or such DevCo, as applicable, within three hundred sixty (360) days after receipt of such Net Proceeds by such Person or such DevCo, as applicable, or such longer period of time as may be agreed to by Majority Lenders; provided, however, that any portion of the Net Proceeds not actually reinvested within the applicable time period shall be prepaid in accordance with this Section 3.04(c).

(v)    Each prepayment of Borrowings pursuant to this Section 3.04(c) shall be applied, first, ratably to any ABR Borrowings then outstanding, and, second, to any Eurodollar Borrowings then outstanding, and if more than one Eurodollar Borrowing is then outstanding, to each such Eurodollar Borrowing in order of priority beginning with the Eurodollar Borrowing with the least number of days remaining in the Interest Period applicable thereto and ending with the Eurodollar Borrowing with the most number of days remaining in the Interest Period applicable thereto.
(vi)    Each prepayment of Borrowings pursuant to this Section 3.04(c) shall be applied ratably to the Loans included in the prepaid Borrowings. Prepayments pursuant to this Section 3.04(c) shall be accompanied by accrued interest to the extent required by Section 3.02.
(vii)    If any prepayment is required to be made under Section 3.04(c)(ii)(B) or Section 3.04(c)(iv)(B), the Borrower shall cause the applicable DevCo to make a cash dividend to a Credit Party in an amount not less than the amount of such required prepayment within three (3) Business Days after the applicable DevCo receives the Net Proceeds required to be prepaid.
(d)    No Premium or Penalty. Prepayments permitted or required under this Section 3.04 shall be without premium or penalty, except as required under Section 5.02.
Section 3.05    Fees.
(a)    Commitment Fees. The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee, which shall accrue at the applicable Commitment Fee Rate on the average daily amount of the unused amount of the Commitment of such Lender during the period from and including the date of this Agreement to but excluding the Termination Date. Accrued commitment fees shall be payable in arrears on the last day of March, June, September and December of each year and on the Termination Date, commencing on the first such date to occur after the date hereof. All commitment fees shall be computed on the basis of a year of 360 days, unless such computation would exceed the Highest Lawful Rate, in which case such fees shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). Solely for purposes of calculating the commitment fees pursuant to this Section 3.05(a), Swingline Loans will not be deemed to be a utilization of the Commitments.
(b)    Letter of Credit Fees. The Borrower agrees to pay (i) to the Administrative Agent for the account of each Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Margin used to determine the interest rate applicable to Eurodollar Loans on the average daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the date of this Agreement to but excluding the later of the date on which such Lender’s Commitment terminates and the date on which such Lender ceases to have any LC Exposure (during the continuation of an Event of Default and only upon written notice to the Borrower of the election of Majority Lenders, such participation fee shall increase by 2% per annum over the then applicable rate), (ii) to the Issuing Bank a fronting fee, which shall accrue at the rate of 0.25% per annum on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the date of this Agreement to but excluding the later of the date of termination of the Commitments and the date on which there ceases to be any LC Exposure, and (iii) to the Issuing Bank, for its own account, its standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the date of this Agreement; provided that all such fees shall be payable on the Termination Date and any such fees accruing after the Termination Date shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this Section 3.05(b) shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days, unless such computation would exceed the Highest Lawful Rate, in which case interest shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).
(c)    Administrative Agent Fees. The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.
(d)    Defaulting Lender Fees. Subject to Section 2.09, the Borrower shall not be obligated to pay the Administrative Agent any Defaulting Lender’s ratable share of the fees described in Section 3.05(a) and (b) for the period commencing on the day such Defaulting Lender becomes a Defaulting Lender and continuing for so long as such Lender continues to be a Defaulting Lender.
Section 3.06    Extension of Maturity Date.
(a)    The Borrower may, by delivering an Extension Request to the Administrative Agent (who shall promptly deliver a copy to each of the Lenders), not less than 60 days in advance of the Maturity Date in effect at such time (the “Existing Maturity Date”), request that the Lenders extend the Existing Maturity Date to the extended maturity date specified in such Extension Request. Each Lender, each Swingline Lender and the Issuing Bank, each acting in its sole discretion, shall, by written notice to the Administrative Agent given not later than the date that is the 20th day after the date of the Extension Request, or if such date is not a Business Day, the immediately following Business Day (the “Response Date”), advise the Administrative Agent in writing whether or not such Person agrees to the requested extension. Each Lender that advises the Administrative Agent that it will not extend the Existing Maturity Date is referred to herein as a “Non-Extending Lender”; provided, that any Lender that does not advise the Administrative Agent of its consent to such requested extension by the Response Date and any Lender that is a Defaulting Lender on the Response Date shall be deemed to be a Non-Extending Lender, and the Issuing Bank or any Swingline Lender that does not advise the Administrative Agent of its consent to such requested extension by the Response Date shall be deemed to have not consented to such requested extension. The Administrative Agent shall notify the Borrower, in writing, of the Lenders’ elections promptly following the Response Date. The election of any Lender to agree to such an extension shall not obligate any other Lender to so agree.
(b)    If (and only if), by the Response Date, (i) Lenders holding Commitments that aggregate more than 50% of the total Commitments shall have agreed to extend the Existing Maturity Date (each such consenting Lender, an “Extending Lender”) and (ii) the Issuing Bank and each Swingline Lender shall have consented to such extension of the Existing Maturity Date, then effective as of the Existing Maturity Date, the Maturity Date for such Extending Lenders shall be extended to the extended maturity date specified in the applicable Extension Request (subject to satisfaction of the conditions set forth in Section 3.06(c)). In the event of such extension, the Commitment of each Non-Extending Lender shall terminate on the Existing Maturity Date in effect for such Non-Extending Lender prior to such extension and the outstanding principal balance of all Loans and other amounts payable hereunder to such Non-Extending Lender shall become due and payable on such Existing Maturity Date and the total Commitments hereunder shall be reduced by the Commitments of the Non-Extending Lenders so terminated on such Existing Maturity Date.
(c)    As a condition precedent to each such extension of the Existing Maturity Date pursuant to Section 3.06(b), the Parent and the Borrower shall (i) deliver to the Administrative Agent a certificate of the Parent and the Borrower dated as of the Existing Maturity Date signed by a Responsible Officer of the Parent and the Borrower certifying that, as of such date, both before and immediately after giving effect to such extension, (A) the representations and warranties of the Parent and the Borrower set forth in this Agreement shall be true and correct in all material respects (or if already qualified by materiality, Material Adverse Effect or a similar qualification, true and correct in all respects) and (B) no Default shall have occurred and be continuing and (ii) first make such prepayments of the outstanding Loans and second provide such cash collateral (or make such other arrangements satisfactory to the Issuing Bank) with respect to the outstanding Letters of Credit as shall be required such that, after giving effect to the termination of the Commitments of the Non-Extending Lenders pursuant to Section 3.06(b), the total Revolving Credit Exposures less the face amount of any Letter of Credit supported by any such cash collateral (or other satisfactory arrangements) so provided does not exceed the aggregate amount of Commitments being extended.
(d)    For the avoidance of doubt, (i) no consent of any Lender (other than the existing Lenders participating in the extension of the Existing Maturity Date) shall be required for any extension of the Maturity Date pursuant to this Section 3.06 and (ii) the operation of this Section 3.06 in accordance with its terms is not an amendment subject to Section 12.02(b).
Article IV
Payments; Pro Rata Treatment; Sharing of Set-offs

Section 4.01    Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

(a)    Payments by the Borrower. The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 5.01, Section 5.02, Section 5.03 or otherwise) prior to 12:00 noon, New York City time, on the date when due, in immediately available funds, without defense, deduction, recoupment, set-off or counterclaim. Fees, once paid, shall be fully earned and shall not be refundable under any circumstances absent manifest error. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices specified in Section 12.01, except payments to be made directly to the Issuing Bank as expressly provided herein and except that payments pursuant to Section 5.01, Section 5.02, Section 5.03 and Section 12.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in dollars.
(b)    Application of Insufficient Payments. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.
(c)    Sharing of Payments by Lenders. If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and accrued interest thereon than the proportion received by any other Lender (other than, in the case of Swingline Loans, the Swingline Lenders), then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this Section 4.01(c) shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this Section 4.01(c) shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.
Section 4.02    Presumption of Payment by the Borrower. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
Section 4.03    Certain Deductions by the Administrative Agent. If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.05(b), Section 2.07(d), Section 2.07(e), Section 2.08(c) or Section 4.02, or otherwise hereunder, then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid. If at any time prior to the acceleration or maturity of the Loans, the Administrative Agent shall receive any payment in respect of principal of a Loan or a reimbursement of an LC Disbursement while one or more Defaulting Lenders shall be party to this Agreement, the Administrative Agent shall apply such payment first to the Borrowing(s) for which such Defaulting Lender(s) shall have failed to fund its pro rata share until such time as such Borrowing(s) are paid in full or each Lender (including each Defaulting Lender) is owed its Applicable Percentage of all Loans then outstanding. After acceleration or maturity of the Loans, all principal will be paid ratably as provided in Section 10.02(c).
Article V
Increased Costs; Break Funding Payments; Taxes

Section 5.01    Increased Costs.
(a)    Eurodollar Changes in Law. If any Change in Law shall:
(i)    impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate);
(ii)    subject the Administrative Agent, each Lender and the Issuing Bank to any Taxes (other than Indemnified Taxes and Excluded Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or
(iii)    impose on any Lender or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender;
and the result of any of the foregoing shall be to increase the cost to such Lender of making, continuing, converting or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to reduce the amount of any sum received or receivable by such Lender (whether of principal, interest or otherwise), then the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.
(b)    Capital Requirements. If any Lender or the Issuing Bank determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Bank’s capital or on the capital of such Lender’s or the Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit or Swingline Loans held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Issuing Bank’s policies and the policies of such Lender’s or the Issuing Bank’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company for any such reduction suffered.
(c)    Certificates. A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in Section 5.01(a) or (b) shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.
(d)    Effect of Failure or Delay in Requesting Compensation. Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section 5.01 shall not constitute a waiver of such Lender’s or the Issuing Bank’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or the Issuing Bank pursuant to this Section 5.01 for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such

Lender’s or the Issuing Bank’s intention to claim compensation therefor; provided, further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.
Section 5.02    Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan into an ABR Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto, or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 5.04(b), then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market.
A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 5.02 and reasonably detailed calculations therefore, upon request of the Borrower, shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.
Section 5.03    Taxes.
(a)    Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower or any Guarantor under any Loan Document shall be made without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower or any Guarantor shall be required under applicable law to deduct any Indemnified Taxes or Other Taxes from such payments, then the sum payable by the Borrower shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 5.03), the Administrative Agent, Lender or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower or such Guarantor shall make such deductions and (iii) the Borrower or such Guarantor shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.
(b)    Payment of Other Taxes by the Borrower. The Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c)    Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent, each Lender and the Issuing Bank, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender or the Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 5.03) payable or paid by the Administrative Agent, Lender, or Issuing Bank, as applicable, or required to be withheld or deducted from a payment to such recipient and any reasonable expenses arising therefrom or with respect thereto. A written demand under this Section 5.03(c) shall include a certificate of the Administrative Agent, Lender or Issuing Bank specifying the amount and calculation of such payment or liability under this Section 5.03 shall be delivered to the Borrower and shall be conclusive absent manifest error.
(d)    Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 12.04(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (d).
(e)    Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower or a Guarantor to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(f)    Status of Lenders.
(i)    Any Lender that is entitled to an exemption from or reduction of withholding tax with respect to payments made under any Loan Document shall deliver to the Withholding Agent, at the time or times reasonably requested by the Withholding Agent, such properly completed and executed documentation reasonably requested by the Withholding Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Withholding Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Withholding

Agent as will enable the Withholding Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 5.03(f)(ii)(A) and Section 5.03(f)(ii)(B) and Section 5.03(g) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. For purposes of this Section 5.03(f), the term “Lender” shall include the Administrative Agent.
(ii)    Without limiting the generality of the foregoing, in the event that the Borrower is a “United States person” as defined in Section 7701(a)(30) of the Code,
(A)    any Lender that is a “United States person” as defined in Section 7701(a)(3) of the Code shall deliver to the Withholding Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Withholding Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;
(B)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Withholding Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Withholding Agent), whichever of the following is applicable:
(1)    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN (or IRS Form W-8BEN-E, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN (or IRS Form W-8BEN-E, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding tax pursuant to the “business profits” or “other income” article of such tax treaty;
(2)    executed originals of IRS Form W-8ECI;
(3)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit I-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN (or IRS Form W-8BEN-E, as applicable); or

(4)    to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN (or IRS Form W-8BEN-E, as applicable), a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-2 or Exhibit I-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-4 on behalf of each such direct and indirect partner; and
(C)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Withholding Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Withholding Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Withholding Agent to determine the withholding or deduction required to be made.
Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Withholding Agent in writing of its legal inability to do so.
(g)    FATCA. If a payment made to a Lender under this Agreement would be subject to United States federal withholding tax imposed by FATCA if such Lender fails to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Withholding Agent, at the time or times prescribed by law and at such time or times reasonably requested by the Withholding Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Withholding Agent as may be necessary for the Withholding Agent to comply with its obligations under FATCA, to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 5.03(g), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
(h)    Defined Terms. For purposes of this Section, the term “Lender” includes any Issuing Bank and the term “applicable law” includes FATCA.
Section 5.04    Mitigation Obligations; Replacement of Lenders.
(a)    Designation of Different Lending Office. If any Lender requests compensation under Section 5.01, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 5.03, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 5.01 or Section 5.03, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
(b)    Replacement of Lenders. If any Lender requests compensation under Section 5.01, if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 5.03, if it becomes unlawful for any Lender or its applicable lending office to make Eurodollar Loans, as described in Section 5.05, while a Lender is a Defaulting Lender or if a Lender becomes a Non-Consenting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 12.04(b)), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 5.01 or payments required to be made pursuant to Section 5.03, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.
Section 5.05    Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its applicable lending office to honor its obligation to make or maintain Eurodollar Loans either generally or having a particular Interest Period hereunder, then (a) such Lender shall promptly notify the Borrower and the Administrative Agent thereof and such Lender’s obligation to make such Eurodollar Loans shall be suspended (the “Affected Loans”) until such time as such Lender may again make and maintain such Eurodollar Loans and (b) all Affected Loans which would otherwise be made by such Lender shall be made instead as ABR Loans (and, if such Lender so requests by notice to the Borrower and the Administrative Agent, all Affected Loans of such Lender then outstanding shall be automatically converted into ABR Loans on the date specified by such Lender in such notice) and, to the extent that Affected Loans are so made as (or converted into) ABR Loans, all payments of principal which would otherwise be applied to such Lender’s Affected Loans shall be applied instead to its ABR Loans.

Article VI
Conditions Precedent

Section 6.01    Effective Date. The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 12.02):
(a)    The Administrative Agent, the Arranger and the Lenders shall have received all commitment, facility and agency fees and all other fees and amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all reasonable out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder.
(b)    The Administrative Agent shall have received a certificate of a Responsible Officer of the Parent, the Borrower, each Guarantor and each DevCo setting forth (i) resolutions of its board of directors or other appropriate governing body with respect to the authorization of the Parent, the Borrower, such Guarantor or such DevCo to execute and deliver the Loan Documents to which it is a party and to enter into the transactions contemplated in those documents, (ii) the officers of the Parent, the Borrower, such Guarantor or such DevCo (A) who are authorized to sign the Loan Documents to which the Parent, the Borrower, such Guarantor or such DevCo is a party and (B) who will, until replaced by another officer or officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with this Agreement and the transactions contemplated hereby, (iii) specimen signatures of such authorized officers, and (iv) the articles or certificate of incorporation and by-laws or other applicable organizational documents of the Parent, the Borrower, such Guarantor and such DevCo, certified as being true and complete. The Administrative Agent and the Lenders may conclusively rely on such certificate until the Administrative Agent receives notice in writing from the Borrower to the contrary.
(c)    The Administrative Agent shall have received certificates of the appropriate State agencies with respect to the existence, qualification and good standing of the Parent, the General Partner, the Borrower, each Guarantor and each DevCo.
(d)    The Administrative Agent shall have received a compliance certificate which shall be substantially in the form of Exhibit D, duly and properly executed by a Responsible Officer and dated as of the date of Effective Date.
(e)    The Administrative Agent shall have received from each party hereto counterparts (in such number as may be requested by the Administrative Agent) of this Agreement signed on behalf of such party.
(f)    To the extent requested by a Lender, the Administrative Agent shall have received duly executed Notes payable to each Lender in a principal amount equal to its Commitment dated as of the date hereof.

(g)    The Administrative Agent shall have received from each party thereto duly executed counterparts (in such number as may be requested by the Administrative Agent) of the Security Instruments, including the Guaranty and Security Agreement, the mortgages, the DevCo Mortgages and the other Security Instruments described on Exhibit E-1. In connection with the execution and delivery of the Security Instruments, the Administrative Agent shall be reasonably satisfied that the Liens under the Security Instruments will, upon the recording of the Security Instruments, be first priority, perfected Liens on all Property purported to be pledged as Collateral pursuant to the Security Instruments.
(h)    The Administrative Agent shall have received an opinion of (i) DLA Piper LLP (US), special counsel to the Credit Parties and the DevCos, substantially in a form and of substance reasonably acceptable to the Administrative Agent, and (ii) local counsel in each of the following states: Montana, North Dakota and any other jurisdictions requested by the Administrative Agent, substantially in a form and of substance reasonably acceptable to the Administrative Agent.
(i)    The Administrative Agent shall have received a certificate of insurance coverage of the Credit Parties evidencing that the Credit Parties and DevCos are carrying insurance in accordance with Section 7.12.
(j)    The Administrative Agent shall have received satisfactory title information as the Administrative Agent may reasonably require with respect to the status of title to the Midstream Properties of the Credit Parties and the DevCos.
(k)    The Administrative Agent shall be reasonably satisfied with the environmental condition of the Midstream Properties of the Credit Parties and the DevCos.
(l)    The Administrative Agent shall have received a certificate of a Responsible Officer of the Parent and the Borrower certifying that the Credit Parties and the DevCos have received all consents and approvals required by Section 7.03.
(m)    The Administrative Agent shall have received the financial statements referred to in Section 7.04(a).
(n)    The Administrative Agent shall have received appropriate UCC search certificates reflecting no prior Liens encumbering the Properties of the Parent, the Borrower, the Restricted Subsidiaries and the DevCos for each of the following jurisdictions: Delaware, North Dakota, Montana and any other jurisdiction requested by the Administrative Agent; other than Liens permitted by Section 9.03.
(o)    The Administrative Agent shall have reviewed and be satisfied with the Parent’s and Restricted Subsidiaries’ capital structure and financing plan, and shall have performed and be satisfied with such other due diligence regarding the Parent, the Restricted Subsidiaries and their Properties as the Administrative Agent may require.

(p)    The Administrative Agent and the Lenders shall have received, at least twenty (20) Business Days prior to the Effective Date, and be reasonably satisfied in form and substance with, all documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including but not restricted to the USA PATRIOT Act.
(q)    No material litigation, arbitration or similar proceeding shall be pending or threatened which calls into question the validity or enforceability of this Agreement, the other Loan Documents or the Transactions.
(r)    The Parent IPO shall have been consummated in accordance with the Registration Statement and the certificate of formation and other organizational documents of the Parent, and the Administrative Agent shall have received certified copies of any documentation related thereto that it has reasonably requested.
(s)    None of the Credit Parties or the DevCos shall have any Debt for borrowed money outstanding after giving effect to the Transactions.
(t)    The Administrative Agent shall have received, at least ten (10) Business Days prior to the Effective Date, (i) a certificate of a Responsible Officer of the Parent and the Borrower certifying as to a true, correct and complete list, as of the date of such certificate, of all “Buildings” (as defined by the applicable Flood Insurance Regulations) located on real property that is subject to Liens created by the Security Instruments, (ii) a life of loan flood hazard determination with respect to all such Buildings, (iii) if such real property is located in a special flood hazard area, evidence of flood insurance in such amounts as are acceptable to the Administrative Agent, and (iv) such other certificates or notices reasonably required by the Administrative Agent to facilitate compliance with Governmental Requirements, each in form and substance reasonably satisfactory to the Administrative Agent (the items listed in the foregoing clauses (i) through (iv), collectively, the “Flood Deliverables”).
(u)    The Administrative Agent shall have received a closing certificate of a Responsible Officer of the Borrower, dated as of the Effective Date, confirming on behalf of the Credit Parties and the DevCos that (i) the representations and warranties of the Parent, the Borrower, the Restricted Subsidiaries and the DevCos in this Agreement or any of the other Loan Documents, as applicable, are true and correct, (ii) no Default or Event of Default then exists, and (iii) since December 31, 2016, nothing has occurred which has had a Material Adverse Effect.
(v)    The Administrative Agent shall have received such other documents as the Administrative Agent or special counsel to the Administrative Agent may reasonably request.
Without limiting the generality of the provisions of Section 11.04, for purposes of determining compliance with the conditions specified in this Section 6.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required under this Section 6.01 to be consented to or approved by or acceptable or reasonably satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the Effective Date specifying its objection thereto. All documents executed or submitted pursuant to this Section 6.01 by and on behalf of the Parent, the Borrower, any Restricted Subsidiary or any DevCo shall be in form and substance reasonably satisfactory to the Administrative Agent and its counsel. The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 12.02) at or prior to 2:00 p.m., New York City time, on September 30, 2017 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time). The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding.
Section 6.02    Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing (including the initial funding), and of the Issuing Bank to issue, increase, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:
(a)    At the time of and immediately after giving effect to such Borrowing or the issuance, increase, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.
(b)    At the time of and immediately after giving effect to such Borrowing or the issuance, increase, renewal or extension of such Letter of Credit, as applicable, no event, development or circumstance has occurred since the Effective Date or shall then exist that has resulted in, or could reasonably be expected to have, a Material Adverse Effect.
(c)    The representations and warranties of the Parent, the Borrower and the Restricted Subsidiaries set forth in this Agreement and in the other Loan Documents shall be true and correct in all material respects (or, if already qualified by materiality, Material Adverse Effect or a similar qualification, true and correct in all respects) on and as of the date of such Borrowing or the date of issuance, increase, renewal or extension of such Letter of Credit, as applicable, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, on and as of the date of such Borrowing or the date of issuance, increase, renewal or extension of such Letter of Credit, as applicable, such representations and warranties shall continue to be true and correct as of such specified earlier date.
(d)    The making of such Loan or the issuance, increase, renewal or extension of such Letter of Credit, as applicable, would not conflict with, or cause any Lender or the Issuing Bank to violate or exceed, any applicable Governmental Requirement, and no Change in Law shall have occurred, and no litigation shall be pending or threatened, which in either case does or, with respect to any threatened litigation, seeks to, enjoin, prohibit or restrain, the making or repayment of any Loan, the issuance, increase, renewal, extension or repayment of any Letter of Credit or any participations therein or the consummation of the transactions contemplated by this Agreement or any other Loan Document.

(e)    The receipt by the Administrative Agent of a Borrowing Request in accordance with Section 2.03 or a request for a Letter of Credit (or an increase, extension or renewal of a Letter of Credit) in accordance with Section 2.07(b), as applicable.
Each request for a Borrowing and each request for the issuance, amendment, renewal or extension of any Letter of Credit shall be deemed to constitute a representation and warranty by the Parent and the Borrower on the date thereof as to the matters specified in Section 6.02(a) through (c).
Article VII
Representations and Warranties

Each of the Parent and the Borrower represents and warrants to the Lenders that:
Section 7.01    Organization; Powers. Each of the Parent, the Borrower, each Restricted Subsidiary and each DevCo is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, have all requisite power and authority, and have all material governmental licenses, authorizations, consents and approvals necessary, to own its assets and to carry on its business as now conducted, and is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where failure to have such power, authority, licenses, authorizations, consents, approvals and qualifications could not reasonably be expected to have a Material Adverse Effect.
Section 7.02    Authority; Enforceability. The Transactions are within the Parent’s, the Borrower’s, each Restricted Subsidiary’s and each DevCo’s corporate, limited liability company or partnership, as applicable, powers and have been duly authorized by all necessary corporate, limited liability company, partnership and, if required, shareholder, member or partner action (including, without limitation, any action required to be taken by any class of directors of the Parent, the Borrower or any other Person, whether interested or disinterested, in order to ensure the due authorization of the Transactions). Each Loan Document to which the Parent, the Borrower, each Guarantor and each DevCo is a party has been duly executed and delivered by such Person and constitutes a legal, valid and binding obligation of the Parent, the Borrower, such Guarantor or such DevCo, as applicable, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
Section 7.03    Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any other third Person (including holders of Equity Interests or any class of directors, whether interested or disinterested, of the Parent, the Borrower or any other Person), nor is any such consent, approval, registration, filing or other action necessary for the validity or enforceability of any Loan Document or the consummation of the transactions contemplated thereby, except such as have been obtained or made and are in full force and effect other than (i) the recording and filing of the Security Instruments as required by this Agreement, and (ii) those third party approvals or consents which, if not made or obtained, would not cause a Default hereunder, could not reasonably be expected to have a Material Adverse Effect or do not have an adverse effect on the enforceability of the Loan Documents, (b) will not violate (i) the charter, by-laws or other organizational documents of the Parent, the Borrower, any Restricted Subsidiary or any DevCo or (ii) any applicable law or regulation or any order of any Governmental Authority, other than any such violation that could not reasonably be expected to have a Material Adverse Effect or an adverse effect on the enforceability of the Loan Documents, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Parent, the Borrower, any Restricted Subsidiary or any DevCo or their respective Properties, or give rise to a right thereunder to require any payment to be made by the Parent, the Borrower, any Restricted Subsidiary or any DevCo and (d) will not result in the creation or imposition of any Lien on any Property of the Parent, the Borrower, any Restricted Subsidiary or any DevCo (other than the Liens created by the Loan Documents).
Section 7.04    Financial Condition; No Material Adverse Change.
(a)    The Parent has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, stockholders equity and cash flows as set forth in the Registration Statement. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Parent and its Consolidated Restricted Subsidiaries and the DevCos as of such dates and for such periods in accordance with GAAP.
(b)    Since December 31, 2016, there has been no event, development or circumstance that has had or could reasonably be expected to have a Material Adverse Effect.
(c)    None of the Parent, the Borrower, the Restricted Subsidiaries or the DevCos has on the date hereof any material Debt (including Disqualified Capital Stock) or any material off-balance sheet liabilities or partnerships, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments that are, in the aggregate, material to the balance sheet and statements of income, stockholders equity and cash flows of the Parent, the Borrower, the Restricted Subsidiaries and the DevCos on a consolidated basis and are not reflected on such balance sheets and statements of income, stockholders equity and cash flows (including in the footnotes to such financial statements) or otherwise permitted under Section 9.02.
Section 7.05    Litigation.
(a)    Except as set forth on Schedule 7.05, there are no actions, suits, investigations or proceedings by or before any arbitrator or Governmental Authority, including the FERC or any equivalent state regulatory agency, pending against or, to the knowledge of the Parent or the Borrower, threatened in writing against the Parent, the Borrower, any Restricted Subsidiary (i) not fully covered by insurance (except for normal deductibles) that, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, or (ii) that involve any Loan Document or the Transactions.

(b)    Since the date of this Agreement, there has been no change in the status of the matters disclosed in Schedule 7.05 that, individually or in the aggregate, has resulted in a Material Adverse Effect.
Section 7.06    Environmental Matters. Except for such matters as set forth on Schedule 7.06 or that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect:
(a)    the Parent, the Restricted Subsidiaries, the DevCos and each of their respective Properties and operations thereon are, and within all applicable statute of limitation periods have been, in compliance with all applicable Environmental Laws;
(b)    the Parent, the Restricted Subsidiaries and the DevCos have obtained all Environmental Permits required for their respective operations and each of their Properties, with all such Environmental Permits being currently in full force and effect, and neither the Parent nor any of its Restricted Subsidiaries nor the DevCos has received any written notice or, to the knowledge of the Parent, the Restricted Subsidiaries or the DevCos, oral notice that any such existing Environmental Permit will be revoked or that any application for any new Environmental Permit or renewal of any existing Environmental Permit will be protested or denied;
(c)    there are no claims, demands, suits, orders, inquiries, or proceedings concerning any violation of, or any liability (including as a potentially responsible party) under, any applicable Environmental Laws that is pending or to the knowledge of the Parent, the Restricted Subsidiaries or the DevCos, threatened in writing against the Parent, the Restricted Subsidiaries or the DevCos, including with respect to any of their respective Properties or as a result of any operations at the Properties;
(d)    none of the Properties of the Parent, the Restricted Subsidiaries or any DevCo contain or have contained any: (i) underground storage tanks; (ii) asbestos-containing materials; or (iii) landfills or dumps; (iv) hazardous waste management units as defined pursuant to RCRA or any comparable state law; or (v) sites on or nominated for the National Priority List promulgated pursuant to CERCLA or any state remedial priority list promulgated or published pursuant to any comparable state law, in each case that would reasonably be expected to result in liability under Environmental Law for the Parent, any Restricted Subsidiary or any DevCo under Environmental Law;
(e)    there has been no Release or threatened Release, of Hazardous Materials at, on, under or from any of the Parent’s, the Restricted Subsidiaries’ or the DevCos’ Properties, there are no investigations, remediations, abatements, removals, or monitorings of Hazardous Materials required under applicable Environmental Laws at such Properties and none of such Properties are adversely affected by any Release or threatened Release of a Hazardous Material originating or emanating from any other real property, in each case that would reasonably be expected to result in liability under Environmental Law for the Parent, any Restricted Subsidiary or the DevCos under Environmental Law;

(f)    neither the Parent nor the Restricted Subsidiaries nor the DevCos has received any written notice asserting an alleged liability or obligation under any applicable Environmental Laws with respect to the investigation, remediation, abatement, removal, or monitoring of any Hazardous Materials at, under, or Released or threatened to be Released from any real properties offsite the Parent’s or the Restricted Subsidiaries’ or the DevCos’ Properties;
(g)    there has been no exposure of any Person or property to any Hazardous Materials as a result of or in connection with the operations and businesses of any of the Parent’s or the Restricted Subsidiaries’ or the DevCos’ Properties that would reasonably be expected to form the basis for a claim for damages or compensation under Environmental Law; and
(h)    the Parent, the Restricted Subsidiaries and the DevCos have provided to Lenders complete and correct copies of all environmental site assessment reports, investigations, studies, analyses, and correspondence on environmental matters (including matters relating to any alleged non-compliance with or liability under Environmental Laws) that are in any of the Parent’s or the Restricted Subsidiaries’ or the DevCos’ possession or control and relating to their respective Properties or operations thereon.
Section 7.07    Compliance with the Laws and Agreements; No Defaults.
(a)    Each of the Parent, the Borrower, each Restricted Subsidiary and each DevCo is in compliance with all Governmental Requirements applicable to it or its Property and all agreements and other instruments binding upon it or its Property, and possesses all licenses, permits, franchises, exemptions, approvals and other governmental authorizations necessary for the ownership of its Property and the conduct of its business, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
(b)    No Default has occurred and is continuing.
Section 7.08    Investment Company Act. None of the Parent, the Borrower, any Restricted Subsidiary nor any DevCo is an “investment company” or a company “controlled” by an “investment company,” within the meaning of, or subject to regulation under, the Investment Company Act of 1940, as amended.
Section 7.09    Taxes. Each of the Parent, the Borrower, each Restricted Subsidiary and each DevCo has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Parent, the Borrower, each Restricted Subsidiary and each DevCo, as applicable, has set aside on its books adequate reserves in accordance with GAAP or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect. The charges, accruals and reserves on the books of the Parent, the Borrower, each Restricted Subsidiary and each DevCo in respect of Taxes and other governmental charges are, in the reasonable opinion of the Parent and the Borrower, adequate.

Section 7.10    ERISA.
(a)    Except as would not reasonably be expected, individually or in the aggregate, to result in a material liability to the Borrower or any of its Restricted Subsidiaries or any DevCo: (i) no ERISA Event has occurred or is reasonably expected to occur and (ii) the Borrower, each Restricted Subsidiary and each DevCo and each ERISA Affiliate have complied in all material respects with ERISA and, where applicable, the Code regarding each Plan.
(b)    Each Plan is, and has been, maintained in substantial compliance with its terms, ERISA and, where applicable, the Code.
(c)    No act, omission or transaction has occurred which could result in imposition on the Parent, the Borrower, any Restricted Subsidiary and any DevCo or any ERISA Affiliate (whether directly or indirectly) of (i) either a civil penalty assessed pursuant to subsections (c), (i) or (l) of section 502 of ERISA or a tax imposed pursuant to Chapter 43 of Subtitle D of the Code or (ii) breach of fiduciary duty liability damages under section 409 of ERISA with civil penalty or tax could reasonably be expected to result in a Material Adverse Effect.
(d)    Full payment when due has been made of all amounts which the Parent, the Borrower, any Restricted Subsidiary and any DevCo or any ERISA Affiliate is required under the terms of each Plan or applicable law to have paid as contributions to such Plan as of the date hereof.
(e)    None of the Parent, the Borrower, the Restricted Subsidiaries, the DevCos nor any ERISA Affiliate sponsors, maintains, or contributes to an employee welfare benefit plan, as defined in section 3(1) of ERISA, including, without limitation, any such Plan maintained to provide benefits to former employees of such entities, that may not be terminated by the Parent, the Borrower, the Restricted Subsidiaries, the DevCos or any ERISA Affiliate in its sole discretion at any time without any material liability.
(f)    None of the Parent, the Borrower, the Restricted Subsidiaries, the DevCos nor any ERISA Affiliate sponsors, maintains or contributes to, or has at any time in the six-year period preceding the date hereof sponsored, maintained or contributed to, any employee pension plan, as defined in section 3(2) of ERISA, that is subject to Title IV of ERISA, section 302 of ERISA or section 412 of the Code.
Section 7.11    Disclosure; No Material Misstatements. The Parent and the Borrower have disclosed to the Administrative Agent all matters except for matters that could reasonably be expected to be known already by the Lenders that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the other written reports, financial statements, certificates or other written information, taken as a whole, furnished by or on behalf of Parent, the Borrower, the Restricted Subsidiaries and the DevCos to the Administrative Agent or any Lender or any of their Affiliates in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder or under any other Loan Document (as modified or supplemented by other information so furnished) (other than information of a general industry nature or constituting projections, projected financial information, forward-looking information or prospect information) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; provided that, with respect to projections, projected financial information, forward-looking information or information regarding future prospects, the Parent and the Borrower represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.
Section 7.12    Insurance. The Parent and the Borrower have, and have caused all of their respective Restricted Subsidiaries and the DevCos to have, (a) all insurance policies sufficient for the compliance by each of them with all material Governmental Requirements and all material agreements and (b) insurance coverage in at least amounts and against such risk (including, without limitation, public liability) that are usually insured against by companies similarly situated and engaged in the same or a similar business for the assets and operations of the Parent, the Borrower, each Restricted Subsidiary and each DevCo. The Administrative Agent and the Lenders have been named as additional insureds in respect of such liability insurance policies and the Administrative Agent has been named as lender loss payee with respect to Property loss insurance. No Credit Party or DevCo owns any Building or material Manufactured (Mobile) Home (as defined in the applicable Flood Insurance Regulation), in either case subject to a mortgage lien of any Security Instrument, for which such Credit Party or DevCo has not delivered to the Administrative Agent evidence or confirmation reasonably satisfactory to the Administrative Agent that (i) such Credit Party maintains flood insurance for such Building or Manufactured (Mobile) Home that is acceptable to the Administrative Agent or (ii) such Building or Manufactured (Mobile) Home is not located in a special flood hazard area.
Section 7.13    Restriction on Liens. None of the Parent, the Borrower, any Restricted Subsidiary or any DevCo is a party to any material agreement or arrangement, or subject to any order, judgment, writ or decree, which either restricts or purports to restrict its ability to grant Liens to the Administrative Agent for the benefit of the Secured Parties on or in respect of their Properties constituting Collateral to secure the Indebtedness and the Loan Documents, other than as permitted under Section 9.16.
Section 7.14    Subsidiaries. Except as set forth on Schedule 7.14, as of the Fourth Amendment Effective Date the Parent has no Subsidiaries. The Parent has no Foreign Subsidiaries. As of the Fourth Amendment Effective Date, Schedule 7.14 identifies each Subsidiary as either “Restricted” or “Unrestricted”, and each Restricted Subsidiary on such schedule is a Wholly-Owned Subsidiary. 100% of the Equity Interests in each DevCo (if any then exists) is owned collectively by (a) the Parent (to the extent permitted by Section 9.20) or the Borrower (directly or indirectly) and (b) OAS (directly or indirectly).
Section 7.15    Location of Business and Offices. As of the Fourth Amendment Effective Date, (a) each of the Parent’s and the Borrower’s jurisdiction of organization is the State of Delaware; (b) the name of the Parent as listed in the public records of its jurisdiction of organization is “Oasis Midstream Partners LP”, and the organizational identification number of the Parent in its jurisdiction of organization is 5554152; and (c) the name of the Borrower as listed in the public records of its jurisdiction of organization is “OMP Operating LLC”, and the organizational identification number of the Borrower in its jurisdiction of organization is 6404652. As of the Fourth Amendment Effective Date, the Parent’s and the Borrower’s principal place of business and chief executive offices are located at the address specified in Section 12.01. As of the Fourth Amendment Effective Date, each other Guarantor’s jurisdiction of organization, name as listed in the public records of its jurisdiction of organization, organizational identification number in its jurisdiction of organization, and the location of its principal place of business and chief executive office is stated on Schedule 7.14.
Section 7.16    Properties; Titles, Etc.
(a)    The Parent, the Borrower and the Restricted Subsidiaries have good and valid title to, valid leasehold interests in, or valid easements, rights of way or other property interests in all of their material real and personal Property free and clear of all Liens except Liens permitted by Section 9.03. Each DevCo has good and valid title to, valid leasehold interests in, or valid easements, rights of way or other property interests in all of the Mortgaged Properties owned by it free and clear of all Liens except Excepted Liens.
(b)    The Gathering Systems are covered by valid and subsisting recorded fee deeds, leases, easements, rights of way, servitudes, permits, licenses and other instruments and agreements (collectively, “Rights of Way”) in favor of the Parent, the Borrower, any other applicable Restricted Subsidiary or any applicable DevCo (or their predecessors in interest), except where the failure of the Gathering Systems to be so covered, individually or in the aggregate, (i) does not materially interfere with the ordinary conduct of business of the Parent, the Borrower, any Restricted Subsidiary or such DevCo, (ii) does not materially detract from the value or the use of the portion of the Gathering Systems which are not covered and (iii) could not reasonably be expected to have a Material Adverse Effect.
(c)    The Rights of Way establish a contiguous and continuous right of way for the Gathering Systems and grant the Parent, the Borrower, any applicable Restricted Subsidiary or any applicable DevCo (or their predecessors in interest) the right to construct, operate, and maintain the Gathering Systems in, over, under, or across the land covered thereby in the same way that a prudent owner and operator would inspect, operate, repair, and maintain similar assets; provided, however, (i) some of the Rights of Way granted to the Parent, the Borrower, such applicable Restricted Subsidiary or such applicable DevCo (or their predecessors in interest) by private parties and Governmental Authorities are revocable at the right of the applicable grantor, (ii) some of the Rights of Way cross properties that are subject to liens in favor of third parties that have not been subordinated to the Rights of Way, and (iii) some Rights of Way are subject to certain defects, limitations and restrictions; provided, further, none of the limitations, defects, and restrictions described in clauses (i), (ii) and (iii) above, individually or in the aggregate, (A) materially interfere with the ordinary conduct of business of the Parent, the Borrower, any Restricted Subsidiary or any DevCo, (B) materially detract from the value or the use of the portion of the Gathering Systems which are covered or (C) could reasonably be expected to have a Material Adverse Effect.

(d)    Each Processing Plant is or will be located on lands covered by fee deeds, real property leases, or other instruments (collectively “Deeds”) in favor of the Parent, the Borrower, any applicable Restricted Subsidiary or any applicable DevCo (or their predecessors in interest) and their respective successors and assigns. The Deeds grant the Parent, the Borrower, any applicable Restricted Subsidiary or any applicable DevCo (or their predecessors in interest) the right to construct, operate, and maintain such Processing Plant on the land covered thereby in the same way that a prudent owner and operator would inspect, operate, repair, and maintain similar assets.
(e)    All Rights of Way and all Deeds necessary for the conduct of the business of the Parent, the Borrower, the Restricted Subsidiaries and any applicable DevCo are valid and subsisting, in full force and effect, and there exists no breach, default or event or circumstance that, with the giving of notice or the passage of time or both, would give rise to a default under any such Rights of Way or Deeds that could reasonably be expected to have a Material Adverse Effect. All rental and other payments due under any Rights of Way or Deeds by the Parent, the Borrower, any Restricted Subsidiary or any DevCo (and their predecessors in interest) have been duly paid in accordance with the terms thereof, except to the extent that a failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
(f)    [Reserved].
(g)    Neither the businesses nor the Properties of the Parent, the Borrower, the Restricted Subsidiaries or the DevCos is affected in any manner that could reasonably be expected to have a Material Adverse Effect as a result of any fire, explosion, earthquake, flood, drought, windstorm, accident, strike or other labor disturbance, embargo, requisition or taking of Property or cancellation of contracts, permits or concessions by a Governmental Authority, riot, activities of armed forces or acts of God or of any public enemy.
(h)    No eminent domain proceeding or taking has been commenced or, to the knowledge of the Parent, the Borrower, the Restricted Subsidiaries, and the DevCos is contemplated with respect to all or any portion of the Midstream Properties, except for that which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
(i)    No portion of the Midstream Properties has, since the date of this Agreement, suffered any material damage by fire or other casualty loss except that which has heretofore been repaired or replaced or is in the process of being repaired or replaced, except for any such loss in respect of which the Parent, the Borrower and the Restricted Subsidiaries are in compliance with their obligations to make the prepayments required on account of a casualty loss as and when required under Section 3.04(c).
(j)    The Parent, the Borrower or the Restricted Subsidiaries own, or are licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual Property material to their business, and the use thereof by the Parent, the Borrower or any Restricted Subsidiary does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
Section 7.17    Maintenance of Properties. Except for such acts or failures to act as could not be reasonably expected to have a Material Adverse Effect, the offices, plants, gas processing plants, pipelines, improvements, fixtures, equipment, and other Property owned, leased or used by the Parent, the Borrower, any Restricted Subsidiary or any DevCo in the conduct of its business is (a) being maintained in a state adequate to conduct normal operations, (b) in good operating condition, subject to ordinary wear and tear, and routine maintenance or repair, (c) sufficient for the operation of such business as currently conducted, and (d) in conformity with all Governmental Requirements relating thereto.
Section 7.18    Material Contracts. Schedule 7.18 hereto contains a complete list, as of the Fourth Amendment Effective Date, of all Material Contracts, including all amendments thereto. All such Material Contracts are in full force and effect on the Fourth Amendment Effective Date. Neither the Parent, nor the Borrower nor any Restricted Subsidiary is in breach under any Material Contract in any way that could reasonably be expected to have a Material Adverse Effect, and to the knowledge of the Parent and the Borrower, no other Person that is party thereto is in breach under any Material Contract in any way that could reasonably be expected to have a Material Adverse Effect. None of the Material Contracts prohibit the transactions contemplated under the Loan Documents. Except as shown in Schedule 7.18 hereto, each of the Material Contracts is currently in the name of, or has been assigned to the Parent, the Borrower or a Restricted Subsidiary (with the consent or acceptance of each other party thereto if and to the extent that such consent or acceptance is required thereunder), and a security interest in each of the Material Contracts may be granted to the Administrative Agent. The Borrower has delivered to the Administrative Agent a complete and current copy of each Material Contract existing on the Fourth Amendment Effective Date.
Section 7.19    Swap Agreements and Qualified ECP Guarantor. Schedule 7.19, as of the date hereof, and each report required to be delivered by the Borrower pursuant to Section 8.01(g), as of the date of such report, sets forth, a true and complete list of all Swap Agreements of the Borrower and each Restricted Subsidiary, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the estimated net mark to market value thereof, all credit support agreements relating thereto (including any margin required or supplied) (other than the Loan Documents) and, to the extent that the counterparty to such agreement is not a Lender or an Affiliate of a Lender, the counterparty to each such agreement. The Parent and the Borrower are each Qualified ECP Guarantors.
Section 7.20    Use of Loans and Letters of Credit. The proceeds of the Loans and the Letters of Credit shall be used (a) to fund capital expenditure needs, (b) to finance working capital needs, (c) for general company purposes (including acquisitions of additional equity interests in the DevCos, dropdowns by OAS to the Credit Parties and other permitted acquisitions), (d) to repay Swingline Loans and (e) pay fees and expenses related to the Loan Documents. The Parent, the Borrower, the Restricted Subsidiaries and the DevCos are not engaged principally, or as one of its or their important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying margin stock (within the meaning of Regulation T, U or X of the Board). No part of the proceeds of any Loan or Letter of Credit will be used for any purpose which violates the provisions of Regulations T, U or X of the Board or any Anti-Corruption Laws, Anti-Money Laundering Laws or applicable Sanctions.
Section 7.21    Solvency
. After giving effect to the transactions contemplated hereby (including any Borrowing or the issuance, amendment, renewal or extension of any Letter of Credit from time to time), the Parent, the Borrower, the Restricted Subsidiaries and the DevCos, taken as a whole, are Solvent.
Section 7.22    Anti-Corruption Laws
. None of the Parent or the Borrower nor any of their respective Subsidiaries, nor, to their knowledge, any director, officer, agent, employee or Affiliate of the Parent, or the Borrower or any of their respective Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a material violation by such Persons of any Anti-Corruption Laws, including without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of any Anti-Corruption Law; and, the Parent and the Borrower, and their respective Subsidiaries and, to their knowledge, each of their respective Affiliates have conducted their business in material compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.
Section 7.23    Sanctions
. None of the Parent, the Borrower nor any of their respective Subsidiaries, nor, to knowledge of the Parent or the Borrower, any director, officer, agent, employee or Affiliate of the Parent or the Borrower or any of their respective Subsidiaries is a Sanctioned Person, and the Parent and the Borrower will not directly or indirectly use the proceeds from the Loans or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person, for the purpose of financing the activities of any Person currently subject to any sanctions administered by OFAC.
Section 7.24    FERC
. To the extent, if any, that any portion of the Gathering Systems is an interstate common carrier pipeline subject to the jurisdiction of the FERC (an “Interstate Pipeline”):
(a)    The rates on file with the FERC with respect to such Interstate Pipeline are just and reasonable pursuant to the Interstate Commerce Act and the Energy Policy Act of 1992

and regulations enacted thereunder, and to the knowledge of the Parent and the Borrower, no provision of the tariff containing such rates is unduly discriminatory or preferential.
(b)    Each Credit Party and DevCo is in compliance, in all material respects, with all rules, regulations and orders of the FERC applicable to such Interstate Pipeline.
(c)    As of the date of this Agreement, no Credit Party or DevCo is liable for any refunds or interest thereon as a result of an order from the FERC.
(d)    Each applicable Credit Party’s or DevCo’s report, if any, on Form 6 filed with the FERC complies as to form with all applicable legal requirements and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements therein not misleading.
(e)    Without limiting the generality of Section 7.07(a) of this Agreement, no certificate, license, permit, consent, authorization or order (to the extent not otherwise obtained) is required by any Credit Party or any DevCo from the FERC to construct, own, operate and maintain any such Interstate Pipeline or to transport and/or distribute Refined Products on such Interstate Pipeline under existing contracts and agreements as the Interstate Pipelines are presently owned, operated and maintained.
Section 7.25    State Regulation
. Each Credit Party and DevCo is in compliance, in all material respects, with all rules, regulations and orders of any State agency with jurisdiction to regulate its Midstream Properties, and as of the date of this Agreement, no Credit Party is liable for any refunds or interest thereon as a result of an order from any such State agency.
Section 7.26    Title to Refined Products
. No Credit Party or DevCo has title to any of the Refined Products which are transported and/or distributed through the Gathering Systems, except pursuant to agreements under which the relevant Credit Party or DevCo does not have any exposure to commodity price volatility as a result of having title to such Refined Products.
Section 7.27    [Reserved].
Section 7.28    Affected Financial Institutions. No Credit Party or DevCo is an Affected Financial Institution.
Section 7.29    Beneficial Ownership Certification. As of the Fourth Amendment Effective Date, the information included in the Beneficial Ownership Certification, if applicable, is true and correct in all respects.
Article VIII
Affirmative Covenants

Until Payment in Full occurs, each of the Parent and the Borrower covenants and agrees with the Lenders that:
Section 8.01    Financial Statements; Other Information. The Parent and/or the Borrower will furnish to the Administrative Agent (for distribution to each Lender):
(a)    Annual Financial Statements. In accordance with then applicable law and not later than 90 days after the end of each fiscal year of the Parent, its audited consolidated balance sheet and related statements of operations, owners’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit, other than solely with respect to, or resulting from, the Maturity Date occurring within one year from the time such opinion is delivered) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Parent and its Consolidated Subsidiaries and the DevCos on a consolidated basis in accordance with GAAP consistently applied.
(b)    Quarterly Financial Statements. In accordance with then applicable law and not later than 60 days after the end of each of the first three fiscal quarters of each fiscal year of the Parent, its consolidated balance sheet and related statements of operations, owners’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Parent and its Consolidated Subsidiaries and the DevCos on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes.
(c)    Certificate of Financial Officer – Compliance. Concurrently with any delivery of financial statements under Section 8.01(a) or Section 8.01(b), a certificate of a Financial Officer in substantially the form of Exhibit D hereto (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Section 9.01, (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 7.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate and (iv) setting forth any update to Schedule 7.14 that would be necessary to the extent the representations under Section 7.14 and Section 7.15 hereof and Section 4.05(a) of the Security Agreement were made as of such date (which updates shall be a supplement to Schedule 7.14).
(d)    Annual Budget. Within 120 days after January 1 of each year, an annual operating budget for the Parent and the Restricted Subsidiaries for such year, including the projected cash flow of the Parent and the Restricted Subsidiaries and the assumptions used in calculating such projections, the projected Capital Expenditures to be incurred by the Parent and the Restricted Subsidiaries, and such other information as may be reasonably requested by the Administrative Agent.
(e)    Quarterly Operating Reports. Not later than 60 days after the end of each fiscal quarter of Parent, a detailed report of Capital Expenditures (which report shall include detail on Capital Expenditures by Credit Parties and Capital Expenditures by DevCos, with the detail on Capital Expenditures by DevCos including both the total amount of such Capital Expenditures and the amount thereof funded through Investments in such DevCos by Credit Parties), throughput volumes and other operational results for such fiscal quarter of the Parent and the other Restricted Subsidiaries, prepared on a monthly basis and otherwise in form and substance reasonably acceptable to the Administrative Agent.
(f)    Certificate of Financial Officer – Consolidating Information. At any time that all of the Consolidated Subsidiaries of the Parent are not Consolidated Restricted Subsidiaries, then concurrently with any delivery of financial statements under Section 8.01(a) or Section 8.01(b), a certificate of a Financial Officer setting forth consolidating spreadsheets that show all Consolidated Unrestricted Subsidiaries and the eliminating entries, in such form as would be presentable to the auditors of the Parent.
(g)    Certificate of Financial Officer – Swap Agreements. Concurrently with any delivery of financial statements under Section 8.01(a) or Section 8.01(b), a certificate of a Financial Officer, in form and substance reasonably satisfactory to the Administrative Agent, setting forth as of the last Business Day of such quarter, a true and complete list of all Swap Agreements of the Borrower and each Restricted Subsidiary, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the estimated net mark-to-market value therefor, any new credit support agreements relating thereto not listed on Schedule 7.19 (other than the Loan Documents), any margin required or supplied under any credit support document, and the counterparty to each such agreement.
(h)    Certificate of Insurer – Insurance Coverage. Concurrently with any delivery of financial statements under Section 8.01(a), a certificate of insurance coverage from each insurer with respect to the insurance required by Section 8.07, in form and substance reasonably satisfactory to the Administrative Agent, and, if requested by the Administrative Agent or any Lender, all copies of the applicable policies.
(i)    Other Accounting Reports. Promptly upon receipt thereof, a copy of each other material report or letter submitted to the Parent, the Borrower or any Restricted Subsidiary by independent accountants in connection with any annual, interim or special audit made by them of the books of the Parent, the Borrower or any such Restricted Subsidiary, and a copy of any response by the Parent, the Borrower or any such Restricted Subsidiary, or the board of directors or other appropriate governing body of the Parent, the Borrower or any such Restricted Subsidiary, to such material letter or report.
(j)    SEC and Other Filings; Reports to Shareholders. Promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Parent, the Borrower or any Restricted Subsidiary with the SEC, or with any national securities exchange, or distributed by any such Person to its shareholders generally, as the case may be.
(k)    Notices Under Material Instruments. Promptly after the furnishing thereof, copies of any financial statement, material report or material notice furnished to or by any Person pursuant to the terms of any preferred stock designation, indenture, loan or credit or other similar agreement with respect to Material Indebtedness, other than any Loan Document and not otherwise required to be furnished to the Lenders pursuant to any other provision of this Section 8.01.
(l)    Notice of Material Insurance and Condemnation Events and Material Asset Dispositions. Promptly after the occurrence of any Insurance and Condemnation Event or Asset Disposition, in either case involving Net Proceeds in an aggregate amount in excess of $5,000,000, notice of such Insurance and Condemnation Event or Asset Disposition that reasonably describes such Insurance and Condemnation Event or Asset Disposition, as applicable.
(m)    Information Regarding Borrower and Guarantors. Prompt written notice of (and in any event at least ten (10) days prior thereto, or such later date as the Administrative Agent may agree to in its sole discretion, but in any event with respect to clauses (i), (ii) and (iii) hereof, not later than the occurrence thereof) any change (i) in the Borrower’s or any Guarantor’s or any DevCo’s corporate name, (ii) in the location of the Borrower or any Guarantor’s or any DevCo’s chief executive office or principal place of business, (iii) in the form of the Borrower’s or any Guarantor’s or any DevCo’s corporate structure or in the jurisdiction in which such Person is incorporated or formed, (iv) in the Borrower’s or any Guarantor’s or any DevCo’s organizational identification number in such jurisdiction of organization, and (v) in the Borrower’s or any Guarantor’s or any DevCo’s federal taxpayer identification number.
(n)    Notice of Certain Changes. Promptly, but in any event within ten (10) Business Days after the execution thereof (or such later date as the Administrative Agent may agree in its sole discretion) unless earlier notice is required by section 8.01(m), copies of any amendment, modification or supplement to the certificate or articles of incorporation, by-laws or any other organic document of the Parent, the Borrower, any Restricted Subsidiary or DevCo.
(o)    [Reserved.]
(p)    Other Requested Information. Promptly following any reasonable request therefor, such other information regarding the operations, business affairs and financial condition of the Parent, the Borrower, any Restricted Subsidiary or any DevCo (including, without limitation, any Plan and any reports or other information required to be filed with respect thereto under the Code or under ERISA), or compliance with the terms of this Agreement or any other Loan Document, as the Administrative Agent or any Lender may reasonably request.
(q)    Regulatory Notices. Promptly, but in any event within five (5) Business Days after receipt thereof by the Parent, the Borrower, any Restricted Subsidiary or DevCo, a

copy of any form of notice, summons, citation, proceeding or order received from the FERC asserting jurisdiction over any material portion of the Gathering Systems.
(r)    Issuance of Senior Notes and Permitted Refinancing Debt. In the event any of the Parent, the Borrower or Finance Sub decides to issue Senior Notes or any Permitted Refinancing Debt as contemplated by Section 9.02(i), three (3) Business Days prior written notice of such offering therefor, the amount thereof and the anticipated date of closing and a copy of the preliminary offering memorandum (if any) and the final offering memorandum (if any) and any other material documents relating to such offering of Senior Notes or such Permitted Refinancing Debt and whether such issuance of Debt is intended to Redeem any Senior Notes (but with respect to any fees of the agents or arrangers thereunder, to the extent permitted by, and subject to, the confidentiality provisions thereof).
(s)    KYC and Beneficial Ownership Certification. Promptly following any request therefor, provide information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the USA PATRIOT Act and the Beneficial Ownership Regulation.
Documents required to be delivered pursuant to Section 8.01(a), (b), (i) or (j) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Parent or the Borrower posts such documents, or provides a link thereto on the Parent’s or the Borrower’s public website; or (ii) on which such documents are posted on the Parent’s or the Borrower’s behalf on an Internet or intranet website (including the SEC’s EDGAR website), if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent).
Section 8.02    Notices of Material Events. The Parent and/or the Borrower will furnish to the Administrative Agent (for distribution to each Lender) prompt written notice of the following:
(a)    the occurrence of any Default;
(b)    the filing or commencement of, or the threat in writing of, any action, suit, proceeding, investigation or arbitration by or before any arbitrator or Governmental Authority against or affecting the Parent, the Borrower, any Restricted Subsidiary or any DevCo not previously disclosed in writing to the Lenders or any material adverse development in any action, suit, proceeding, investigation or arbitration (whether or not previously disclosed to the Lenders) that, in either case could reasonably be expected to result in liability in excess of $2,500,000, not fully covered by insurance, subject to normal deductibles;
(c)    the filing or commencement of, or the threat in writing of, any action, suit, proceeding, investigation or arbitration by or before any arbitrator or Governmental Authority that (i) constitutes a material adverse claim against, or asserts a material cloud upon the Borrower’s, any Guarantor’s or any DevCo’s title to, any material Mortgaged Property or other material Collateral pledged pursuant to the Security Instruments or (ii) otherwise attacks the validity or the priority of the Administrative Agent’s Liens in any material Mortgaged Property or other material Collateral pledged pursuant to the Security Instruments, or of the Security Instruments under which such Mortgaged Property or other Collateral is mortgaged or pledged;
(d)    any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect; and
(e)    any change in the information provided in any relevant Beneficial Ownership Certification delivered hereunder that would result in a change to the list of beneficial owners identified in parts (c) or (d) of such certification.
Each notice delivered under this Section 8.02 shall be accompanied by a statement of a Responsible Officer setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.
Section 8.03    Existence; Conduct of Business. The Parent and the Borrower will, and will cause each Restricted Subsidiary and DevCo to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business and maintain, if necessary, its qualification to do business in each other jurisdiction in which its Midstream Properties are located or the ownership of its Properties requires such qualification, except where the failure to so qualify could not reasonably be expected to have a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 9.11.
Section 8.04    Payment of Taxes. The Parent and the Borrower will, and will cause each Restricted Subsidiary and each DevCo to, pay its Tax liabilities before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, and such Person has set aside on its books adequate reserves with respect thereto in accordance with GAAP or (b) the failure to make payment could not reasonably be expected to result in a Material Adverse Effect.
Section 8.05    Performance of Obligations under Loan Documents. The Parent and the Borrower will pay the Notes according to the reading, tenor and effect thereof, and the Parent and the Borrower will, and will cause each Restricted Subsidiary to, do and perform every act and discharge all of the obligations to be performed and discharged by them under the Loan Documents, including, without limitation, this Agreement, at the time or times and in the manner specified.
Section 8.06    Operation and Maintenance of Properties. The Parent and the Borrower, at their own expense, will, and will cause each Restricted Subsidiary and DevCo to:
(a)    operate its Midstream Properties and other material Properties or cause such Midstream and other material Properties to be operated in a careful and efficient manner in accordance with the practices of the industry and in compliance with all applicable contracts and agreements and in compliance with all Governmental Requirements, including, without limitation, applicable proration requirements and Environmental Laws, and all applicable laws, rules and regulations of every other Governmental Authority, except, in each case, where the failure to comply could not reasonably be expected to have a Material Adverse Effect.
(b)    keep and maintain all Property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and preserve, maintain and keep in good repair, working order and efficiency (ordinary wear and tear excepted) all of its material Midstream Properties and other material Properties, including, without limitation, all equipment, machinery and facilities, except where failure to do so could not reasonably be expected to have a Material Adverse Effect.
(c)    promptly perform or make reasonable and customary efforts to cause to be performed, in accordance with industry standards, the obligations required by each and all of the assignments, deeds, leases, sub-leases, contracts and agreements affecting its interests in its Midstream Properties and other material Properties, except, in each case, where the failure to do so could not reasonably be expected to have a Material Adverse Effect.
(d)    maintain or cause the maintenance of the interests and rights (i) which are necessary to maintain the Rights of Way for the Gathering Systems and to maintain the other Midstream Properties, and (ii) which individually or in the aggregate, could, if not maintained, reasonably be expected to have a Material Adverse Effect.
(e)    subject to Excepted Liens, maintain the Gathering Systems within the confines of the Rights of Way without encroachment upon any adjoining property and maintain the Processing Plants within the boundaries of the Deeds and without material encroachment upon any adjoining property, except where failure to do so could not reasonably be expected to have a Material Adverse Effect.
(f)    maintain such rights of ingress and egress necessary to permit the Parent, the Borrower, the Restricted Subsidiaries and DevCos, as applicable, to inspect, operate, repair, and maintain the Gathering Systems and the other Midstream Properties to the extent that failure to maintain such rights, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect and provided that the Parent, the Borrower and the Restricted Subsidiaries may hire third parties to perform these functions.
(g)    maintain all material agreements, licenses, permits, and other rights required for any of the foregoing described in this Section 8.06 in full force and effect in accordance with their terms, timely make any payments due thereunder, and prevent any default thereunder which could result in a termination or loss thereof, except any such failure to pay or default that could not reasonably, individually or in the aggregate, be expected to cause a Material Adverse Effect.
(h)    to the extent the Parent, the Borrower, any Restricted Subsidiary or any DevCo is not the operator of any Property, the Borrower shall use commercially reasonable efforts to cause the operator to comply with this Section 8.06, but the failure of the operator to so comply will not constitute a Default or an Event of Default hereunder.

Section 8.07    Insurance. The Parent and the Borrower will, and will cause each of the Restricted Subsidiaries and the DevCos to, maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations. The loss payable clauses or provisions in said insurance policy or policies insuring any of the collateral for the Loans shall be endorsed in favor of and made payable to the Administrative Agent as its interests may appear and such policies shall name the Administrative Agent and the Lenders as “additional insureds” and/or “lender loss payees” and provide that the insurer will endeavor to give at least 30 days prior notice of any cancellation to the Administrative Agent. With respect to each portion of the Mortgaged Property (other than pipelines) of the Parent, the Borrower, any other Credit Party or any DevCo on which any Building is located, the Parent and the Borrower will, and will cause each other Credit Party and DevCo to, obtain flood insurance in such total amount as the applicable Flood Insurance Regulations may require, if at any time such “Building” is located on any such real Property in a special flood hazard area, and otherwise comply with Flood Insurance Regulations.
Section 8.08    Books and Records; Inspection Rights. The Parent and the Borrower will, and will cause each Restricted Subsidiary and DevCo to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Parent and the Borrower will, and will cause each Restricted Subsidiary and DevCo to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its Properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested; provided that the Credit Parties shall not be required to reimburse any cost or expense related thereto more than once in any calendar year (unless an Event of Default has occurred and is continuing).
Section 8.09    Compliance with Laws. The Parent and the Borrower will, and will cause each Restricted Subsidiary and DevCo to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its Property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
Section 8.10    Environmental Matters.
(a)    The Parent and the Borrower shall at their sole expense: (i) comply, and shall cause each Restricted Subsidiary and each DevCo to comply, with all applicable Environmental Laws, the breach of which could be reasonably expected to have a Material Adverse Effect; (ii) not dispose of or otherwise Release, and shall cause each Restricted Subsidiary and each DevCo not to dispose of or otherwise Release, any Hazardous Material, or solid waste on, under, about or from any of the Borrower’s or its Restricted Subsidiaries’ or the DevCos’ Properties or any other Property to the extent caused by the Borrower’s or any of its Restricted Subsidiaries’ or any DevCo’s operations except in compliance with applicable Environmental Laws, the disposal or Release of which could reasonably be expected to have a

Material Adverse Effect; (iii) timely obtain or file, and shall cause each Restricted Subsidiary and DevCo to timely obtain or file, all notices, and Environmental Permits, if any, required under applicable Environmental Laws to be obtained or filed in connection with the operation or use of the Borrower’s or the Restricted Subsidiaries’ or the DevCos’ Properties, which failure to obtain or file could reasonably be expected to have a Material Adverse Effect and (iv) promptly commence and diligently prosecute to completion, and shall cause each Restricted Subsidiary and each DevCo to promptly commence and diligently prosecute to completion, any assessment, evaluation, investigation, monitoring, containment, cleanup, removal, repair, restoration, remediation or other remedial obligations (collectively, the “Remedial Work”) in the event any Remedial Work is required of the Parent, the Borrower or any Restricted Subsidiary or any DevCo under applicable Environmental Laws because of or in connection with the actual or suspected past, present or future disposal or other Release of any Hazardous Material on, under, about or from any of the Borrower’s or the Restricted Subsidiaries’ or the DevCos’ Properties, which failure to commence and diligently prosecute to completion could reasonably be expected to have a Material Adverse Effect.
(b)    The Parent and the Borrower will promptly, but in no event later than five days after the Parent’s or the Borrower’s knowledge of the occurrence of a triggering event, notify the Administrative Agent and the Lenders in writing of any threatened action, investigation or inquiry by any Governmental Authority or any threatened demand or lawsuit by any landowner or other third party against the Parent, the Borrower, the Restricted Subsidiaries or the DevCos or their respective Properties in connection with any Environmental Laws (excluding routine testing and corrective action) if the Parent or the Borrower reasonably anticipates that such action will result in liability (whether individually or in the aggregate) in excess of $5,000,000, not fully covered by insurance, subject to normal deductibles.
(c)    The Parent and the Borrower will, and will cause each Restricted Subsidiary and DevCo to, provide environmental audits and tests in accordance with American Society of Testing Materials standards upon reasonable request by the Administrative Agent (i) in the event of any Event of Default (or as otherwise may reasonably be requested by the Administrative Agent in the event of a Release or threatened Release of Hazardous Materials that could reasonably be expected to have a Material Adverse Effect), or (ii) obtained in connection with any future acquisitions of Midstream Properties or other Properties.
Section 8.11    Further Assurances.
(a)    The Parent and the Borrower at their sole expense will, and will cause each Restricted Subsidiary and each DevCo to, promptly execute and deliver to the Administrative Agent all such other documents, agreements and instruments reasonably requested by the Administrative Agent to comply with, cure any defects or accomplish the conditions precedent, covenants and agreements of the Parent, the Borrower or any Restricted Subsidiary or DevCo, as the case may be, in the Loan Documents, including the Notes, or to further evidence and more fully describe the Collateral intended as security for the Indebtedness, or to correct any omissions in this Agreement or the Security Instruments, or to state more fully the obligations secured therein, or to perfect, protect or preserve any Liens created pursuant to this Agreement or any of the Security Instruments or the priority thereof, or to make any recordings, file any notices or obtain any consents, all as may be reasonably necessary or appropriate, in the sole discretion of the Administrative Agent, in connection therewith.
(b)    Each of the Parent and the Borrower hereby authorizes the Administrative Agent to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of the Parent, the Borrower or any other Guarantor or any DevCo where permitted by law. A carbon, photographic or other reproduction of the Security Instruments or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law. The Parent and the Borrower acknowledge and agree that any such financing statement may describe the Collateral as “all assets” of the applicable Credit Party or the DevCo or words of similar effect as may be required by the Administrative Agent.
Section 8.12    Compliance with Agreements. The Parent and the Borrower will, and will cause each other Restricted Subsidiary and DevCo to, comply with all Material Contracts binding on it or affecting their Properties or business except to the extent that such noncompliance could not reasonably be expected to have a Material Adverse Effect.
Section 8.13    Title Information; Flood Deliverables.
(a)    If the Parent, the Borrower, any other Credit Party or any DevCo acquires any Midstream Properties (other than any Immaterial Midstream Property), including as a result of the acquisition of any Equity Interests in any Person owning any such Midstream Properties (other than any Immaterial Midstream Property) that is a DevCo or is required to become a Guarantor hereunder, the Parent or the Borrower shall, or shall cause such other Credit Party or DevCo to, concurrently with its delivery of additional Security Instruments pursuant to Section 8.14(a), provide to the Administrative Agent, with respect to such Midstream Properties, reasonable title information such that the Administrative Agent shall have such title information for the Midstream Properties of Parent, the Borrower, the other Credit Parties and each DevCo that is satisfactory to it in all respects in its reasonable exercise of its credit judgment as a senior secured lender. The Borrower shall, within sixty (60) days of notice from the Administrative Agent (or such longer period as the Administrative Agent may agree in its sole discretion) objecting to material title defects or exceptions that exist with respect to such additional Properties, either (i) cure any such title defects or exceptions (including defects or exceptions as to priority) which are not permitted by Section 9.03 raised by such information, or (ii) deliver title information in form and substance reasonably acceptable to the Administrative Agent so that the Administrative Agent shall have received, together with title information previously delivered to the Administrative Agent, reasonably satisfactory title information on the Midstream Properties of the Parent, the Borrower, the other Credit Parties and each DevCo (other than any Immaterial Midstream Property).
(b)    The Parent or the Borrower shall, or shall cause such other Credit Party or DevCo to, in connection with its delivery of additional Security Instruments pursuant to Section 8.14(a), provide to the Administrative Agent the applicable Flood Deliverables with respect to any real property that will be subject to such additional Security Instruments.

Section 8.14    Additional Collateral; Additional Guarantors.
(a)    Within thirty (30) days (or such longer period not to exceed ninety (90) days as the Administrative Agent may agree in its sole discretion) after (i) the consummation by the Borrower or any Restricted Subsidiary that is (or in connection therewith becomes) a Credit Party of a Permitted Acquisition or a Material Acquisition (including the Fourth Amendment DevCo Contribution), and (ii) each semi-annual period ending on June 30 or December 31, the Borrower shall, and shall cause each Restricted Subsidiary that is (or in connection therewith becomes) a Credit Party and any applicable DevCo to provide to the Administrative Agent, without duplication, copies of all recorded Deeds and/or Rights of Way with respect to its Midstream Properties (other than any Immaterial Midstream Property) that have been received or otherwise acquired by the Borrower or any Restricted Subsidiary that is (or in connection therewith becomes) a Credit Party or DevCo (including any such Midstream Properties owned by any Person that is a DevCo or is required to become a Guarantor hereunder in which Equity Interests were acquired) as a result of such Permitted Acquisition or Material Acquisition or during such period, as applicable, and to execute and deliver mortgages or other applicable Security Instruments on such Midstream Properties, Deeds and/or Rights of Way (other than Immaterial Midstream Properties) in favor of the Administrative Agent, in each case in form and substance satisfactory to the Administrative Agent. In connection with the foregoing, to the extent reasonably requested by the Administrative Agent, the Borrower shall deliver, or shall cause to be delivered, (x) title and extended coverage insurance covering real property subject to the additional Security Instruments in an amount equal to the purchase price of such interest in real property (or such other amount as shall be reasonably specified by the Administrative Agent) as well as a current ALTA survey thereof, together with a surveyor’s certificate, (y) any consents or estoppels reasonably deemed necessary or advisable by the Administrative Agent in connection with such Security Instruments, each of the foregoing in form and substance reasonably satisfactory to the Administrative Agent and (z) legal opinions, which opinions shall be in form and substance reasonably satisfactory to the Administrative Agent. In order to comply with the foregoing, if any Restricted Subsidiary places a Lien on its property and such Restricted Subsidiary is not a Guarantor, then it shall become a Guarantor and comply with the provisions of Sections 8.14(b).
(b)    The Parent and the Borrower shall promptly cause each Material Subsidiary, and any other Restricted Subsidiary that guarantees any Debt of any other Credit Party, to guarantee the Indebtedness pursuant to the Guaranty and Security Agreement; provided that the foregoing shall not apply to any DevCo until such time that the DevCo is a Wholly-Owned Subsidiary. In connection with any such guaranty, the Parent and the Borrower shall (i) cause such Restricted Subsidiary to execute and deliver the Guaranty and Security Agreement or a supplement thereto, as applicable, (ii) cause the Credit Party that owns Equity Interests in such Restricted Subsidiary to pledge all of the Equity Interests of such new Restricted Subsidiary pursuant to the Guaranty and Security Agreement (including, without limitation, delivery (if applicable) of original certificates evidencing the Equity Interests of such Restricted Subsidiary, together with an appropriate undated stock powers for each certificate duly executed in blank by the registered owner thereof) and (iii) execute and deliver such other additional closing documents, certificates and legal opinions as shall reasonably be requested by the Administrative Agent.
(c)    The Parent and the Borrower will in connection with any deposit account, securities account or commodity account (other than an Excluded Account for so long as it is an Excluded Account) established, held or maintained by a Credit Party after the Effective Date, cause such deposit account, securities account or commodity account (other than an Excluded Account for so long as it is an Excluded Account) to be subject to a Control Agreement prior to depositing any funds or other Property therein or prior to such deposit account, securities account or commodity account ceasing to become an Excluded Account (or in each case, such later date as agreed by the Administrative Agent in its sole discretion, but not to exceed five (5) Business Days).
(d)    The Parent and the Borrower shall promptly cause each DevCo to guarantee the Indebtedness pursuant to the DevCo Guaranty. In connection with any such guaranty, the Parent and the Borrower shall (i) cause such DevCo to execute and deliver a DevCo Mortgage, (ii) cause the Credit Party that owns Equity Interests in such DevCo to pledge all of the Equity Interests of each DevCo pursuant to the Guaranty and Security Agreement (including, without limitation, delivery (if applicable) of original certificates evidencing the Equity Interests of such DevCo, together with an appropriate undated stock powers for each certificate duly executed in blank by the registered owner thereof) and (iii) execute and deliver such other additional closing documents, certificates and legal opinions as shall reasonably be requested by the Administrative Agent. Upon the date that a DevCo becomes a Wholly-Owned Subsidiary, (x) the Borrower shall immediately cause such DevCo to execute a joinder and/or supplement to the Guaranty and Security Agreement, which shall supersede and replace the DevCo Guaranty executed by such DevCo and (y) such Wholly-Owned Subsidiary shall be deemed to be a Credit Party (and not a DevCo) under the Loan Documents.
Section 8.15    ERISA Compliance. The Parent and the Borrower will promptly furnish and will cause Restricted Subsidiaries and DevCos and any ERISA Affiliate to promptly furnish to the Administrative Agent (a) promptly after the filing thereof with the United States Secretary of Labor or the Internal Revenue Service, copies of each annual and other report with respect to each Plan or any trust created thereunder to the extent such report is reasonably requested of the Borrower by the Administrative Agent, and (b) immediately upon becoming aware of the occurrence of any ERISA Event, a written notice signed by the President or the principal Financial Officer, the Parent, the Borrower, the Restricted Subsidiary or the DevCo or the ERISA Affiliate, as the case may be, specifying the nature thereof, what action such Person is taking or proposes to take with respect thereto, and, when known, any action taken or proposed by the Internal Revenue Service or the Department of Labor with respect thereto.
Section 8.16    Unrestricted Subsidiaries. The Parent and the Borrower:
(a)    will cause the management, business and affairs of each of the Parent and the Restricted Subsidiaries to be conducted in such a manner (including, without limitation, by keeping separate books of account, furnishing separate financial statements of Unrestricted Subsidiaries to creditors and potential creditors thereof and by not permitting Properties of the

Parent, the Borrower and the other Restricted Subsidiaries to be commingled) so that each Unrestricted Subsidiary that is a corporation will be treated as a corporate entity separate and distinct from the Parent and the Restricted Subsidiaries.
(b)    will not, and will not permit any of the other Restricted Subsidiaries to, incur, assume, guarantee or be or become liable for any Debt of any of the Unrestricted Subsidiaries.
(c)    will not permit any Unrestricted Subsidiary to hold any Equity Interest in, or any Debt of, the Parent, the Borrower or any other Restricted Subsidiary.
Section 8.17    DevCo Guaranty. Each of the Parent and the Borrower shall cause each DevCo to comply with the covenants contained in the DevCo Guaranty.
Section 8.18    Commodity Exchange Act Keepwell Provisions. Each of the Parent and the Borrower, to the extent that it is a Qualified ECP Guarantor, hereby guarantees the payment and performance of all Indebtedness of each Credit Party (other than itself) and absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each Credit Party (other than itself) in order for such Credit Party to honor its obligations under the Guaranty and Security Agreement including obligations with respect to Swap Agreements (provided, however, that the Parent and the Borrower, to the extent each is a Qualified ECP Guarantor, shall only be liable under this Section 8.18 for the maximum amount of such liability that can be hereby incurred (a) without rendering its obligations under this Section 8.18, or otherwise under this Agreement or any Loan Document, as it relates to such other Credit Parties, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount and (b) without rendering such Credit Party liable for amounts to creditors, other than the Secured Parties, that such Credit Party would not otherwise have made available to such creditors if this Section 8.18 was not in effect). The obligations of the Parent and the Borrower, to the extent each is a Qualified ECP Guarantor, under this Section 8.18 shall remain in full force and effect until Payment in Full has occurred. Each of the Parent and the Borrower that is a Qualified ECP Guarantor intends that this Section 8.18 constitute, and this Section 8.18 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Credit Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
Section 8.19    Ownership of DevCo Equity Interests. The Parent and the Borrower (a) shall cause 100% of the Equity Interests in each DevCo to be owned collectively (i) by the Parent (solely to the extent permitted under Section 9.20) or the Borrower (directly or indirectly) and (ii) by OAS (directly or indirectly) and (b) shall not permit any other Person to own any Equity Interest in any DevCo.
Article IX
Negative Covenants

Until Payment in Full has occurred, each of the Parent and the Borrower covenants and agrees with the Lenders that:
Section 9.01    Financial Covenants.
(a)    Consolidated Total Leverage Ratio.
(i)    The Parent and the Borrower will not permit, as of the last day of the fiscal quarter ending December 31, 2020, the Consolidated Total Leverage Ratio to be greater than 4.50 to 1.00.
(ii)    The Parent and the Borrower will not permit, as of the last day of the fiscal quarter ending March 31, 2021, (A) if the Fourth Amendment Effective Date occurs on or prior to March 31, 2021, the Consolidated Total Leverage Ratio to be greater than 5.00 to 1.00 or (B) if the Fourth Amendment Effective Date occurs after March 31, 2021, the Consolidated Total Leverage Ratio to be greater than 4.50 to 1.00.
(iii)    The Parent and the Borrower will not permit, as of the last day of any fiscal quarter, commencing with the fiscal quarter ending June 30, 2021, the Consolidated Total Leverage Ratio to be greater than 5.00 to 1.00.
(b)    Consolidated Senior Secured Leverage Ratio. The Parent and the Borrower will not permit, as of the last day of any fiscal quarter, commencing with the last day of the fiscal quarter during which the Fourth Amendment Effective Date occurs, the Consolidated Senior Secured Leverage Ratio to be greater than 3.00 to 1.00.
(c)    Interest Coverage Ratio.
(i)    The Parent and the Borrower will not permit, as of the last day of the fiscal quarter ending December 31, 2020, the Consolidated Interest Coverage Ratio to be less than 3.00 to 1.00.
(ii)    The Parent and the Borrower will not permit, as of the last day of the fiscal quarter ending March 31, 2021, (A) if the Fourth Amendment Effective Date occurs on or prior to March 31, 2021, the Consolidated Interest Coverage Ratio to be less than 2.50 to 1.00 or (B) if the Fourth Amendment Effective Date occurs after March 31, 2021, the Consolidated Interest Coverage Ratio to be less than 3.00 to 1.00.
(iii)    The Parent and the Borrower will not permit, as of the last day of any fiscal quarter, commencing with the fiscal quarter ending June 30, 2021, the Consolidated Interest Coverage Ratio to be less than 2.50 to 1.00.
Section 9.02    Debt. The Parent and the Borrower will not, and will not permit any of the Restricted Subsidiaries to, incur, create, assume or suffer to exist any Debt, except:
(a)    the Notes or other Indebtedness or any guaranty of or suretyship arrangement for the Notes or other Indebtedness.

(b)    Debt of the Parent, the Borrower and the Restricted Subsidiaries existing on the date hereof that is reflected in the Financial Statements or on Schedule 9.02.
(c)    [Reserved].
(d)    Purchase Money Debt and Debt under Capital Leases not to exceed $25,000,000.
(e)    Debt in respect of performance bonds, bid bonds, appeal bonds, surety bonds, completion guarantees and similar obligations (including those incurred to secure health, safety and environmental obligations) and obligations in respect of letters of credit, bank guaranties or instruments related thereto, in each case, not in connection with money borrowed and provided in the ordinary course of business or consistent with past practice in connection with the operation of the Midstream Properties.
(f)    intercompany Debt between or among the Parent, the Borrower and/or any Restricted Subsidiary to the extent permitted by Section 9.05; provided that (i) such Debt is not held, assigned, transferred, negotiated or pledged to any Person other than the Parent, the Borrower or one of the Restricted Subsidiaries and (ii) any such Debt owed by the Parent, the Borrower or a Guarantor (A) shall be subordinated to the Indebtedness on terms set forth in the Guaranty and Security Agreement and (B) shall not have any scheduled amortization prior to the Latest Maturity Date.
(g)    endorsements of negotiable instruments for collection in the ordinary course of business.
(h)    other Debt not to exceed $25,000,000 in the aggregate at any one time outstanding.
(i)    unsecured Senior Notes of the Parent, the Borrower and/or Finance Sub and any guarantees thereof and any unsecured Permitted Refinancing Debt and any guarantees thereof; provided that (i) the Borrower shall have complied with Section 8.01(r), (ii) at the time of incurring such Senior Notes or Permitted Refinancing Debt (A) no Default has occurred and is then continuing and (B) no Default would result after giving effect to the incurrence of such Senior Notes or Permitted Refinancing Debt, as applicable (and any concurrent repayment of Debt with the proceeds of such incurrence, if any), (iii) the Parent and the Borrower are in compliance with the financial covenants contained in Section 9.01 on a Pro Forma Basis after giving effect to the issuance of such Senior Notes, (iv) such Senior Notes or Permitted Refinancing Debt, as applicable, do not have any scheduled principal amortization prior to the date which is one year after the Latest Maturity Date, (v) such Senior Notes or Permitted Refinancing Debt does not mature sooner than the date which is one year after the Latest Maturity Date, (vi) such Senior Notes or Permitted Refinancing Debt and any guarantees thereof are on terms, taken as a whole, at least as favorable to the Borrower and the Guarantors as market terms for issuers of similar size and credit quality given the then prevailing market conditions as determined by the Borrower in good faith, (vii) such Senior Notes or Permitted Refinancing Debt do not have any mandatory prepayment or redemption provisions (other than customary change of control or asset sale tender offer provisions) which would require a mandatory prepayment or redemption in priority to the Indebtedness; provided that if such Senior Notes are issued to finance all or a portion of a Permitted Acquisition or other Investment permitted by Section 9.05, such Senior Notes may contain mandatory prepayment or redemption provisions providing for the repayment or redemption of such Senior Notes in the event that such Permitted Acquisition or other Investment permitted by Section 9.05 is not consummated by a certain date (which date shall not be later than the date that is 90 days after the issuance thereof) in an amount not to exceed the principal amount of such Senior Notes and any accrued interest thereon through the prepayment or redemption; provided that such Senior Notes are issued in escrow pursuant to customary escrow arrangements pending the release thereof upon the consummation of such Permitted Acquisition or Investment, (viii) neither the Parent nor any Subsidiary of the Parent (other than the Borrower or a Guarantor or a Person who becomes a Guarantor in connection therewith) is an obligor under such Debt and (ix) if such Debt is senior subordinated or subordinated Debt, the terms of such Debt provide for customary subordination of such Debt to the Indebtedness.
(j)    Debt of any Person at the time such Person becomes a Restricted Subsidiary of the Parent, or is merged or consolidated with or into the Parent or the Borrower or any Restricted Subsidiary in a transaction constituting a Permitted Acquisition occurring after the Fourth Amendment Effective Date, so long as (i) such Debt was not incurred in connection with, or in contemplation of, such Permitted Acquisition, (ii) neither the Parent nor any Restricted Subsidiary (other than the Restricted Subsidiary acquired) shall have any liability or other obligation with respect to such Debt and (iii) the aggregate principal amount of all Debt outstanding under this Section 9.02(j) shall not exceed $50,000,000 at any time.
(k)    Debt constituting Investments permitted by Section 9.05 (other than Sections 9.05(g) or (n)).
(l)    Debt under Swap Agreements permitted pursuant to Section 9.17.
(m)    Debt owed to insurance companies for premiums on policies required by Section 8.07.
(n)    Debt in respect of netting services, automatic clearing house arrangements, employees’ credit or purchase cards, overdraft protections and similar arrangements, in each case entered into in the ordinary course of business.
Section 9.03    Liens. The Parent and the Borrower will not, and will not permit any of their Restricted Subsidiaries to, create, incur, assume or permit to exist any Lien on any of its Properties (now owned or hereafter acquired), except:
(a)    Liens securing the payment of any Indebtedness.
(b)    Excepted Liens.

(c)    Liens securing Purchase Money Debt or Capital Leases permitted by Section 9.02(d) but only on the Property under lease or acquired, constructed or improved with such Debt.
(d)    Liens securing intercompany Debt under Section 9.02(f), provided that such Liens on the assets of any Credit Party are subordinated to the Liens securing this Indebtedness on terms satisfactory to the Administrative Agent and the Majority Lenders.
(e)    Liens not otherwise permitted by the foregoing clauses of this Section 9.03; provided that the aggregate principal or face amount of all Debt secured under this Section 9.03(e) shall not exceed $2,500,000 at any time.
(f)    Liens solely on any cash earnest money deposits in an aggregate amount at any time outstanding not to exceed $25,000,000 made by the Borrower or any of the Restricted Subsidiaries in connection with any letter of intent or purchase agreement in connection with an acquisition or an Investment that is not prohibited by Section 9.05.
(g)    [Reserved].
(h)    Liens on Property of any Restricted Subsidiary which are in existence at the time that such Restricted Subsidiary is acquired by a Credit Party in a transaction constituting a Permitted Acquisition occurring after the Fourth Amendment Effective Date, securing Debt permitted by Section 9.02(j); provided that (i) such Liens are not incurred in connection with, or in anticipation of, such Permitted Acquisition and (ii) such Liens do not attach to any Property of the Parent or any of its Restricted Subsidiaries (other than the Restricted Subsidiary so acquired).
Section 9.04    Dividends, Distributions and Redemptions; Repayment of Senior Notes and Amendment to Terms of Senior Notes.
(a)    Restricted Payments. The Parent and the Borrower will not, and will not permit any Restricted Subsidiaries to, declare or make, directly or indirectly, any Restricted Payment, return any capital or make any distribution of its Property to its Equity Interest holders, except (i) the Parent may declare and pay dividends with respect to its Equity Interests payable solely in additional shares of its Equity Interests (other than Disqualified Capital Stock), (ii) Restricted Subsidiaries of the Parent may declare and pay dividends ratably with respect to their Equity Interests, (iii) the Parent may make Restricted Payments pursuant to and in accordance with stock option plans or other benefit plans for management or employees of the Borrower and its Restricted Subsidiaries, (iv) the Parent and the Borrower may make payments to former employees in connection with the termination of such former employee’s employment in an aggregate amount not to exceed $250,000 in any calendar year for the purpose of repurchasing Equity Interests in any member of the Parent or the Borrower, as applicable, issued to such former employee pursuant to stock option plans or other benefit plans for management or employees of the Borrower and its Restricted Subsidiaries, (v) the Parent may declare and make quarterly cash distributions or dividends to the holders of the Equity Interests in the Parent and the Parent may redeem or repurchase its Equity Interests, to the extent such distributions, dividends, redemptions and repurchases, when taken together with all other distributions, dividends redemptions and repurchases made pursuant to this subsection (a)(v) since the Effective Date, do not exceed, in the aggregate, the Parent’s “Operating Surplus” (as defined in the Parent Partnership Agreement) as of the end of the immediately preceding fiscal quarter of the Parent and are made in accordance with the Parent Partnership Agreement, provided, that at the time each such distribution, dividend, redemption or repurchase is made, (A) no Default or Event of Default exists or would occur upon the making thereof and (B) the Parent and the Borrower are in compliance with the financial covenants contained in Section 9.01 calculated on a Pro Forma Basis after giving effect to such distribution, dividend, redemption or repurchase, and (vi) the Parent may make the Fourth Amendment Distribution. The Parent and the Borrower will not permit any DevCo to make Restricted Payments unless such Restricted Payments are made ratably with respect to such DevCo’s Equity Interests.
(b)    Repayment of Senior Notes and Permitted Refinancing Debt; Amendment to Terms of Senior Notes and Permitted Refinancing Debt. The Parent and the Borrower will not, and will not permit any of the Restricted Subsidiaries to, prior to the date that is ninety-one (91) days after the Latest Maturity Date: (i) call, make or offer to make any optional or voluntary Redemption of or otherwise optionally or voluntarily Redeem (whether in whole or in part) the Senior Notes or nay Permitted Refinancing Debt; provided that (A) the Parent may Redeem the Senior Notes or Permitted Refinancing Debt in one or more transactions in an aggregate amount not to exceed the net cash proceeds of any sale of Equity Interests (other than Disqualified Capital Stock) of the Parent to the extent that (1) such Redemption is consummated within one hundred and eighty (180) days of the consummation of such sale of Equity Interest and (2) after giving effect to such Redemption, no Default or Event of Default shall have occurred and be continuing, and (B) the Parent may Redeem the Senior Notes or Permitted Refinancing Debt with the proceeds of any Permitted Refinancing Debt substantially concurrently with the incurrence of such Permitted Refinancing Debt, or (ii) amend, modify, waive or otherwise change, consent or agree to any amendment, modification, waiver or other change to, any of the terms of the Senior Notes or the Senior Notes Indenture or the terms of any Permitted Refinancing Debt and the agreements governing any Permitted Refinancing Debt if (A) the effect thereof would be to shorten its maturity or average life or increase the amount of any payment of principal thereof or increase the rate or shorten any period for payment of interest thereon or (B) such action requires the payment of a consent fee (howsoever described), provided that the foregoing shall not prohibit the execution of supplemental indentures associated with the incurrence of additional Senior Notes or Permitted Refinancing Debt to the extent permitted by Section 9.02(i) or the execution of supplemental indentures to add guarantors if required by the terms of any Senior Notes Indenture or any agreement governing any Permitted Refinancing Debt provided such Person complies with Section 8.14(b) or (C) with respect to Senior Notes or Permitted Refinancing Debt that are subordinated to the Indebtedness or any other Debt, designate any Debt (other than the Indebtedness) as “Specified Senior Indebtedness” or “Specified Guarantor Senior Indebtedness” or give any such other Debt any other similar designation for the purposes of any Senior Notes Indenture or any agreement governing any Permitted Refinancing Debt that are subordinated to the Indebtedness or any other Debt.

Section 9.05    Investments, Loans and Advances. The Parent and the Borrower will not, and will not permit any of the Restricted Subsidiaries to, make or permit to remain outstanding any Investments in or to any Person, except that the foregoing restriction shall not apply to:
(a)    Investments made prior to the Effective Date reflected in the Financial Statements or which are disclosed to the Lenders in Schedule 9.05.
(b)    accounts receivable arising in the ordinary course of business.
(c)    direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, in each case maturing within one year from the date of creation thereof.
(d)    commercial paper maturing within one year from the date of creation thereof rated in the highest grade by S&P or Moody’s.
(e)    deposits maturing within one year from the date of creation thereof with, including certificates of deposit issued by, any Lender or any office located in the United States of any other bank or trust company which is organized under the laws of the United States or any state thereof, has capital, surplus and undivided profits aggregating at least $100,000,000 (as of the date of such bank or trust company’s most recent financial reports) and has a short term deposit rating of no lower than A2 or P2, as such rating is set forth from time to time, by S&P or Moody’s, respectively.
(f)    deposits in money market funds investing exclusively in Investments described in Section 9.05(c), Section 9.05(d) or Section 9.05(e).
(g)    Investments (i) made by any Credit Party in or to any other Person that, prior to the making of such Investment, is a Credit Party or (ii) made by any Restricted Subsidiary that is not a Credit Party in or to the Parent, the Borrower or any other Restricted Subsidiary.
(h)    subject to the limits in Section 9.06, Investments (including, without limitation, capital contributions) in general or limited partnerships or other types of entities (each a “venture”) entered into by the Borrower or a Restricted Subsidiary with others in the ordinary course of business; provided that (i) any such venture is engaged exclusively in activities described in Section 9.06(a) through (f), (ii) the interest in such venture is acquired in the ordinary course of business and on fair and reasonable terms and (iii) such venture interests acquired and capital contributions made (valued as of the date such interest was acquired or the contribution made) do not exceed, in the aggregate at any time outstanding an amount equal to $10,000,000.
(i)    loans or advances to employees, officers or directors in the ordinary course of business of the Borrower or any Restricted Subsidiary, in each case only as permitted by applicable law, including Section 402 of the Sarbanes Oxley Act of 2002, but in any event not to exceed $500,000 in the aggregate at any time.

(j)    Investments in stock, obligations or securities received in settlement of debts arising from Investments permitted under this Section 9.05 owing to the Borrower or any Restricted Subsidiary as a result of a bankruptcy or other insolvency proceeding of the obligor in respect of such debts or upon the enforcement of any Lien in favor of the Borrower or any of its Restricted Subsidiaries.
(k)    Permitted Acquisitions; provided that the Credit Parties shall comply in all respects with Section 8.14.
(l)    Investments made by any Credit Party in any DevCo (other than any Investment in the form of the purchase of Equity Interests in such DevCo from OAS or one of its subsidiaries); provided that (i) no Event of Default exists or results therefrom, (ii) such Investments shall be made solely for the purposes of funding Capital Expenditures of such DevCo which expenditures the Borrower reasonably expects to be made within 90 days following the date of such Investment, and (iii) the amount of any such Investment shall not exceed, at the time made, the product of (A) the DevCo Ownership Percentage with respect to such DevCo as of the date of such Investment multiplied by (B) the total amount of such Capital Expenditures described in the foregoing clause (ii).
(m)    other Investments not to exceed in the aggregate at any time the greater of (i) $25,000,000 and (ii) 10% of Consolidated Net Tangible Assets.
(n)    guarantees of Debt permitted by Section 9.02(a), (b), (h) or (i).
(o)    to the extent constituting an Investment, Swap Agreements permitted under Section 9.17 and guarantees thereof.
(p)    the Fourth Amendment DevCo Contribution on the Fourth Amendment Effective Date.
(q)    the Fourth Amendment Preferred Equity Investment; provided that Corp Sub constitutes a Guarantor at the time of such Investment or immediately after giving effect thereto.
(r)    Investments held by a Person acquired (including by way of merger, amalgamation or consolidation) in accordance with this Section 9.05 to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation.
(s)    Deposits of cash and / or cash equivalents permitted by Section 9.03(f) to secure an acquisition otherwise permitted by this Section 9.05.
Section 9.06    Nature of Business; International Operations. The Parent and the Borrower will not, and will not permit any Restricted Subsidiary or DevCo to, engage (directly or indirectly) in any primary line of business other than (a) gathering, dehydrating or compressing natural gas, crude, condensate or natural gas liquids; (b) treating, processing, fractionating or transporting natural gas, crude, condensate or natural gas liquids or the fractionated products thereof; (c) storing natural gas, crude, condensate, natural gas liquids or the fractionated products thereof; (d) marketing natural gas, crude, condensate, natural gas liquids or the fractionated products thereof; (e) water distribution, storage, supply, treatment and disposal services; and (f) building or acquiring the facilities and equipment to do the foregoing. From and after the date hereof, the Parent, the Borrower, the other Restricted Subsidiaries and the DevCos will not acquire or make any other expenditure (whether such expenditure is capital, operating or otherwise) to purchase or lease, or acquire Rights of Way in, any real Property not located within the geographical boundaries of the United States of America and they will not form or acquire any Foreign Subsidiaries.
Section 9.07    Proceeds of Loans. The Parent and the Borrower will not permit the proceeds of the Loans to be used for any purpose other than those permitted by Section 7.20. Neither the Borrower nor any Person acting on behalf of the Borrower has taken or will take any action which might cause any of the Loan Documents to violate Regulations T, U or X or any other regulation of the Board or to violate Section 7 of the Securities Exchange Act of 1934 or any rule or regulation thereunder, in each case as now in effect or as the same may hereinafter be in effect. If requested by the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form U-1 or such other form referred to in Regulation U, Regulation T or Regulation X of the Board, as the case may be.
Section 9.08    Limitation on Leases. The Parent and the Borrower will not, and will not permit any of their respective Restricted Subsidiaries to, create, incur, assume or suffer to exist any obligation for the payment of rent or hire of Property of any kind whatsoever (real or personal but excluding Capital Leases, leases of corporate and field office space utilized by the Borrower and its Restricted Subsidiaries in the ordinary course of business), under leases or lease agreements which would cause the aggregate amount of all payments made by the Parent, the Borrower and the Restricted Subsidiaries pursuant to all such leases or lease agreements, including, without limitation, any residual payments at the end of any lease, to exceed $4,000,000 in any period of twelve consecutive calendar months during the life of such leases.
Section 9.09    ERISA Compliance. Except as would not reasonably be expected to result in a liability to the Borrower or any of its Restricted Subsidiaries or any DevCo in excess of $25,000,000, individually or in the aggregate, with respect to each of the subsections of this Section 9.09 or in the aggregate, the Parent and the Borrower will not, and will not permit any of the Restricted Subsidiaries or DevCos to, at any time:
(a)    engage in, or permit any ERISA Affiliate to engage in, any transaction in connection with which the Parent, the Borrower, a Restricted Subsidiary, any DevCo or any ERISA Affiliate could be subjected to either a material civil penalty assessed pursuant to subsections (c), (i), (l) or (m) of section 502 of ERISA or a material tax imposed by Chapter 43 of Subtitle D of the Code.

(b)    fail to make, or permit any ERISA Affiliate to fail to make, full payment when due of all material amounts which, under the provisions of any Plan, agreement relating thereto or applicable law, the Parent, the Borrower, a Restricted Subsidiary, any DevCo or any ERISA Affiliate is required to pay as contributions thereto.
(c)    contribute to or assume an obligation to contribute to, or permit any ERISA Affiliate to contribute to or assume an obligation to contribute to, (i) any employee welfare benefit plan, as defined in section 3(1) of ERISA, that provides benefits to former employees of such entities, other than continuation coverage under section 4980B of the Code, that may not be terminated by the applicable plan sponsor in its sole discretion at any time without any material liability, other than the payment of claims incurred as of the date of such termination pursuant to the terms of such plan and the requirements of applicable law or (ii) any employee pension benefit plan, as defined in section 3(2) of ERISA, that is subject to Title IV of ERISA, section 302 of ERISA or section 412 of the Code.
Section 9.10    Sale or Discount of Receivables. Except for receivables obtained by the Parent, the Borrower or any Restricted Subsidiary out of the ordinary course of business or the settlement of joint interest billing accounts in the ordinary course of business or discounts granted to settle collection of accounts receivable or the sale of defaulted accounts arising in the ordinary course of business in connection with the compromise or collection thereof and not in connection with any financing transaction, the Parent and the Borrower will not, and will not permit any of the Restricted Subsidiaries to, discount or sell (with or without recourse) any of its notes receivable or accounts receivable.
Section 9.11    Mergers, Etc. The Parent and the Borrower will not, and will not permit any of the Restricted Subsidiaries to, merge into or with or consolidate with any other Person, or sell, lease or otherwise dispose of (whether in one transaction or in a series of transactions and including by division of such Person) all or substantially all of its Property to any other Person, except that (a)(i) any Restricted Subsidiary may merge with any other Wholly-Owned Subsidiary so long as (x) the surviving Person is a Restricted Subsidiary and (y) the surviving Person becomes a Guarantor in accordance with Section 8.14 if such Restricted Subsidiary was a Guarantor prior to such merger and (ii) any Restricted Subsidiary may divide so long as each Person created as a result of such division becomes (x) a Restricted Subsidiary and (y) a Guarantor in accordance with Section 8.14 if such Restricted Subsidiary was a Guarantor at the time of such division, (b) the Borrower may merge with any Wholly-Owned Subsidiary so long as the Borrower is the survivor and (c) any Restricted Subsidiary (excluding the Borrower) may consummate any merger, consolidation or sale the purpose of which is to effect a sale permitted pursuant to Section 9.12 or an Investment permitted pursuant to Section 9.05. In furtherance of and without limiting the foregoing, in no event shall the Borrower divide itself pursuant to Section 18-217 of the Delaware Limited Liability Company Act (or any corresponding provision of any successor statute thereof).
Section 9.12    Asset Dispositions. The Parent and the Borrower will not, and will not permit any Restricted Subsidiary or DevCo to, make any Asset Disposition except for Asset Dispositions that meet all of the following requirements:

(a)    at the time of such Asset Disposition, no Default or Event of Default shall exist or would result from such Asset Disposition,
(b)    the purchase price for such Asset Disposition shall be at fair market value (as reasonably determined by the board of directors (or comparable governing body) of the Borrower and, if requested by the Administrative Agent, the Borrower shall deliver a certificate of a Responsible Officer of the Borrower certifying to that effect),
(c)    not less than 75% of the purchase price for such Asset Disposition shall be paid to the Parent, the Borrower, such Restricted Subsidiary or DevCo, as applicable, in cash by the transferee of any such assets or its Affiliates,
(d)    if such Asset Disposition is of Equity Interests in a Restricted Subsidiary (other than the Borrower, which cannot be Transferred under this Section 9.12), such Asset Disposition shall include all the Equity Interests of such Restricted Subsidiary, and
(e)    the fair market value of the Property Transferred pursuant to such Asset Disposition, when aggregated with all Asset Dispositions made since the Fourth Amendment Effective Date, does not exceed $50,000,000.
Following any such Asset Disposition, the Borrower must make any mandatory prepayment required in connection therewith under Section 3.04(c) as and when so required. For the avoidance of doubt, any Equity Interests in any DevCos may not be Transferred pursuant to this Section 9.12.
Section 9.13    Environmental Matters. The Parent and the Borrower will not, and will not permit any of the Restricted Subsidiaries or DevCos to, cause or permit any of its Property to be in violation of, or do anything or permit anything to be done which will subject any such Property to any Remedial Work under any Environmental Laws, assuming disclosure to the applicable Governmental Authority of all relevant facts, conditions and circumstances, if any, pertaining to such Property where such violations or Remedial Work could reasonably be expected to have a Material Adverse Effect.
Section 9.14    Transactions with Affiliates. The Parent and the Borrower will not, and will not permit any of the Restricted Subsidiaries to, enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of Property or the rendering of any service, with any Affiliate (other than the Guarantors and Wholly-Owned Subsidiaries of the Borrower) unless such transactions are otherwise permitted under this Agreement and are upon fair and reasonable terms no less favorable to it than it would obtain in a comparable arm’s length transaction with a Person not an Affiliate. The restrictions set forth in this Section 9.14 shall not apply to (a) executing, delivering, and performing obligations under the Loan Documents, (b) compensation to, and the terms of employment contracts with, individuals who are officers, managers and directors of the Parent or the Borrower, provided such compensation or contract is approved by the General Partner’s board of directors, (c) the issuance of Equity Interests (other than Disqualified Capital Stock) by the Parent, (d) transactions permitted under Section 9.04 or Section 9.05, and (e) transactions under the Parent Partnership Agreement, as it exists on the Effective Date and as it is amended, supplemented or otherwise modified in compliance with Section 9.19.
Section 9.15    Subsidiaries. The Parent and the Borrower will not, and will not permit any of the Restricted Subsidiaries to, create or acquire any additional Subsidiary unless the Borrower complies with Section 8.14(b) and Section 8.14(c). The Parent will not, and will not permit any Restricted Subsidiary to, (a) Transfer any Equity Interests in the Borrower or (b) Transfer any Equity Interests in any other Restricted Subsidiary or in any DevCo except (i) to the Borrower or a Restricted Subsidiary that is a Guarantor or (ii) in compliance with Section 9.12. None of the Parent, the Borrower or any other Restricted Subsidiary will have any Foreign Subsidiaries. The Parent and the Borrower will not permit any Equity Interests of any Restricted Subsidiary or any DevCo to be directly owned by any Person other than Parent (in the case of the Borrower), the Borrower or a Restricted Subsidiary, or in the case of the DevCos, OAS and its subsidiaries; provided that the Parent shall be permitted to own Equity Interests of a DevCo on a temporary basis for the purpose of acquiring Equity Interests previously owned by OAS and its subsidiaries (including for the purpose of consummating the Fourth Amendment DevCo Contribution), so long as such Equity Interests are contributed to the Borrower immediately following such acquisition by Parent. The Parent and the Borrower will not, and will not permit any Restricted Subsidiary to, create or acquire any DevCo without the prior written consent of the Majority Lenders.
Section 9.16    Negative Pledge Agreements; Dividend Restrictions. The Parent and the Borrower will not, and will not permit any of the Restricted Subsidiaries or any DevCo to, create, incur, assume or suffer to exist any contract, agreement or understanding (other than (a) the Loan Documents or Capital Leases or Purchase Money Debt creating Liens permitted by Section 9.03(c) and (d), (b) any leases or licenses or similar contracts as they affect any Property or Lien subject to a lease or license, (c) any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the direct or indirect sale or disposition of all or substantially all the equity or Property of such Restricted Subsidiary (or the Property that is subject to such restriction) pending the closing of such sale or disposition or (d) customary provisions with respect to the distribution of Property in joint venture agreements) which in any way (i) prohibits or restricts the granting, conveying, creation or imposition of any Lien on any of its Property constituting Collateral in favor of the Administrative Agent, for the benefit of the Lenders, or (ii) restricts any Restricted Subsidiary from paying dividends or making distributions to the Parent, the Borrower or any Guarantor, or which requires the consent of other Persons in connection therewith.
Section 9.17    Swap Agreements. The Parent and the Borrower will not, and will not permit any other Restricted Subsidiary to, enter into any Swap Agreements with any Person other than other Swap Agreements in respect of commodities or interest rates (a) with an Approved Counterparty and (b) that are entered into for the purpose of hedging exposure to interest rates or commodity price risk (including basis risk) and that are not for speculative purposes. In no event shall any Swap Agreement contain any requirement, agreement or covenant for the Parent, the Borrower or any other Restricted Subsidiary to maintain or post (other than pursuant to a

Security Instrument) collateral or margin to secure their obligations under such Swap Agreement or to cover market exposures
Section 9.18    Designation and Conversion of Restricted and Unrestricted Subsidiaries.
(a)    Any Person (other than any DevCo prior to the date on which it is a Wholly-Owned Subsidiary) that becomes a Subsidiary of the Parent, the Borrower or any other Restricted Subsidiary shall be a Restricted Subsidiary unless such Person (i) is designated as an Unrestricted Subsidiary on Schedule 7.14, as of the date hereof, (ii) is hereafter designated as an Unrestricted Subsidiary in compliance with Section 9.18(b), or (iii) is a subsidiary of an Unrestricted Subsidiary. Each DevCo shall be an Unrestricted Subsidiary until such time that such DevCo is a Wholly-Owned Subsidiary, at which time it will become a Restricted Subsidiary for purposes of the Loan Documents.
(b)    The Parent and the Borrower may designate by written notification thereof to the Administrative Agent, any Restricted Subsidiary (for the avoidance of doubt, other than the Borrower), including a newly formed or newly acquired Subsidiary, as an Unrestricted Subsidiary if (i) prior, and after giving effect, to such designation, no Default would exist and (ii) such designation is deemed to be an Investment in an Unrestricted Subsidiary in an amount equal to the fair market value as of the date of such designation of the Parent or the Borrower’s direct and indirect ownership interest in such Subsidiary and such Investment would be permitted to be made under Section 9.05. Except as provided in this Section 9.18(b), no Restricted Subsidiary may be redesignated as an Unrestricted Subsidiary.
(c)    The Parent and the Borrower may designate any Unrestricted Subsidiary to be a Restricted Subsidiary if after giving effect to such designation, (i) the representations and warranties of the Parent, the Borrower and the other Restricted Subsidiaries contained in each of the Loan Documents are true and correct in all material respects on and as of such date as if made on and as of the date of such redesignation except to the extent (A) any such representations and warranties are expressly limited to an earlier date, in which case, on and as of the date of such redesignation, such representations and warranties shall continue to be true and correct as of such specified earlier date and (B) to the extent that any such representation and warranty is expressly qualified by materiality or by reference to Material Adverse Effect, such representation and warranty (as so qualified) shall be true and correct in all respects on and as of the date of such redesignation, (ii) no Event of Default would exist or result therefrom and (iii) the Parent and the Borrower comply with the requirements of Section 8.14, Section 8.16 and Section 9.15. Upon any such designation, an amount equal to the lesser of the fair market value of the Parent’s or the Borrower’s direct and indirect ownership interest in such Subsidiary or the amount of the Parent’s or the Borrower’s cash investment previously made in such Subsidiary shall be deemed no longer outstanding for purposes of the limitation on Investments under Section 9.05. Notwithstanding the foregoing, a DevCo may not be designated as a Restricted Subsidiary until such time as it becomes a Wholly-Owned Subsidiary. Furthermore, immediately upon any DevCo becoming a Wholly-Owned Subsidiary, the Parent and the Borrower shall be deemed to automatically designate such DevCo as a Restricted Subsidiary and shall be required to take each of the actions required by this Section 9.18(c).

Section 9.19    Changes to Organizational Documents and Material Contracts. The Parent and the Borrower shall not, and shall not permit any Restricted Subsidiary or any DevCo to, (a) amend, supplement or otherwise modify (or permit to be amended, supplemented or modified) its certificate of formation, limited liability company agreement, limited partnership agreement, articles of incorporation, bylaws, any preferred stock designation or any other organic document of such Person in any manner that would be adverse to the Lenders in any material respect; provided that any amendment, supplement or other modification to the Parent Partnership Agreement that materially alters the definition of “Operating Surplus” contained therein in a way that results in an increase in such “Operating Surplus” shall be deemed to be adverse to Lenders in a material respect or (b) amend, supplement or otherwise modify (or permit to be amended, supplemented or modified) any Material Contract in any manner that would be adverse to the Lenders in any material respect.
Section 9.20    Permitted Activities of the Parent. The Parent covenants and agrees with the Administrative Agent and the Lenders that the Parent shall not engage any operating or business activities other than (a) ownership of the Equity Interests in the Borrower, (b) activities incidental to maintenance of its and its Restricted Subsidiaries’ corporate existence and the management of the businesses of the Borrower and its Restricted Subsidiaries (including the maintenance of the Parent’s existence as a master limited partnership), (c) any public offering of its Equity Interests or any other issuance or sale of its Equity Interests and, in each case, the redemption thereof to the extent permitted hereunder, (d) the performance of its obligations with respect to the Loan Documents and the issuance and performance of any Senior Notes permitted hereunder, (e) payment of taxes and dividends and making contributions to the capital of its direct and indirect Restricted Subsidiaries to the extent permitted hereunder, (f) participating in tax, accounting and other administrative matters as a member of the consolidated group of the Parent and its Restricted Subsidiaries and the making and filing of any reports required by any Governmental Authority, (g) providing indemnification to officers, managers and directors, (h) the acquisition of Equity Interests of a DevCo to the extent permitted by Section 9.15 and (i) any other activities incidental or reasonably related to the foregoing. For the avoidance of doubt, the Parent shall not (i) incur, create, assume or suffer to exist any Debt or other material liabilities or material financial obligations, except (A) nonconsensual obligations imposed by operation of law, (B) pursuant to any Loan Documents or Senior Notes permitted hereunder, (C) obligations with respect to its Equity Interests and (D) any liabilities or financial obligations (other than Debt) permitted to be incurred, created, assumed or in existence pursuant to the other clauses of this Section 9.20, (ii) incur or suffer to exist any Liens on its Properties (now owned or hereafter acquired), except for (A) Excepted Liens and (B) Liens securing the Indebtedness or (iii) own Equity Interests in any Person other than the Borrower and any DevCo to the extent permitted by Section 9.15.
Section 9.21    Non-Qualified ECP Guarantors. The Parent and the Borrower shall not permit any Credit Party that is not a Qualified ECP Guarantor to own, at any time, any Equity Interests in any Restricted Subsidiaries or any DevCos.

Article X
Events of Default; Remedies

Section 10.01    Events of Default. One or more of the following events shall constitute an “Event of Default”:
(a)    the Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof, by acceleration or otherwise.
(b)    the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in Section 10.01(a)) payable under any Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five (5) Business Days.
(c)    any representation or warranty made or deemed made by or on behalf of the Parent, the Borrower, any Restricted Subsidiary or any DevCo in or in connection with any Loan Document or any amendment or modification of any Loan Document or waiver under such Loan Document, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made (or, if already qualified by materiality, Material Adverse Effect or a similar qualification, true and correct in all respects).
(d)    the Parent, the Borrower, any Restricted Subsidiary or any DevCo shall fail to observe or perform any covenant, condition or agreement contained in Section 8.01(m), Section 8.02(a), Section 8.03, Section 8.16, Section 8.14, Section 8.17, Section 8.19 or in Article IX.
(e)    the Parent, the Borrower, any Restricted Subsidiary or any DevCo shall fail to observe or perform any covenant, condition or agreement contained in this Agreement applicable to it (other than those specified in Section 10.01(a), Section 10.01(b) or Section 10.01(d)) or any other Loan Document, and such failure shall continue unremedied for a period of thirty (30) days after the earlier to occur of (i) notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of the Majority Lenders) or (ii) a Responsible Officer of the Borrower or such Restricted Subsidiary otherwise becoming aware of such default.
(f)    the Parent, the Borrower, any Restricted Subsidiary or any DevCo shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable and such failure continues beyond any applicable grace period.

(g)    any event or condition (other than customary change of control or asset sale tender offer provisions of the Senior Notes Indenture, any agreement governing any Permitted Refinancing Debt or any other Debt permitted under Section 9.02 which would require a mandatory prepayment or redemption of the Debt arising thereunder) occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the Redemption thereof or any offer to Redeem to be made in respect thereof, prior to its scheduled maturity or require the Parent, the Borrower, any Restricted Subsidiary or any DevCo to make an offer in respect thereof and such event or condition continues beyond any applicable grace period.
(h)    an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Parent, the Borrower, any Restricted Subsidiary or any DevCo or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Parent, the Borrower, any Restricted Subsidiary or any DevCo or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for thirty (30) days or an order or decree approving or ordering any of the foregoing shall be entered.
(i)    the Parent, the Borrower, any Restricted Subsidiary or any DevCo shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in Section 10.01(h), (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Parent, the Borrower, any Restricted Subsidiary or any DevCo or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing.
(j)    the Parent, the Borrower, any Restricted Subsidiary or any DevCo shall become unable, admit in writing its inability or fail generally to pay its debts as they become due.
(k)    (i) one or more judgments for the payment of money in an aggregate amount in excess of $2,000,000 (to the extent not covered by independent third party insurance provided as to which the insurer does not dispute coverage and is not subject to an insolvency proceeding) or (ii) any one or more non-monetary judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, shall be rendered against the Parent, the Borrower, any Restricted Subsidiary or any DevCo or any combination thereof and the same shall remain undischarged for a period of thirty (30) consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Parent, the Borrower, any Restricted Subsidiary or any DevCo to enforce any such judgment.
(l)    the Loan Documents after delivery thereof shall for any reason, except to the extent permitted by the terms thereof or as otherwise acceptable to the Administrative Agent in its sole discretion, cease to be in full force and effect and valid, binding and enforceable in accordance with their terms against the Parent, the Borrower, any Restricted Subsidiary or any DevCo party thereto, or, in the case of the Intercreditor Agreement (if any then exists), against any other party thereto, or shall be repudiated by any of them, or cease to create a valid and perfected Lien of the priority required thereby on any portion of the Collateral purported to be covered thereby with a fair market value greater than $5,000,000, except to the extent permitted by the terms of this Agreement, or the Parent, the Borrower, any Restricted Subsidiary or any DevCo or any of their Affiliates shall so state in writing.
(m)    an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, would reasonably be expected to result in liability of the Borrower, its Subsidiaries and the ERISA Affiliates in an aggregate amount in excess of $25,000,000.
(n)    a Change in Control shall occur.
Section 10.02    Remedies.
(a)    In the case of an Event of Default other than one described in Section 10.01(h), Section 10.01(i) or Section 10.01(j), at any time thereafter during the continuance of such Event of Default, the Administrative Agent may, and at the request of the Majority Lenders, shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Notes and the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower and the Guarantors accrued hereunder and under the Notes and the other Loan Documents (including, without limitation, the payment of cash collateral to secure the LC Exposure as provided in Section 2.07(j)), shall become due and payable immediately, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other notice of any kind, all of which are hereby waived by the Borrower and each Guarantor; and in case of an Event of Default described in Section 10.01(h), Section 10.01(i) or Section 10.01(j), the Commitments shall automatically terminate and the Notes and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and the other obligations of the Borrower and the Guarantors accrued hereunder and under the Notes and the other Loan Documents (including, without limitation, the payment of cash collateral to secure the LC Exposure as provided in Section 2.07(j)), shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower and each Guarantor.

(b)    In the case of the occurrence of an Event of Default, the Administrative Agent and the Lenders will have all other rights and remedies available at law and equity, subject solely in the case of the DevCo Collateral, to the terms and conditions of the Intercreditor Agreement.
(c)    All proceeds realized from the liquidation or other disposition of Collateral or otherwise received after maturity of the Notes, whether by acceleration or otherwise, shall be applied:
(i)    first, to payment or reimbursement of that portion of the Indebtedness constituting fees, expenses and indemnities payable to the Administrative Agent in its capacity as such;
(ii)    second, pro rata to payment or reimbursement of that portion of the Indebtedness constituting fees, expenses and indemnities payable to the Lenders;
(iii)    third, pro rata to payment of accrued interest on the Loans;
(iv)    fourth, pro rata to payment of (A) principal outstanding on the Loans, (B) LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time and (C) Secured Swap Indebtedness owing to Secured Swap Parties;
(v)    fifth, pro rata to any other Indebtedness owing to the Secured Parties and to cash collateral to be held by the Administrative Agent to secure the remaining LC Exposure; and
(vi)    sixth, any excess, after all of the Indebtedness shall have been indefeasibly paid in full in cash, shall be paid to the Borrower or as otherwise required by any Governmental Requirement;
provided that, solely in the case of the DevCo Collateral, the proceeds from the realization of any DevCo Collateral (other than Restricted Payments made by a DevCo to the Borrower or a Restricted Subsidiary) shall be applied first in accordance with the terms of the Intercreditor Agreement and shall then be applied in accordance with the priorities set forth in this Section 10.02(c).
Notwithstanding the foregoing, amounts received from the Borrower or any Guarantor that is not an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder shall not be applied to any Excluded Swap Obligations (it being understood, that in the event that any amount is applied to Indebtedness other than Excluded Swap Obligations as a result of this clause, the Administrative Agent shall make such adjustments as it determines are appropriate to distributions pursuant to clause fourth above from amounts received from “eligible contract participants” under the Commodity Exchange Act or any regulations promulgated thereunder to ensure, as nearly as possible, that the proportional aggregate recoveries with respect to Indebtedness described in clause fourth above by the holders of any Excluded Swap Obligations are the same as the proportional aggregate recoveries with respect to other Indebtedness pursuant to clause fourth above).
Article XI
The Agents

Section 11.01    Appointment; Powers. Each of the Lenders and the Issuing Bank hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof and the other Loan Documents, together with such actions and powers as are reasonably incidental thereto.
Section 11.02    Duties and Obligations of Administrative Agent. The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing (the use of the term “agent” herein and in the other Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law; rather, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties), (b) the Administrative Agent shall have no duty to take any discretionary action or exercise any discretionary powers, except as provided in Section 11.03, and (c) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Parent, the Borrower, any Restricted Subsidiary or any DevCo that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Parent, the Borrower or a Lender, and shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or under any other Loan Document or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or in any other Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, (v) the satisfaction of any condition set forth in Article VI or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent or as to those conditions precedent expressly required to be to the Administrative Agent’s satisfaction, (vi) the existence, value, perfection or priority of any collateral security or the financial or other condition of the Parent, the Borrower, any Restricted Subsidiary or any DevCo or any other obligor or guarantor, or (vii) any failure by the Parent, the Borrower, any Restricted Subsidiary or any DevCo or any other Person (other than itself) to perform any of its obligations hereunder or under any other Loan Document or the performance or observance of any covenants, agreements or other terms or conditions set forth herein or therein. For purposes of determining compliance with the conditions specified in Article VI, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received written notice from such Lender prior to the proposed closing date specifying its objection thereto.
Section 11.03    Action by Administrative Agent. The Administrative Agent shall have no duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise in writing as directed by the Majority Lenders or the Lenders, as applicable, (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 12.02) and in all cases the Administrative Agent shall be fully justified in failing or refusing to act hereunder or under any other Loan Documents unless it shall (a) receive written instructions from the Majority Lenders or the Lenders, as applicable, (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 12.02) specifying the action to be taken and (b) be indemnified to its satisfaction by the Lenders against any and all liability and expenses which may be incurred by it by reason of taking or continuing to take any such action. The instructions as aforesaid and any action taken or failure to act pursuant thereto by the Administrative Agent shall be binding on all of the Lenders. If a Default has occurred and is continuing, then the Administrative Agent shall take such action with respect to such Default as shall be directed by the requisite Lenders in the written instructions (with indemnities) described in this Section 11.03, provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interests of the Lenders. In no event, however, shall the Administrative Agent be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to this Agreement, the Loan Documents or applicable law. No Agent shall be liable for any action taken or not taken by it with the consent or at the request of the Majority Lenders or the Lenders, as applicable, (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 12.02), and otherwise no Agent shall be liable for any action taken or not taken by it hereunder or under any other Loan Document or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith INCLUDING ITS OWN ORDINARY NEGLIGENCE, except for its own gross negligence or willful misconduct.
Section 11.04    Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon and each of the Parent, the Borrower, the Lenders and the Issuing Bank hereby waives the right to dispute the Administrative Agent’s record of such statement, except in the case of gross negligence or willful misconduct by the

Administrative Agent. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. The Administrative Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof permitted hereunder shall have been filed with the Administrative Agent.
Section 11.05    Subagents. The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding Sections of this Article XI shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.
Section 11.06    Resignation of Administrative Agent. Subject to the appointment and acceptance of a successor Administrative Agent as provided in this Section 11.06, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Bank and the Borrower, and the Administrative Agent may be removed at any time by the Majority Lenders if the Administrative Agent, in its capacity as a Lender, is a Defaulting Lender at such time. Upon any such resignation or removal, the Majority Lenders shall have the right, in consultation with the Borrower, to appoint a successor. If no successor shall have been so appointed by the Majority Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation or removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Administrative Agent. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent’s resignation hereunder, the provisions of this Article XI and Section 12.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Agent.
Section 11.07    Agents as Lenders. Each bank serving as an Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Parent, the Borrower or any Subsidiary or other Affiliate thereof as if it were not an Agent hereunder.

Section 11.08    No Reliance. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, any other Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and each other Loan Document to which it is a party. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, any other Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document, any related agreement or any document furnished hereunder or thereunder. The Agents shall not be required to keep themselves informed as to the performance or observance by the Parent, the Borrower or any of their Subsidiaries of this Agreement, the Loan Documents or any other document referred to or provided for herein or to inspect the Properties or books of the Parent, the Borrower or their Subsidiaries. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Administrative Agent hereunder, no Agent or the Arranger shall have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Parent or the Borrower (or any of their respective Affiliates) which may come into the possession of such Agent or any of its Affiliates. In this regard, each Lender acknowledges that Paul Hastings LLP is acting in this transaction as special counsel to the Administrative Agent only, except to the extent otherwise expressly stated in any legal opinion or any Loan Document. Each other party hereto will consult with its own legal counsel to the extent that it deems necessary in connection with the Loan Documents and the matters contemplated therein.
Section 11.09    Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Parent, the Borrower or any of their Subsidiaries, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:
(a)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Indebtedness that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Section 12.03) allowed in such judicial proceeding; and
(b)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Section 12.03.
Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Indebtedness or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.
Section 11.10    Authority of Administrative Agent to Release Collateral and Liens. Each Lender and the Issuing Bank hereby authorizes the Administrative Agent to release any Collateral or Guarantor that is permitted to be sold or released pursuant to the terms of the Loan Documents. Each Lender and the Issuing Bank hereby authorizes the Administrative Agent to execute and deliver to the Borrower, at the Borrower’s sole cost and expense, any and all releases of Liens, termination statements, assignments or other documents reasonably requested by the Borrower in connection with any sale or other disposition of Property or release of a Guarantor to the extent such sale or other disposition or release of Guarantor is permitted by the terms of Section 9.12 or is otherwise authorized by the terms of the Loan Documents.
Section 11.11    The Arranger, Syndication Agent and other Agents. Neither the Arranger, nor the Syndication Agent nor any other Agent (other than the Administrative Agent) shall have any duties, responsibilities or liabilities under this Agreement other than their duties, responsibilities and liabilities in their capacity as Lenders hereunder.
Section 11.12    Intercreditor Agreement. The Lenders hereby authorize the Administrative Agent (a) on the Fourth Amendment Effective Date, to terminate the Amended and Restated Intercreditor Agreement dated as of November 7, 2017, by and among the Administrative Agent, Wells Fargo Bank, National Association, as administrative agent under the OPNA Credit Facility and the other parties thereto and (b) to enter into an Intercreditor Agreement after the Fourth Amendment Effective Date with respect to the proceeds of DevCo Collateral received by the Administrative Agent following any event of default or any enforcement action. Each Lender (by receiving the benefits thereunder and of the Collateral pledged pursuant to the Security Instruments) agrees that the terms of such Intercreditor Agreement shall be binding on such Lender and its successors and assigns, as if it were a party thereto.
Section 11.13    Erroneous Payments.
(a)    Each Lender and the Issuing Bank hereby severally agrees that if (i) the Administrative Agent notifies (which such notice shall be conclusive absent manifest error) such Lender or the Issuing Bank that the Administrative Agent has determined in its sole discretion that any funds received by such Lender or the Issuing Bank from the Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Lender or the Issuing Bank (whether or not known to such Lender or the Issuing Bank) or (ii) it receives any payment from the Administrative Agent (or any of its

Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, (y) that was not preceded or accompanied by a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment or (z) that such Lender or the Issuing Bank otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part) then, in each case an error in payment has been made (any such amounts specified in clauses (i) or (ii) of this Section 11.13(a), whether received as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, an “Erroneous Payment”) and the Lender or the Issuing Bank, as the case may be, is deemed to have knowledge of such error at the time of its receipt of such Erroneous Payment and to the extent permitted by applicable law, such Lender or the Issuing Bank shall not assert any right or claim to the Erroneous Payment, and hereby waives, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payments received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.
(b)    Without limiting the immediately preceding clause (a), each Lender and the Issuing Bank agrees that, in the case of clause (a)(ii) above, it shall promptly (and, in all events, within one Business Day of its knowledge (or deemed knowledge) of such error) notify the Administrative Agent in writing of such occurrence and, in the case of either clause (a)(i) or (a)(ii) above upon demand from the Administrative Agent, it shall promptly, but in all events no later than one Business Day thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Lender or the Issuing Bank to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.
(c)    The Parent and the Borrower hereby agree that (x) in the event an Erroneous Payment (or portion thereof) has been demanded by the Administrative Agent pursuant to Section 11.13(b) and has not been recovered from any Lender or the Issuing Bank that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender or the Issuing Bank with respect to such amount unless and until such amounts are recovered by the Administrative Agent, (y) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Indebtedness owed by the Parent, the Borrower or any other Credit Party and (z) to the extent that an Erroneous Payment was in any way or at any time credited as payment or satisfaction of any of the Indebtedness, the Indebtedness or any part thereof that was so credited, and all rights of the applicable Lender or the Issuing Bank (as subrogated by the Administrative Agent pursuant to the terms of clause (x) above), the Administrative Agent or other Secured Party, as the case may be, shall be reinstated and continue in full force and effect as if such payment or satisfaction had never been received.

(d)    The Credit Parties’ agreements, and the Administrative Agent’s, the Issuing Bank’s and each Lender’s obligations, under this Section 11.13 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender, and Payment in Full.
Article XII
Miscellaneous

Section 12.01    Notices.
(a)    Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to Section 12.01(b)), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or e-mail, as follows:
(i)    if to the Borrower or the Parent to it at 1001 Fannin, Suite 1500, Houston, Texas 77002, Attention of Richard Robuck (Facsimile No. (281) 404-9609, e-mail address: rrobuck@oasispetroleum.com);
(ii)    if to the Administrative Agent, to it at 1000 Louisiana, Suite 900, Houston, Texas, 77002; Attention of Andrew Ostrov (Facsimile No. (866) 620-0623, e-mail address: andrew.ostrov@wellsfargo.com), with a copy to WLS Charlotte Agency Services (Facsimile No. (704) 590-2782, e-mail address: angela.macias@wellsfargo.com), 1525 W. WT Harris Blvd., Charlotte, NC 28262;
(iii)    if to the Swingline Lender, to it at the address set forth in clause (ii) above; or
(iv)    if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.
(b)    Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications (including email and Internet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II, Article III, Article IV and Article V unless otherwise agreed by the Administrative Agent and the Issuing Bank or Swingline Lender, as applicable. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
(c)    Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt; provided that (i) notices and other communications sent to an email shall be deemed received upon the earlier of (x) the date of receipt and (y) the sender’s receipt of an acknowledgment from the intended recipient (such as by the “Return receipt requested” function, as available, return email or other written acknowledgment); and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the date such item has been posted to (A) a website address previously identified to the Administrative Agent and the Lenders in accordance with the provisions hereof or (B) the SEC’s EDGAR website, as applicable.
Section 12.02    Waivers; Amendments.
(a)    No failure on the part of the Administrative Agent, any other Agent, the Issuing Bank or any Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege, or any abandonment or discontinuance of steps to enforce such right, power or privilege, under any of the Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any of the Loan Documents preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies of the Administrative Agent, any other Agent, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by Section 12.02(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any other Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time. In the case of any waiver, the Borrower, the other Loan Parties, the Lenders and the Administrative Agent shall be restored to their former positions and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; it being understood that no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.
(b)    Subject to Section 2.06(c)(v), neither this Agreement nor any provision hereof nor any Security Instrument nor any provision thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Majority Lenders or by the Borrower and the Administrative Agent with the consent of the Majority Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, or reduce any other Indebtedness hereunder or under any other Loan Document, without the written consent of each Lender affected thereby (it being understood that only the consent of the Majority Lenders shall be necessary to waive any obligation of the Borrower to pay default interest), (iii) postpone the scheduled date of payment or prepayment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or any other Indebtedness hereunder or under any other Loan Document, or reduce the amount of, waive or excuse any such payment (it being understood that only the consent of the Majority Lenders shall be necessary to waive any obligation of the Borrower to pay default interest), or postpone or extend the Termination Date without the written consent of each Lender affected thereby, (iv) change Section 4.01(b) or Section 4.01(c) or any other term or condition hereof in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) waive or amend Section 3.04(c), Section 6.01, Section 8.14, Section 10.02(c) or Section 12.14 or change the definition of the terms “Domestic Subsidiary”, “Foreign Subsidiary”, “Material Subsidiary”, “Subsidiary” or “Applicable Percentage”, without the written consent of each Lender (other than any Defaulting Lender), (vi) release any Guarantor (except as set forth in the Guaranty and Security Agreement or as provided for in Section 11.10), release or subordinate all or substantially all of the collateral (other than as provided in Section 11.10), without the written consent of each Lender (other than any Defaulting Lender) or (vii) change any of the provisions of this Section 12.02(b) or the definitions of “Majority Lenders”, or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or under any other Loan Documents or make any determination or grant any consent hereunder or any other Loan Documents, without the written consent of each Lender; provided, further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, any other Agent, any Swingline Lender or the Issuing Bank hereunder or under any other Loan Document without the prior written consent of the Administrative Agent, such other Agent, such Swingline Lender or the Issuing Bank, as the case may be. Notwithstanding the foregoing, (x) any supplement to Schedule 7.14 (Subsidiaries) shall be effective simply by delivering to the Administrative Agent a supplemental schedule clearly marked as such and, upon receipt, the Administrative Agent will promptly deliver a copy thereof to the Lenders, (y) the Administrative Agent and the Borrower may, without the consent of any Lender, enter into amendments or modifications to this Agreement or any of the other Loan Documents or to enter into additional Loan Documents as the Administrative Agent reasonably deems appropriate in order to implement any Benchmark Replacement or any Benchmark Replacement Conforming Changes or otherwise effectuate the terms of Section 3.03(b), in each case in accordance with the terms of Section 3.03(b) and (z) the Administrative Agent and the Borrower may, without the consent of any Lender, amend this Agreement or any other Loan Document without the consent of the Lenders in order to correct, amend or cure any ambiguity, inconsistency or defect or correct any typographical error or other manifest error in any Loan Document.
Section 12.03    Expenses, Indemnity; Damage Waiver.
(a)    The Borrower shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and its Affiliates in connection with the preparation, negotiation, syndication and execution of this Agreement and the other Loan documents and any amendment, waiver, consent or other modification of the provisions hereof and thereof, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable and documented fees, charges and disbursements of counsel and other reasonably necessary outside consultants for the Administrative Agent, the reasonable travel, photocopy, mailing, courier, telephone and other similar expenses, and the cost of environmental audits, surveys and appraisals, in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration (both before and after the execution hereof and including advice of counsel to the Administrative Agent as to the rights and duties of the Administrative Agent and the Lenders with respect thereto) of this Agreement and the other Loan Documents and any amendments, modifications or waivers of or consents related to the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all costs, expenses, Taxes, assessments and other charges incurred by any Agent or any Lender in connection with any filing, registration, recording or perfection of any security interest contemplated by this Agreement or any Security Instrument or any other document referred to therein, (iii) all reasonable and documented out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, and (iv) all documented out-of-pocket expenses incurred by any Agent, each Swingline Lender, the Issuing Bank or any Lender, including the reasonable fees, charges and disbursements of any counsel for any Agent, each Swingline Lender, the Issuing Bank or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement or any other Loan Document, including its rights under this Section 12.03, or in connection with the Loans made or Letters of Credit issued hereunder, including, without limitation, all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit, except in the case of out-of-pocket expenses described in this clause (iv) to the extent that Section 12.03(b) expressly provides that the Borrower shall not indemnify such party for such out-of-pocket expenses.
(b)    THE BORROWER SHALL INDEMNIFY EACH AGENT, THE ARRANGER, THE ISSUING BANK, EACH SWINGLINE LENDER AND EACH LENDER, AND EACH RELATED PARTY OF ANY OF THE FOREGOING PERSONS (EACH SUCH PERSON BEING CALLED AN “INDEMNITEE”) AGAINST, AND HOLD EACH INDEMNITEE HARMLESS FROM, ANY AND ALL LOSSES, CLAIMS, DAMAGES, LIABILITIES AND RELATED EXPENSES, INCLUDING THE FEES, CHARGES AND DISBURSEMENTS OF ANY COUNSEL FOR ANY INDEMNITEE, INCURRED BY OR ASSERTED AGAINST ANY INDEMNITEE ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF (i) THE EXECUTION OR DELIVERY OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY OR THEREBY (OTHER THAN EXPENSES IN CONNECTION WITH THE EXECUTION AND DELIVERY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS DATED OF EVEN DATE HEREWITH, WHICH EXPENSES SHALL ONLY BE PAID BY THE BORROWER TO THE EXTENT PROVIDED IN SECTION 12.03(a)), (ii) THE PERFORMANCE BY THE PARTIES HERETO OR THE PARTIES TO ANY OTHER LOAN DOCUMENT OF THEIR RESPECTIVE OBLIGATIONS HEREUNDER OR THEREUNDER OR THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREBY OR BY ANY OTHER LOAN DOCUMENT, (iii) THE FAILURE OF THE PARENT, THE BORROWER OR ANY SUBSIDIARY TO COMPLY WITH THE TERMS OF ANY LOAN DOCUMENT, INCLUDING THIS AGREEMENT, OR WITH ANY GOVERNMENTAL REQUIREMENT, (iv) ANY INACCURACY OF ANY REPRESENTATION OR ANY BREACH OF ANY WARRANTY OR COVENANT OF THE

BORROWER OR ANY GUARANTOR SET FORTH IN ANY OF THE LOAN DOCUMENTS OR ANY INSTRUMENTS, DOCUMENTS OR CERTIFICATIONS DELIVERED IN CONNECTION THEREWITH, (v) ANY LOAN OR LETTER OF CREDIT OR THE USE OF THE PROCEEDS THEREFROM, INCLUDING, WITHOUT LIMITATION, (A) ANY REFUSAL BY THE ISSUING BANK TO HONOR A DEMAND FOR PAYMENT UNDER A LETTER OF CREDIT IF THE DOCUMENTS PRESENTED IN CONNECTION WITH SUCH DEMAND DO NOT STRICTLY COMPLY WITH THE TERMS OF SUCH LETTER OF CREDIT, OR (B) THE PAYMENT OF A DRAWING UNDER ANY LETTER OF CREDIT NOTWITHSTANDING THE NON-COMPLIANCE, NON-DELIVERY OR OTHER IMPROPER PRESENTATION OF THE DOCUMENTS PRESENTED IN CONNECTION THEREWITH, (vi) ANY OTHER ASPECT OF THE LOAN DOCUMENTS, (vii) THE OPERATIONS OF THE BUSINESS OF THE PARENT, THE BORROWER AND THEIR SUBSIDIARIES BY THE PARENT, THE BORROWER AND THEIR SUBSIDIARIES, (viii) ANY ASSERTION THAT THE LENDERS WERE NOT ENTITLED TO RECEIVE THE PROCEEDS RECEIVED PURSUANT TO THE SECURITY INSTRUMENTS, (ix) ANY ENVIRONMENTAL LAW APPLICABLE TO THE PARENT, THE BORROWER OR ANY SUBSIDIARY OR ANY OF THEIR PROPERTIES, INCLUDING WITHOUT LIMITATION, THE PRESENCE, GENERATION, STORAGE, RELEASE, THREATENED RELEASE, USE, TRANSPORT, DISPOSAL, ARRANGEMENT OF DISPOSAL OR TREATMENT OF OIL, OIL AND GAS WASTES, SOLID WASTES OR HAZARDOUS MATERIALS ON ANY OF THEIR PROPERTIES, (x) THE BREACH OR NON-COMPLIANCE BY THE PARENT, THE BORROWER OR ANY SUBSIDIARY WITH ANY ENVIRONMENTAL LAW APPLICABLE TO THE PARENT, THE BORROWER OR ANY SUBSIDIARY, (xi) THE PAST OWNERSHIP BY THE PARENT, THE BORROWER OR ANY SUBSIDIARY OF ANY OF THEIR PROPERTIES OR PAST ACTIVITY ON ANY OF THEIR PROPERTIES WHICH, THOUGH LAWFUL AND FULLY PERMISSIBLE AT THE TIME, COULD RESULT IN PRESENT LIABILITY, (xii) THE PRESENCE, USE, RELEASE, STORAGE, TREATMENT, DISPOSAL, GENERATION, THREATENED RELEASE, TRANSPORT, ARRANGEMENT FOR TRANSPORT OR ARRANGEMENT FOR DISPOSAL OF OIL, OIL AND GAS WASTES, SOLID WASTES OR HAZARDOUS MATERIALS ON OR AT ANY OF THE PROPERTIES OWNED OR OPERATED BY THE PARENT, THE BORROWER OR ANY SUBSIDIARY OR ANY ACTUAL OR ALLEGED PRESENCE OR RELEASE OF HAZARDOUS MATERIALS ON OR FROM ANY PROPERTY OWNED OR OPERATED BY THE PARENT, THE BORROWER OR ANY OF THEIR SUBSIDIARIES, (xiii) ANY ENVIRONMENTAL LIABILITY RELATED IN ANY WAY TO THE PARENT, THE BORROWER OR ANY OF THEIR SUBSIDIARIES, (xiv) ANY OTHER ENVIRONMENTAL, HEALTH OR SAFETY CONDITION IN CONNECTION WITH THE LOAN DOCUMENTS, OR (xv) ANY ACTUAL OR PROSPECTIVE CLAIM, LITIGATION, INVESTIGATION OR PROCEEDING RELATING TO ANY OF THE FOREGOING, WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY AND REGARDLESS OF WHETHER ANY INDEMNITEE IS A PARTY THERETO, AND SUCH INDEMNITY SHALL EXTEND TO EACH INDEMNITEE NOTWITHSTANDING THE SOLE OR CONCURRENT NEGLIGENCE OF EVERY KIND OR CHARACTER WHATSOEVER, INCLUDING ITS OWN ORDINARY NEGLIGENCE, WHETHER ACTIVE OR PASSIVE, WHETHER AN AFFIRMATIVE ACT OR AN OMISSION, INCLUDING

WITHOUT LIMITATION, ALL TYPES OF NEGLIGENT CONDUCT IDENTIFIED IN THE RESTATEMENT (SECOND) OF TORTS OF ONE OR MORE OF THE INDEMNITEES OR BY REASON OF STRICT LIABILITY IMPOSED WITHOUT FAULT ON ANY ONE OR MORE OF THE INDEMNITEES; PROVIDED THAT SUCH INDEMNITY SHALL NOT, AS TO ANY INDEMNITEE, BE AVAILABLE TO THE EXTENT THAT SUCH LOSSES, CLAIMS, DAMAGES, LIABILITIES OR RELATED EXPENSES ARE DETERMINED BY A COURT OF COMPETENT JURISDICTION BY FINAL AND NONAPPEALABLE JUDGMENT TO HAVE RESULTED FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNITEE; PROVIDED THAT THE BORROWER SHALL NOT INDEMNIFY ANY INDEMNITEE FOR (i) ANY FINANCIAL LIABILITIES OF A LENDER TO THE PARENT, THE BORROWER OR ANY SUBSIDIARY PURSUANT TO AND IN ACCORDANCE WITH THE TERMS OF A SWAP AGREEMENT, (ii) CLAIMS SOLELY BETWEEN OR AMONG INDEMNITEES TO THE EXTENT NOT RELATED TO AN ACT OR OMISSION BY THE PARENT, THE BORROWER OR ANY SUBSIDIARY (OTHER THAN ANY CLAIMS AGAINST AN INDEMNITEE IN ITS CAPACITY OR IN FULFILLING ITS ROLE AS AN AGENT OR ISSUING BANK UNDER THIS AGREEMENT) AND (iii) LOSSES, CLAIMS, DAMAGES, LIABILITIES OR RELATED EXPENSES THAT ARE DETERMINED BY A COURT OF COMPETENT JURISDICTION BY FINAL AND NONAPPEALABLE JUDGMENT TO BE A DIRECT RESULT OF A MATERIAL BREACH OF THIS AGREEMENT BY SUCH INDEMNITEE. THIS SECTION 12.03(b) SHALL NOT APPLY WITH RESPECT TO TAXES OTHER THAN ANY TAXES THAT REPRESENT LOSSES, CLAIMS, OR DAMAGES ARISING FROM A NON-TAX CLAIM.
(c)    To the extent that the Borrower fails to pay any amount required to be paid by it to any Agent, the Arranger, each Swingline Lender or the Issuing Bank under Section 12.03(a) or (b), each Lender severally agrees to pay to such Agent, the Arranger, each Swingline Lender or the Issuing Bank, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against such Agent, the Arranger or the Issuing Bank in its capacity as such.
(d)    No party hereto shall assert, and each party hereto does hereby waive, any claim against any other party hereto and each Indemnitee on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof; provided that, nothing in this clause (d) shall relieve the Parent or the Borrower of any obligation it may have to indemnify an Indemnitee against special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party. None of the Arranger, the Issuing Bank, any Swingline Lender or any Lender, or any Related Party of any of the foregoing Persons shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this

Agreement or the other Loan Documents or the transactions contemplated hereby or thereby except to the extent such damages result from the gross negligence or willful misconduct of such Person as determined by a court of competent jurisdiction by final and nonappealable judgment.
(e)    All amounts due under this Section 12.03 shall be payable not later than thirty (30) days after written demand therefor; provided, however, that such Indemnitee shall promptly refund such amount to the extent that there is a final judicial determination that such Indemnitee was not entitled to indemnification rights with respect to such payment pursuant to the express terms of this Section 12.03.
Section 12.04    Successors and Assigns.
(a)    The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 12.04. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in Section 12.04(c)) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)    (i) Subject to the conditions set forth in Section 12.04(b)(ii), any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:
(A)    the Borrower, provided that (1) no consent of the Borrower shall be required (x) if such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund or (y) if an Event of Default has occurred and is continuing and (2) the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof; and
(B)    the Administrative Agent, provided that no consent of the Administrative Agent shall be required for an assignment to an assignee that is a Lender or an Affiliate of a Lender immediately prior to giving effect to such assignment.
(ii)    Assignments shall be subject to the following additional conditions:

(A)    except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower and the Administrative Agent otherwise consent, provided that no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing;
(B)    each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement;
(C)    the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500;
(D)    the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire;
(E)    no such assignment shall be made to an Excluded Lender; and
(F)    in no event may any Lender assign all or a portion of its rights and obligations under this Agreement to the Borrower or any Affiliate of the Borrower.
(iii)    Subject to Section 12.04(b)(iv) and the acceptance and recording thereof, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Section 5.01, Section 5.02, Section 5.03 and Section 12.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 12.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 12.04(c).
(iv)    The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive (absent manifest error), and the Borrower, the Administrative Agent, the Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice. In connection with any changes to the Register, if necessary, the Administrative Agent will reflect the revisions on Annex I and forward a copy of such revised Annex I to the Borrower, the Issuing Bank and each Lender.
(v)    Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in Section 12.04(b) and any written consent to such assignment required by Section 12.04(b), the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this Section 12.04(b).
(c)    (i) Any Lender may, without the consent of, or notice to, the Borrower, the Administrative Agent, the Issuing Bank or each Swingline Lender, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (C) the Borrower, the Administrative Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement, and (D) no such participation may be sold an Excluded Lender. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the proviso to Section 12.02 that affects such Participant. In addition such agreement must provide that the Participant be bound by the provisions of Section 12.03. Subject to Section 12.04(c)(ii), the Borrower agrees that each Participant shall be entitled to the benefits of Section 5.01, Section 5.02 and Section 5.03 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 12.04(b). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 12.08 as though it were a Lender, provided such Participant agrees to be subject to Section 4.01(c) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the

United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(ii)    A Participant shall not be entitled to receive any greater payment under Section 5.01 or Section 5.03 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 5.03 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 5.03(e) as though it were a Lender.
(d)    Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender (other than to an Excluded Lender), including, without limitation, any pledge or assignment to secure obligations to a Federal Reserve Bank or other central banking authority, and this Section 12.04(d) shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(e)    Notwithstanding any other provisions of this Section 12.04, no transfer or assignment of the interests or obligations of any Lender or any grant of participations therein shall be permitted if such transfer, assignment or grant would require the Borrower and the Guarantors to file a registration statement with the SEC or to qualify the Loans under the “Blue Sky” laws of any state.
Section 12.05    Survival; Revival; Reinstatement.
(a)    All covenants, agreements, representations and warranties made by Parent and the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any other Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Section 5.01, Section 5.02, Section 5.03 and Section 12.03 and Article XI shall survive and remain in full force and effect, regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement, any other Loan Document or any provision hereof or thereof.
(b)    To the extent that any payments on the Indebtedness or proceeds of any Collateral are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver or other Person under any bankruptcy law, common law or equitable cause, then to such extent, the Indebtedness so satisfied shall be revived and continue as if such payment or proceeds had not been received and the Administrative Agent’s and the Lenders’ Liens, security interests, rights, powers and remedies under this Agreement and each Loan Document shall continue in full force and effect. In such event, each Loan Document shall be automatically reinstated and the Parent and the Borrower shall take such action as may be reasonably requested by the Administrative Agent and the Lenders to effect such reinstatement.
Section 12.06    Counterparts; Integration; Effectiveness.
(a)    This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.
(b)    This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and thereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof and thereof. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES HERETO AND THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
(c)    Except as provided in Section 6.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.
(d)    Electronic Execution. The words “execute,” “execution,” “signed,” “signature,” “delivery” and words of like import in or related to this Agreement, any other Loan Document or any document, amendment, approval, consent, waiver, modification, information, notice, certificate, report, statement, disclosure, or authorization to be signed or delivered in connection with this Agreement or any other Loan Document or the transactions contemplated hereby shall be deemed to include Electronic Signatures or execution in the form of an Electronic Record, and contract formations on electronic platforms approved by the Administrative Agent, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. Each party hereto agrees that any Electronic Signature or execution in the form of an Electronic Record shall be valid and binding on itself and each of the other parties hereto to the same extent as a manual, original signature. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the parties of a manually signed paper which has been converted into electronic form (such as scanned into PDF format), or an electronically signed paper converted into another format, for transmission, delivery and/or retention. Notwithstanding anything contained herein to the contrary, the Administrative Agent is under no obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it; provided that, without limiting the foregoing, (a) to the extent the Administrative Agent has agreed to accept such Electronic Signature from any party hereto, the Administrative Agent and the other parties hereto shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of the executing party without further verification and (b) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by an original manually executed counterpart thereof. Without limiting the generality of the foregoing, each party hereto hereby (i) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders and any of the Credit Parties, electronic images of this Agreement or any other Loan Document (in each case, including with respect to any signature pages thereto) shall have the same legal effect, validity and enforceability as any paper original, and (ii) waives any argument, defense or right to contest the validity or enforceability of the Loan Documents based solely on the lack of paper original copies of any Loan Documents, including with respect to any signature pages thereto.
Section 12.07    Severability. Any provision of this Agreement or any other Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof or thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
Section 12.08    Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations (of whatsoever kind, including, without limitations obligations under Swap Agreements) at any time owing by such Lender or Affiliate to or for the credit or the account of the Parent, the Borrower, any Restricted Subsidiary or any DevCo against any of and all the obligations of the Parent, the Borrower, any Restricted Subsidiary or any DevCo owed to such Lender now or hereafter existing under this Agreement or any other Loan Document, irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations may be unmatured. Each Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided, that the failure by any Lender to provide such notice shall not limit or affect such Lender’s rights under this Section 12.08. The rights of each Lender under this Section 12.08 are in addition to other rights and remedies (including other rights of setoff) which such Lender or its Affiliates may have.
Section 12.09    GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS.
(a)    THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK EXCEPT TO THE EXTENT THAT UNITED STATES FEDERAL LAW PERMITS ANY LENDER TO CONTRACT FOR, CHARGE, RECEIVE, RESERVE OR TAKE INTEREST AT THE RATE ALLOWED BY THE LAWS OF THE STATE WHERE SUCH LENDER IS LOCATED.
(b)    ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THE LOAN DOCUMENTS SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HEREBY ACCEPTS FOR ITSELF AND (TO THE EXTENT PERMITTED BY LAW) IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS. THIS SUBMISSION TO JURISDICTION IS NON-EXCLUSIVE AND DOES NOT PRECLUDE A PARTY FROM OBTAINING JURISDICTION OVER ANOTHER PARTY IN ANY COURT OTHERWISE HAVING JURISDICTION.
(c)    EACH PARTY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT AT THE ADDRESS SPECIFIED IN SECTION 12.01 OR SUCH OTHER ADDRESS AS IS SPECIFIED PURSUANT TO SECTION 12.01 (OR ITS ASSIGNMENT AND ASSUMPTION), SUCH SERVICE TO BECOME EFFECTIVE THIRTY (30) DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF A PARTY OR ANY HOLDER OF A NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANOTHER PARTY IN ANY OTHER JURISDICTION.
(d)    EACH PARTY HEREBY (i) IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS

AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN; (ii) IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES; PROVIDED THAT NOTHING CONTAINED IN THIS SECTION 12.09(d)(ii)) SHALL LIMIT THE BORROWER’S INDEMNIFICATION OBLIGATIONS TO THE EXTENT SET FORTH IN SECTION 12.03 TO THE EXTENT SUCH SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES ARE INCLUDED IN ANY THIRD PARTY CLAIM IN CONNECTION WITH WHICH SUCH INDEMNITEE IS OTHERWISE ENTITLED TO INDEMNIFICATION HEREUNDER; (iii) CERTIFIES THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR AGENT OF COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (iv) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE LOAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION 12.09.
Section 12.10    Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
Section 12.11    Confidentiality. Each of the Administrative Agent, the Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), provided, that for purposes of this clause, the term “Affiliate” shall not include any Industry Competitor, (b) to the extent requested by any regulatory authority purporting to have jurisdiction over such Person or its directors, officers, employees and agents, including accounts, legal counsel and other advisors, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement or any other Loan Document, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section 12.11, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement (other than to an Excluded Lender) or (ii) any actual or prospective counterparty (or its advisors) to any Swap Agreement relating to the Parent or the Borrower and its obligations, (g) with the consent of the Borrower, (h) to any nationally recognized rating agency that requires access to information about a Lender’s investment portfolio in connection with ratings issued with respect to such Lender or to any collector of market data or (i) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 12.11 or (ii) becomes available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis from a source other than the Parent or the Borrower. For the purposes of this Section 12.11, “Information” means all information received from the Parent, the Borrower or any Subsidiary relating to the Parent, the Borrower or any Subsidiary and their businesses, other than any such information that is available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by the Parent, the Borrower or a Subsidiary; provided that, in the case of information received from the Parent, the Borrower or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 12.11 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. Notwithstanding anything herein to the contrary, “Information” shall not include, and the Borrower, the Borrower’s Subsidiaries, the Administrative Agent, each Lender and the respective Affiliates of each of the foregoing (and the respective partners, directors, officers, employees, agents, advisors and other representatives of the aforementioned Persons), and any other party, may disclose to any and all Persons, without limitation of any kind (A) any information with respect to the United States federal and state income tax treatment of the transactions contemplated hereby and any facts that may be relevant to understanding the United States federal or state income tax treatment of such transactions (“tax structure”), which facts shall not include for this purpose the names of the parties or any other person named herein, or information that would permit identification of the parties or such other persons, or any pricing terms or other nonpublic business or financial information that is unrelated to such tax treatment or tax structure, and (B) all materials of any kind (including opinions or other tax analyses) that are provided to the Borrower, the Administrative Agent or such Lender relating to such tax treatment or tax structure.
Section 12.12    Interest Rate Limitation. It is the intention of the parties hereto that each Lender shall conform strictly to usury laws applicable to it. Accordingly, if the transactions contemplated hereby would be usurious as to any Lender under laws applicable to it (including the laws of the United States of America and the State of Texas or any other jurisdiction whose laws may be mandatorily applicable to such Lender notwithstanding the other provisions of this Agreement), then, in that event, notwithstanding anything to the contrary in any of the Loan Documents or any agreement entered into in connection with or as security for the Notes, it is agreed as follows: (a) the aggregate of all consideration which constitutes interest under law applicable to any Lender that is contracted for, taken, reserved, charged or received by such Lender under any of the Loan Documents or agreements or otherwise in connection with the Notes shall under no circumstances exceed the maximum amount allowed by such applicable law, and any excess shall be canceled automatically and if theretofore paid shall be credited by such Lender on the principal amount of the Indebtedness (or, to the extent that the principal amount of the Indebtedness shall have been or would thereby be paid in full, refunded by such Lender to the Borrower); and (b) in the event that the maturity of the Notes is accelerated by reason of an election of the holder thereof resulting from any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to any Lender may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in this Agreement or otherwise shall be canceled automatically by such Lender as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by such Lender on the principal amount of the Indebtedness (or, to the extent that the principal amount of the Indebtedness shall have been or would thereby be paid in full, refunded by such Lender to the Borrower). All sums paid or agreed to be paid to any Lender for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by law applicable to such Lender, be amortized, prorated, allocated and spread throughout the stated term of the Loans evidenced by the Notes until Payment in Full so that the rate or amount of interest on account of any Loans hereunder does not exceed the maximum amount allowed by such applicable law. If at any time and from time to time (i) the amount of interest payable to any Lender on any date shall be computed at the Highest Lawful Rate applicable to such Lender pursuant to this Section 12.12 and (ii) in respect of any subsequent interest computation period the amount of interest otherwise payable to such Lender would be less than the amount of interest payable to such Lender computed at the Highest Lawful Rate applicable to such Lender, then the amount of interest payable to such Lender in respect of such subsequent interest computation period shall continue to be computed at the Highest Lawful Rate applicable to such Lender until the total amount of interest payable to such Lender shall equal the total amount of interest which would have been payable to such Lender if the total amount of interest had been computed without giving effect to this Section 12.12. To the extent that Chapter 303 of the Texas Finance Code is relevant for the purpose of determining the Highest Lawful Rate applicable to a Lender, such Lender elects to determine the applicable rate ceiling under such Chapter by the weekly ceiling from time to time in effect. Chapter 346 of the Texas Finance Code does not apply to the Borrower’s obligations hereunder.
Section 12.13    EXCULPATION PROVISIONS. EACH OF THE PARTIES HERETO SPECIFICALLY AGREES THAT IT HAS A DUTY TO READ THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND AGREES THAT IT IS CHARGED WITH NOTICE AND KNOWLEDGE OF THE TERMS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; THAT IT HAS IN FACT READ THIS AGREEMENT AND IS FULLY INFORMED AND HAS FULL NOTICE AND KNOWLEDGE OF THE TERMS, CONDITIONS AND EFFECTS OF THIS AGREEMENT; THAT IT HAS BEEN REPRESENTED BY INDEPENDENT LEGAL COUNSEL OF ITS CHOICE THROUGHOUT THE NEGOTIATIONS PRECEDING ITS EXECUTION OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; AND HAS RECEIVED THE ADVICE OF ITS ATTORNEY IN ENTERING INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; AND THAT IT RECOGNIZES THAT CERTAIN OF THE TERMS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS RESULT IN ONE PARTY ASSUMING THE LIABILITY INHERENT IN SOME ASPECTS OF THE TRANSACTION AND RELIEVING THE OTHER PARTY OF ITS RESPONSIBILITY FOR SUCH LIABILITY. EACH PARTY HERETO AGREES AND COVENANTS THAT IT WILL NOT CONTEST THE VALIDITY OR ENFORCEABILITY OF ANY EXCULPATORY PROVISION OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS ON THE BASIS THAT THE PARTY HAD NO NOTICE OR KNOWLEDGE OF SUCH PROVISION OR THAT THE PROVISION IS NOT “CONSPICUOUS.”

Section 12.14    Collateral Matters; Swap Agreements. The benefit of the Security Instruments and of the provisions of this Agreement relating to any Collateral securing the Indebtedness shall also extend to and be available to Secured Swap Parties on a pro rata basis (but subject to the terms of the Loan Documents, including, without limitation, provisions thereof relating to the application and priority of payments to the Persons entitled thereto) in respect of any obligations of the a Parent, the Borrower or any of its Subsidiaries which arise under Secured Swap Agreements. No Secured Swap Party shall have any voting rights under any Loan Document as a result of the existence of obligations owed to it under any such Swap Agreements.
Section 12.15    No Third Party Beneficiaries. This Agreement, the other Loan Documents, and the agreement of the Lenders to make Loans and the Issuing Bank to issue, amend, renew or extend Letters of Credit hereunder are solely for the benefit of the Borrower, and no other Person (including, without limitation, any Subsidiary of the Borrower, any obligor, contractor, subcontractor, supplier or materialsman) shall have any rights, claims, remedies or privileges hereunder or under any other Loan Document against the Administrative Agent, any other Agent, the Issuing Bank or any Lender for any reason whatsoever. There are no third party beneficiaries.
Section 12.16    USA Patriot Act Notice. Each Lender hereby notifies the Parent, the Borrower, each Restricted Subsidiary and each DevCo that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Parent, the Borrower, each Restricted Subsidiary and each DevCo, which information includes the name, tax identification number and address of the Parent and the Borrower and other information that will allow such Lender to identify the Parent and the Borrower in accordance with the Act.
Section 12.17    Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)    the effects of any Bail-In Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)    the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.
Section 12.18    No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each of the Parent and the Borrower acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that: (a) (i) no fiduciary, advisory or agency relationship between the Parent, the Borrower and their respective Subsidiaries and the Administrative Agent or any Lender is intended to be or has been created in respect of the transactions contemplated hereby or by the other Loan Documents, irrespective of whether the Administrative Agent or any Lender has advised or is advising the Parent, the Borrower or any Subsidiary on other matters; (ii) the arranging and other services regarding this Agreement provided by the Administrative Agent and the Lenders are arm’s-length commercial transactions between the Parent, the Borrower and their Subsidiaries, on the one hand, and the Administrative Agent and the Lenders, on the other hand; (iii) each of the Parent and the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent that it has deemed appropriate; and (iv) each of the Parent and the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; and (b) (i) the Administrative Agent and the Lenders each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Parent, the Borrower or any of their Subsidiaries, or any other Person; (ii) neither the Administrative Agent nor the Lenders has any obligation to the Parent, the Borrower or any of their Subsidiaries with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent and the Lenders and their respective Affiliates may be engaged, for their own accounts or the accounts of customers, in a broad range of transactions that involve interests that differ from those of the Parent, the Borrower and their Subsidiaries, and neither the Administrative Agent nor the Lenders has any obligation to disclose any of such interests to the Parent, the Borrower or their respective Subsidiaries. To the fullest extent permitted by Governmental Requirement, each of the Parent and the Borrower hereby waives and releases any claims that it may have against the Administrative Agent and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.
Section 12.19    Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap Agreement or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and

Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
(a)    In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
(b)    As used in this Section 12.19, the following terms have the following meanings:
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
[Remainder of page intentionally left blank; signature pages follow]

[SIGNATURE PAGES INTENTIONALLY OMITTED]

Signature Page
Credit Agreement

ANNEX I

LIST OF COMMITMENTS

Name of Lender	Applicable Percentage	Commitments
Wells Fargo Bank, N.A.	10.777777778%	$48,500,000.00
Citibank, N.A.	10.222222222%	$46,000,000.00
JPMorgan Chase Bank, N.A.	10.222222222%	$46,000,000.00
Royal Bank of Canada	10.222222222%	$46,000,000.00
Mizuho Bank, Ltd.	10.222222222%	$46,000,000.00
Canadian Imperial Bank of Commerce, New York Branch	7.777777778%	$35,000,000.00
Citizens Bank, N.A.	7.777777778%	$35,000,000.00
Regions Bank	5.555555556%	$25,000,000.00
Truist Bank	5.555555556%	$25,000,000.00
BOKF, NA dba Bank of Texas	4.444444444%	$20,000,000.00
Comerica Bank	4.444444444%	$20,000,000.00
Goldman Sachs Bank USA	4.444444444%	$20,000,000.00
Morgan Stanley Bank, N.A.	4.444444444%	$20,000,000.00
Zions Bancorporation, N.A. dba Amegy Bank	3.888888889%	$17,500,000.00
TOTAL	100.000000000%	$450,000,000.00

Annex I - 1

EXHIBIT A
FORM OF NOTE
$[       ],000,000.00    [        ], 2021
FOR VALUE RECEIVED, OMP Operating LLC, a Delaware limited liability company (the “Borrower”) hereby promises to pay [__________] (the “Lender”), at the principal office of Wells Fargo Bank, N.A., as administrative agent (the “Administrative Agent”), the principal sum of [__________] Dollars ($[______]) (or such lesser amount as shall equal the aggregate unpaid principal amount of the Loans made by the Lender to the Borrower under the Credit Agreement, as hereinafter defined), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Loan, at such office, in like money and funds, for the period commencing on the date of such Loan until such Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.
The date, amount, Type, interest rate, Interest Period and maturity of each Loan made by the Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Note, may be endorsed by the Lender on the schedules attached hereto or any continuation thereof or on any separate record maintained by the Lender. Failure to make any such notation or to attach a schedule shall not affect any Lender’s or the Borrower’s rights or obligations in respect of such Loans or affect the validity of such transfer by any Lender of this Note.
This Note is one of the Notes referred to in the Credit Agreement dated as of September 25, 2017 among the Borrower, the Administrative Agent, the other Credit Parties party thereto and the other agents and lenders signatory thereto (including the Lender), and evidences Loans made by the Lender thereunder (such Credit Agreement as the same may be amended, supplemented or restated from time to time, the “Credit Agreement”). Capitalized terms used in this Note have the respective meanings assigned to them in the Credit Agreement.
This Note is issued pursuant to, and is subject to the terms and conditions set forth in, the Credit Agreement and is entitled to the benefits provided for in the Credit Agreement and the other Loan Documents. The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events, for prepayments of Loans upon the terms and conditions specified therein and other provisions relevant to this Note.
THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
OMP OPERATING LLC
By:
Name:
Title:

Exhibit A - 1

EXHIBIT B
FORM OF BORROWING REQUEST
[          ], 202[  ]
OMP Operating LLC, a Delaware limited liability company (the “Borrower”), pursuant to Section 2.03 of the Credit Agreement dated as of September 25, 2017 (together with all amendments, restatements, supplements or other modifications thereto, the “Credit Agreement”) among the Borrower, Oasis Midstream Partners LP, a Delaware limited partnership (the “Parent”), Wells Fargo Bank, N.A., as Administrative Agent and the other agents and lenders (the “Lenders”) which are or become parties thereto (unless otherwise defined herein, each capitalized term used herein is defined in the Credit Agreement), hereby request a Borrowing as follows:
(i)    Aggregate amount of the requested Borrowing is $[  ];
(ii)    Date of such Borrowing is [    ], 202[ ];
(iii)    Requested Borrowing is to be [an ABR Borrowing] [a Eurodollar Borrowing];
(iv)    In the case of a Eurodollar Borrowing, the initial Interest Period applicable thereto is [__________];
(v)    Total Revolving Credit Exposures on the date hereof (i.e., outstanding principal amount of Loans and total LC Exposure and without giving regard to the requested Borrowing) is $[          ];
(vi)    Pro forma total Revolving Credit Exposures (giving effect to the requested Borrowing) is $[      ]; and
(vii)    Location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.05 of the Credit Agreement, is as follows:
[_______________________]

[_______________________]

[_______________________]

[_______________________]

[_______________________]

Exhibit B -1

The undersigned certifies that he/she is the [                 ] of the Borrower, and that as such he/she is authorized to execute this certificate on behalf of the Borrower. The undersigned further certifies (only in his/her capacity as an officer and not individually), represents and warrants on behalf of the Borrower that the Borrower is entitled to receive the requested Borrowing under the terms and conditions of the Credit Agreement.
OMP OPERATING LLC
By:
Name:
Title:

Exhibit B -2

EXHIBIT C
FORM OF INTEREST ELECTION REQUEST
[         ] [  ], 202[  ]
OMP Operating LLC, a Delaware limited liability company (the “Borrower”), pursuant to Section 2.04 of the Credit Agreement dated as of September 25, 2017 (together with all amendments, restatements, supplements or other modifications thereto, the “Credit Agreement”) among the Borrower, Wells Fargo Bank, N.A., as Administrative Agent, the other Credit Parties party thereto and the other agents and lenders (the “Lenders”) which are or become parties thereto (unless otherwise defined herein, each capitalized term used herein is defined in the Credit Agreement), hereby makes an Interest Election Request as follows:
(i)    The Borrowing to which this Interest Election Request applies, and if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information specified pursuant to (iii) and (iv) below shall be specified for each resulting Borrowing) is [                   ];
(ii)    The effective date of the election made pursuant to this Interest Election Request is [          ], 202[     ];[and]
(iii)    The resulting Borrowing is to be [an ABR Borrowing] [a Eurodollar Borrowing][; and]
(iv)    [[If the resulting Borrowing is a Eurodollar Borrowing] The Interest Period applicable to the resulting Borrowing after giving effect to such election is [________________].]
The undersigned certifies (only in his capacity as an officer and not individually) that he/she is the [                  ] of the Borrower, and that as such he/she is authorized to execute this certificate on behalf of the Borrower. The undersigned further certifies (only in his/her capacity as an officer and not individually), represents and warrants on behalf of the Borrower that the Borrower is entitled to receive the requested continuation or conversion under the terms and conditions of the Credit Agreement.
OMP OPERATING LLC
By:
Name:
Title:

Exhibit C - 1

EXHIBIT D
FORM OF COMPLIANCE CERTIFICATE
The undersigned hereby certifies (only in his/her capacity as an officer and not individually) that he/she is the [                ] of Oasis Midstream Partners LP, a Delaware limited partnership (the “Parent”), the [              ] of OMP Operating LLC, a Delaware limited liability company (the “Borrower”) and that as such he/she is authorized to execute this certificate on behalf of the Parent and the Borrower, respectively. With reference to the Credit Agreement dated as of September 25, 2017 (together with all amendments, restatements, supplements or other modifications thereto being the “Agreement”) among the Parent, the Borrower, Wells Fargo Bank, N.A., as Administrative Agent and the other agents and lenders (the “Lenders”) which are or become a party thereto, and such Lenders, the undersigned represents and warrants as follows (each capitalized term used herein having the same meaning given to it in the Agreement unless otherwise specified):
(a)    There exists no Default or Event of Default under the Credit Agreement or any other Loan Document [or specify Default and describe].
(b)    Attached hereto are the detailed computations necessary to determine whether the Borrower is in compliance with Section 9.01 as of the end of the [fiscal quarter][fiscal year] ending [                   ].
(c)    No change in GAAP or in the the application thereof has occurred that affects the financial statements accompanying this certificate [or, if any change in GAAP has occurred, specify effect of such change on the financial statements].
(d)    [As of the date hereof, Schedule 1 attached hereto describes (i) all subsidiaries of the Parent and identifies each Subsidiary as either “Restricted” or “Unrestricted” and (ii) each Subsidiaries’ (A) jurisdiction of organization, (B) name as listed in the public records of its jurisdiction of organization, (C) organizational identification number in its jurisdiction of organization and (D) the location of its principal place of business and chief executive office is stated, which schedule shall hereby replace Schedule 7.14 to the Credit Agreement.]
(e)    [As of the date hereof, Schedule 2 attached hereto describes all the shares of Pledged Securities pledged by each Grantor as of the date hereof, and such shares constitute all the issued and outstanding shares of all classes of the Equity Interests of each Issuer owned by such Grantor, which schedule shall hereby replace Schedule 2 to the Security Agreement.]

Exhibit D - 1

EXECUTED AND DELIVERED this [     ] day of [                         ].
OASIS MIDSTREAM PARTNERS LP
By:
Name:
Title:

OMP OPERATING LLC

By:
Name:
Title:

Exhibit D - 2

EXHIBIT E-1
SECURITY INSTRUMENTS
1)    Amended and Restated Guaranty and Security Agreement dated as of September 25, 2017, by the Borrower and the Grantors (as defined therein) in favor of the Administrative Agent and the other Lenders (as defined therein).
2)    UCC-1 Financing Statements by
a)    the Borrower; and
b)    the Guarantors.
3)    Mortgage-Collateral Real Estate Mortgage, Deed of Trust, Security Agreement and Financing Statement dated September 25, 2017, by Bighorn DevCo LLC for the benefit of Wells Fargo Bank, N.A., as Administrative Agent and the Lenders, as amended and supplemented prior to the Fourth Amendment Effective Date.
4)    Mortgage-Collateral Real Estate Mortgage, Deed of Trust, Security Agreement and Financing Statement dated September 25, 2017, by Beartooth DevCo LLC for the benefit of Wells Fargo Bank, N.A., as Administrative Agent and the Lenders, as amended and supplemented prior to the Fourth Amendment Effective Date.
5)    Mortgage-Collateral Real Estate Mortgage, Deed of Trust, Security Agreement and Financing Statement dated September 25, 2017, by Bobcat DevCo LLC for the benefit of Wells Fargo Bank, N.A., as Administrative Agent and the Lenders, as amended and supplemented prior to the Fourth Amendment Effective Date.
6)    Deed of Trust, Assignment, Security Agreement, Fixture Filing and Financing Statement dated September 4, 2020, by Panther DevCo LLC to Zachary Kramer, as Trustee, for the benefit of Wells Fargo Bank, N.A., as Administrative Agent, and the Lenders, as amended and supplemented prior to the Fourth Amendment Effective Date.
7)    Deposit Account Control (Default) Agreement dated as of September 25, 2017, by and among the Borrower, Wells Fargo Bank, N.A., as the Lender, and ZB, N.A., a national banking association dba Amegy Bank, as the Bank.
8)    Blocked Account Control Agreement dated as of May 11, 2020, by and among the Borrower, Wells Fargo Bank, N.A., as Lender, and JPMorgan Chase Bank, N.A., a national banking association, as Depositary.

Exhibit E-1 - 1

EXHIBIT E-2
FORM OF
GUARANTY AND SECURITY AGREEMENT
[attached]

Exhibit E-2 - 2

EXHIBIT F
FORM OF
ASSIGNMENT AND ASSUMPTION
This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any letters of credit and guarantees included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.
Exhibit F - 1

1.	Assignor:	__________________________
2.	Assignee:	__________________________ [and is an Affiliate/Approved Fund of [identifying Lender] [1]
3.	Borrower:	OMP Operating LLC
4.	Administrative Agent:	Wells Fargo Bank, N.A., as the administrative agent under the Credit Agreement
5.	Credit Agreement:	The Credit Agreement dated as of September 25, 2017 among OMP Operating LLC, the Lenders parties thereto, Wells Fargo Bank, N.A., as Administrative Agent the other Credit Parties party thereto, and the other agents parties thereto.
6.	Assigned Interest:

Commitment Assigned	Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/Loans[2]
	$	$	%
	$	$	%
	$	$	%

7.	Effective Date:	________, __, 201_ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:
ASSIGNOR
[NAME OF ASSIGNOR]
By:
Name:
Title:

1     Select as applicable.
2     Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
Exhibit F - 2

ASSIGNEE
[NAME OF ASSIGNEE]
By:
Name:
Title:

Exhibit F - 3

Consented to and Accepted:
WELLS FARGO BANK, N.A. as Administrative Agent
By:
Name:
Title:

By:
Name:
Title:

Consented to:

OMP OPERATING LLC

By:
Name:
Title:

Exhibit F - 4

ANNEX 1
STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION
1.    Representations and Warranties.
1.1    Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.
1.2    Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 8.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, (v) if it is a Foreign Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee and (vi) such Assignee is not and Industry Competitor; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.
2.    Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the
Annex 1 - 1

Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.
3.    General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

Annex 1 - 2

EXHIBIT G
FORM OF
COMMITMENT INCREASE CERTIFICATE
[                  ], 20[ ]
To:    Wells Fargo Bank, N.A.,
as Administrative Agent
The Borrower, the Administrative Agent, the other Credit Parties party thereto and certain Lenders and other agents have heretofore entered into a Credit Agreement, dated as of September 25, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms not otherwise defined herein shall have the meaning given to such terms in the Credit Agreement.
This Commitment Increase Certificate is being delivered pursuant to Section 2.06(c) of the Credit Agreement.
Please be advised that the undersigned Lender has agreed (a) to increase its Commitment under the Credit Agreement effective [      ], 20[    ] from $[     ] to $[      ] and (b) that it shall continue to be a party in all respects to the Credit Agreement and the other Loan Documents.
Very truly yours,
OMP OPERATING LLC, a Delaware limited liability company
By:
Name:
Title:

Exhibit G - 1

Accepted and Agreed:
WELLS FARGO BANK, N.A. as Administrative Agent
By:
Name:
Title:

Accepted and Agreed:
[Name of Increasing Lender]
By:
Name:
Title:

Exhibit G - 2

EXHIBIT H
FORM OF
ADDITIONAL LENDER CERTIFICATE
[                 ], 20[ ]
To:    Wells Fargo Bank, N.A.,
as Administrative Agent
The Borrower, the Administrative Agent, the other Credit Parties party thereto and certain Lenders and other agents have heretofore entered into a Credit Agreement, dated as of September 25, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms not otherwise defined herein shall have the meaning given to such terms in the Credit Agreement.
This Additional Lender Certificate is being delivered pursuant to Section 2.06(c) of the Credit Agreement.
Please be advised that the undersigned Additional Lender has agreed (a) to become a Lender under the Credit Agreement effective [       ], 20[ ] with a Commitment of $[      ] and (b) that it shall be a party in all respects to the Credit Agreement and the other Loan Documents.
This Additional Lender Certificate is being delivered to the Administrative Agent together with (i) if the Additional Lender is a Foreign Lender, any documentation required to be delivered by such Additional Lender pursuant to Section 5.03(e) of the Credit Agreement, duly completed and executed by the Additional Lender, and (ii) an Administrative Questionnaire in the form supplied by the Administrative Agent, duly completed by the Additional Lender. The [Borrower/Additional Lender] shall pay the fee payable to the Administrative Agent pursuant to Section 2.06(c)(ii)(G) of the Credit Agreement.
Very truly yours,
OMP OPERATING LLC, a Delaware limited liability company
By:
Name:
Title:

Exhibit H - 1

Accepted and Agreed:
WELLS FARGO BANK, N.A. as Administrative Agent
By:
Name:
Title:

Accepted and Agreed:
[Name of Increasing Lender]
By:
Name:
Title:

Exhibit H - 2

EXHIBIT I-1
FORM OF
U.S. TAX COMPLIANCE CERTIFICATE
(FOREIGN LENDERS; NOT PARTNERSHIPS)
(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Credit Agreement dated as of September 25, 2017 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among OMP Operating LLC, a Delaware limited liability company, as Borrower, Wells Fargo Bank, N.A., as Administrative Agent, the other Credit Parties party thereto, the financial institutions from time to time party thereto as Lenders, and the other Agents party thereto.
Pursuant to the provisions of Section 5.03 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN (or IRS Form W-8BEN-E, as applicable). By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
[NAME OF LENDER]
By:
Name:
Title:
Date: ______, __, 20[  ]

Exhibit I-1 - 1

EXHIBIT I-2
FORM OF
U.S. TAX COMPLIANCE CERTIFICATE
(FOREIGN PARTICIPANTS; NOT PARTNERSHIPS)
(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Credit Agreement dated as of September 25, 2017 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among OMP Operating LLC, a Delaware limited liability company, as Borrower, Wells Fargo Bank, N.A., as Administrative Agent, the other Credit Parties party thereto, the financial institutions from time to time party thereto as Lenders, and the other Agents party thereto.
Pursuant to the provisions of Section 5.03 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN (or IRS Form W-8BEN-E, as applicable). By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
[NAME OF PARTICIPANT]
By:
Name:
Title:

Date: ______, __, 20[  ]

Exhibit I-2 - 1

EXHIBIT I-3
FORM OF
U.S. TAX COMPLIANCE CERTIFICATE
(FOREIGN PARTICIPANTS; PARTNERSHIPS)
(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Credit Agreement dated as of September 25, 2017 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among OMP Operating LLC, a Delaware limited liability company, as Borrower, Wells Fargo Bank, N.A., as Administrative Agent, the other Credit Parties party thereto, the financial institutions from time to time party thereto as Lenders, and the other Agents party thereto.
Pursuant to the provisions of Section 5.03 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN (or IRS Form W-8BEN-E, as applicable) or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN (or IRS Form W-8BEN-E, as applicable) from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
[NAME OF PARTICIPANT]
By:
Name:
Title:
Date: ______, __, 20[  ]
Exhibit I-3 - 1

EXHIBIT I-4
FORM OF
U.S. TAX COMPLIANCE CERTIFICATE
(FOREIGN LENDERS; PARTNERSHIPS)
(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Credit Agreement dated as of September 25, 2017 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among OMP Operating LLC, a Delaware limited liability company, as Borrower, Wells Fargo Bank, N.A., as Administrative Agent, the other Credit Parties party thereto, the financial institutions from time to time party thereto as Lenders, and the other Agents party thereto.
Pursuant to the provisions of Section 5.03 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN (or IRS Form W-8BEN-E, as applicable) or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN (or IRS Form W-8BEN-E, as applicable) from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
[NAME OF LENDER]
By:
Name:
Title:
Date: ______, __, 20[  ]
Exhibit I-4 - 1

EXHIBIT B
GUARANTY AND SECURITY AGREEMENT